As filed with the U.S. Securities and Exchange Commission on March 30, 2022.

Registration No. 333-262204

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HENGGUANG HOLDING CO., LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	6411	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1666 Chenglong Road,

Section 2, Building 2, 5th Floor

Longquanyi District,

Chengdu, Sichuan Province,

China 61000

c/o Jiulin Zhang

+86 (400) 028-1990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

(212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jay Kaplowitz, Esq. Huan Lou, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 Telephone: (212) 930-9700	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 630 Vienna, VA 22182 Telephone: (703) 919-7285

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS	DATED March 30, 2022

4,444,444 Class A Ordinary Shares

HENGGUANG HOLDING CO., LIMITED

This is an initial public offering of the Class A Ordinary Shares of Hengguang Holding Co., Limited (“Heng Guang Cayman”), a holding company incorporated in the Cayman Islands. Prior to this offering, there has been no public market for Heng Guang Cayman’s Class A ordinary shares, par value $0.001 per share (the “Class A Ordinary Share”). This offering is being made on a firm commitment basis. We expect the initial public offering price will be in the range of $4.00 to $5.00 per share. We reserved the symbol “HGIA” for purposes of listing the Class A Ordinary Shares on the Nasdaq Stock Market (“NASDAQ”) and applied to list the Class A Ordinary Shares on the Nasdaq Capital Market. The initial public offering is contingent upon receiving authorization to list the Class A Ordinary Shares on a national exchange. There is no guarantee or assurance that the Class A Ordinary Shares will be approved for listing on NASDAQ or any other national stock exchange.

There are 6,500,000 Class A Ordinary Shares and 3,500,000 Class B ordinary shares (the “Class B Ordinary Shares”) issued and outstanding immediately prior to this offering. In respect of matters requiring the votes of shareholders, each Class A Ordinary Share is entitled to one vote, and each Class B Ordinary Share is entitled to ten (10) votes and is convertible into one Class A Ordinary Share at any time requested by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. The holder of our Class B Ordinary Shares will be able to exercise approximately 79% of the total outstanding voting power immediately following the completion of this offering, assuming the sale of 4,444,444 Class A Ordinary Shares and excluding the effects of any exercise of the Underwriter Warrants and the over-allotment option.

Our officers and directors of Heng Guang Cayman own and will continue to own at least 50% of the voting power of our Company after the closing of this offering, therefore we are a “controlled company” as defined under NASDAQ Listing Rules. However, even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under NASDAQ Listing Rules.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” starting on page 22 to read about factors you should consider before buying the Class A Ordinary Shares.

Heng Guang Cayman is not a Chinese operating company but a holding company incorporated in the Cayman Islands. This is an offering of the ordinary shares of Heng Guang Cayman, the offshore holding company. You are not investing in any of our Affiliated Entities. “Heng Guang Insurance” shall hereinafter refer to Sichuan Heng Guang Insurance Agency Co., Ltd., a company organized under the laws of the PRC and our operating entity ultimately controlled by Heng Guang Cayman. “Heng Guang BVI” shall hereinafter refer to Heng Guang Shun Da Co., Ltd., a company formed under the laws of British Virgin Islands and a wholly-owned subsidiary of Heng Guang Cayman. “Heng Guang Hong Kong” shall hereinafter refer to Heng Guang Holdings Co., Ltd., a company formed under the laws of Hong Kong and a wholly-owned subsidiary of Heng Guang BVI. “WFOE” shall hereinafter refer to Chengdu Jiulin Kefu Technology Co., Ltd., a Chinese company and wholly-owned subsidiary of Heng Guang Hong Kong. “We,” the “Company” or the “Group” shall refer to the group of Heng Guang Insurance, Heng Guang Cayman, Heng Guang BVI, Heng Guang Hong Kong, WFOE, and the subsidiaries of Heng Guang Insurance. “Affiliated Entities” shall refer to Heng Guang BVI, Heng Guang Hong Kong, WFOE, and Heng Guang Insurance and its subsidiaries.

As a holding company with no material operations of its own, Heng Guang Cayman conducts substantially all of its operations through Heng Guang Insurance and its subsidiaries, the operating entities established in the PRC controlled by Heng Guang Cayman via a series of variable interest entity agreements. Neither we nor our subsidiaries own any share in Heng Guang Insurance or its subsidiaries, which are hereinafter referred to as the “VIE.” Instead, the Company controls and receives the economic benefits of its VIE’s business operations through certain contractual arrangements. The  contractual arrangements with respect to the VIE are not equivalent to an equity ownership in the business of the VIE and the investors may never hold equity interests in Heng Guang Insurance unless the VIE Agreements are replaced with the direct ownership of Heng Guang Insurance by the WFOE. The VIE Agreements or the contractual control structure is used to provide non-Chinese investors with exposure to foreign investment in China-based companies where Chinese laws impose certain restrictions on foreign ownership over such companies of certain categories. Through the VIE arrangements, Heng Guang Cayman has the power to direct the activities that most significantly impact the VIE’s economic performance, bears the risks of and enjoys the rewards normally associated with ownership of the VIE, and therefore the Company is the ultimate primary beneficiary of the VIE. Consequently, the Company consolidates the accounts of VIE for the periods presented. Any references to control or benefits that accrue to Heng Guang Cayman because of the VIE are limited to, and subject to conditions we have satisfied  for consolidation of the VIE under U.S. GAAP. The VIE is consolidated for accounting purposes but is not an entity in which Heng Guang Cayman owns equity. Heng Guang Cayman does not conduct any active operations and is the primary beneficiary of the VIE for accounting purposes.

In addition, the contractual agreements with the VIE have not been tested in court in China and this structure involves unique risks to investors. For example, the PRC government could disallow the VIE Arrangements, which would likely result in a material change in the Group’s operations and structure and significant change in the value of the securities Heng Guang Cayman is registering for sale, including it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors—Risks Relating to Doing Business in China.”

Heng Guang Cayman’s Class A Ordinary Shares offered in this prospectus are shares of the company incorporated in Cayman Islands, not the shares of its operating entities. Because of the Group’s corporate structure, the Company or Group is subject to the risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. As of the date of this prospectus, there is no laws, regulations or other rules require its China based operating entities to obtain permission or approvals from any Chinese authorities to list its or its affiliate’s securities on U.S. stock exchanges, and neither Heng Guang Cayman nor Heng Guang Insurance has received or were denied such permission. However, there is no guarantee that Heng Guang Cayman or Heng Guang Insurance will receive or not be denied permission from Chinese authorities to list on U.S. exchanges in the future. For a description of our corporate structure and VIE contractual arrangements, see “Business - Corporate History and Structure.” See also “Risk Factors - Risks Related to Our Corporate Structure.”

In addition , as we conduct substantially all of our operations in China, we are subject to legal and operational risks associated with having substantially all of our operations in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, and changes in Chinese laws and regulations, which could result in a material change in our operations and/or cause the value of our ordinary shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. On December 28, 2021, thirteen governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. Because our current operations do not possess personal information from more than one million users at this moment, we do not believe that we are subject to the cybersecurity review by the CAC. In addition, as of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have we received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for our overseas listing plan, nor have we (including any of our subsidiaries or our VIE) received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. Also as of the date of this prospectus, we do not believe we are in a monopolistic position in the insurance intermediary industry. In summary, the recent statements and regulatory actions by China’s government related to the use of variable interest entities and data security or antimonopoly concerns, have not affected our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or non-Chinese exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that would require Heng Guang Insurance, Heng Guang Cayman or any subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. See “Risk Factors - Risks Relating to Doing Business in China.”

Heng Guang Insurance, our PRC operating entity, receives  substantially all of the Company’s revenue in RMB. Under our current corporate structure, to fund any cash and financing requirements we may have, Heng Guang Cayman may rely on dividend payments from its subsidiaries. As of the date of this prospectus, Heng Guang Cayman, our Subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements, nor do they have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our Subsidiaries and the VIE have made any dividends or distributions to Heng Guang Cayman and Heng Guang Cayman has not made any dividends or distributions to its shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from Heng Guang Hong Kong. Heng Guang Hong Kong will rely on payments made from the WFOE and Heng Guang Insurance pursuant to the VIE Agreements. As of the date of this prospectus, no cash transfer or transfer of other assets has occurred between Heng Guang Cayman, any of our Subsidiaries, and the VIE. See “Prospectus Summary- Dividend Distribution” and “Prospectus Summary—Summary Consolidated Financial Data.”

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if signed into law, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. Our independent registered public accounting firm is headquartered in the State of California and has been inspected by the PCAOB on a regular basis and as such, it is not affected by or subject to the PCAOB’s Determination Report. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCA Act . See “Risk Factors - Risks Relating to Doing Business in China.”

We are an “emerging growth company” as used in the Jumpstart Our Business Startups Act of 2012, and as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Risk Factors” and “Prospectus Summary— Implications of Our Being an Emerging Growth Company”.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Share		Total Without Over-Allotment Option		Total With Over-Allotment Option
Initial public offering price (1)	US $	4.50	US $	20,000,000	US $	23,000,000
Underwriter’s discounts (2)	US $	0.3375	US $	1,500,000	US $	1,725,000
Proceeds to our company before expenses(3)	US $	4.16	US $	18,500,000	US $	21,275,000

(1)	Assumed an initial public offering price of $4.50 per share, the midpoint of the range set forth on the cover page of this registration statement
(2)	See “Underwriting” in this prospectus for more information regarding our arrangements with the underwriter.
(3)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Relating to This Offering”.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriter for its out-of-pocket expenses) to be approximately $750,000, exclusive of underwriting discounts and non-accountable expense allowance. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all of the Ordinary Shares if any such shares are taken. We have granted the underwriter an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of our Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discount. If the underwriter exercises the over-allotment option in full, the total underwriting discounts payable will be $1,725,000 based on an assumed offering price of $4.5 per Class A Ordinary Share, and the total gross proceeds to us, before underwriting discounts and expenses, will be $23,000,000. If we complete this offering, net proceeds will be delivered to us on the closing date. We will not be able to use such proceeds in China, however, until we complete capital contribution procedures which require prior approval from each of the respective local counterparts of China’s Ministry of Commerce, the State Administration for Industry and Commerce, and the State Administration of Foreign Exchange. See remittance procedures in the section titled “Use of Proceeds” beginning on page 42.

The underwriter expects to deliver the Class A Ordinary Shares against payment in New York, New York on [*], 2022.

Network 1 Financial Securities, Inc.

Prospectus dated [*], 2022

About this Prospectus

This prospectus is part of a registration statement we filed with the SEC. We and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Affiliated Entities” are to Heng Guang BVI, Heng Guang Hong Kong, WFOE, and Heng Guang Insurance and its subsidiaries;
●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;
●	“Class A Ordinary Shares” are to our Class A ordinary shares, par value US$0.001 per share;
●	“Class B Ordinary Shares” are to our Class B ordinary shares, par value US$0.001 per share;
●	“Heng Guang Insurance” are to Sichuan Heng Guang Insurance Agency Co., Ltd., a company organized under the laws of the PRC and our operating entity ultimately controlled by Heng Guang Cayman;
●	“Heng Guang Insurance Shareholders” or “HG Shareholders” are to Chunlin Mao, Haibo Bai, and Xuefeng Huang, collectively, who have constituted all of the shareholders of Heng Guang Insurance as of the date of this prospectus.
●	“Heng Guang Cayman” or the “Company” are to the registrant Hengguang Holding Co., Limited., an exempted company incorporated under the laws of Cayman Islands;
●	“Heng Guang BVI” are to Heng Guang Shun Da Co., Ltd., a company formed under the laws of British Virgin Islands and a wholly-owned subsidiary of Heng Guang Cayman;
●	“Heng Guang Hong Kong” are to Heng Guang Holdings Co., Ltd., a company formed under the laws of Hong Kong and a wholly-owned subsidiary of Heng Guang BVI;
●	“shares”, “Shares” or “Ordinary Shares” as of the date hereof refer to our Class A and Class B ordinary shares, par value US$0.001 per share;
●	“VIE” are to the variable interest entities including Heng Guang Insurance and its subsidiaries;
●	“WFOE” are to Chengdu Jiulin Kefu Technology Co., Ltd., a Chinese company and wholly-owned subsidiary of Heng Guang Hong Kong;
●	“we”, “us”, the “Company” or the “Group” are to Heng Guang Insurance, Heng Guang Cayman, Heng Guang BVI, Heng Guang Hong Kong, WFOE, and the subsidiaries of Heng Guang Insurance set forth in Exhibit 21.1, as a group.

Our business is conducted by Heng Guang Insurance, our VIE entity in the PRC, and its subsidiaries and branch offices, using Chinese dollars (the “RMB”), the legal currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations and the value of our assets, including accounts receivable.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We have not, and the underwriter has not, authorized anyone to provide you with different information, and we and the underwriter take no responsibility for any other information others may give you. We are not, and the underwriter is not, making an offer to sell our Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Ordinary Shares.

For investors outside the United States: Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We are incorporated under the laws of PRC as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

All dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus 25 days after this registration agreement is declared effective. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Overview

Heng Guang Cayman is a holding company incorporated in the Cayman Islands, controlling the national insurance agency operations based in China via variable interest contractual arrangements (the “VIE Arrangement”) with our operating entities, Heng Guang Insurance and its subsidiaries. As a holding company with no material operations of our own, we conduct substantially all of our operations through our operating entities established in the People’s Republic of China, including our variable interest entities, or VIE, in China. Heng Guang Cayman receives the economic benefits and exercises control of Heng Guang Insurance’s business operations through such VIE Arrangement, which will be described in details in the “Prospectus Summary- Contractual Arrangements Between Heng Guang Insurance And WFOE.” Our Class A Ordinary Shares offered in this prospectus are shares of Heng Guang Cayman, our holding company incorporated in Cayman Islands, not the shares of Heng Guang Insurance, our operating entities.

The following diagram illustrates our current corporate structure and existing shareholders of each corporate entity listed herein as of the date of this prospectus:

Jiulin Zhang: 3,500,000 Class B Ordinary shares and 1,249,298 Class A Ordinary Shares
Haosong Zhang: 400,000 Class A Ordinary Shares
Yao Du: 400,000 Class A Ordinary Shares
Xuefeng Huang: 1,359,762 Class A Ordinary Shares
Haibo Bai: 2,265,940 Class A Ordinary Shares
Haiyan Liu: 400,000 Class A Ordinary Shares
Chunling Mao: 50,000 Class A Ordinary Shares
Xin Huang: 375,000 Class A Ordinary Shares
Hengguang Holding Co., Limited (Cayman Islands)
(100%)
Heng Guang Shun Da Co., Ltd. (BVI)
(100%)
Heng Guang Holdings Co., Limited (Hong Kong)
(100%)
Chengdu Jiulin Kefu Technology, Co., Ltd. (PRC)
VIE Agreements
Chunling Mao
(51%)
Haibo Bai
(30%)
Xuefeng Huang
(19%)
Sichuan Heng Guang Insurance Agency Co., Ltd. (PRC)
Yao Du
(51%)
(49%)
Heng Yun Da Technology (Chengdu) Co., Ltd.

For a detailed description of our corporate structure and VIE contractual arrangements, see “Business - Corporate History and Structure” and “Principal Shareholders.” See also “Risk Factors - Risks Related to Our Corporate Structure.”

Heng Guang Insurance, controlled by Heng Guang Cayman through a set of variable interest entity agreements, was established in 2004 and has developed a successful business strategy in the City of Guangan, Sichuan Province during its first ten years. In 2014, Heng Guang Insurance relocated its headquarters to Chengdu, the capital city of Sichuan and a business center in southwest China. In 2016, Heng Guang Insurance was granted with its Chinese national insurance agency qualification and Internet insurance agency license, and formally established its corporate strategy of expanding its digital insurance agency services. In 2019, Heng Guang Insurance accelerated its digitalization process and began to develop a digital sales application platform- “Heng Kuai Bao (meaning fast insurance agency)”, aiming to enhance the insurance service efficiency, improve user experiences, and empower its agents with new technologies. In September 2020, after the auto insurance reform in China, Heng Guang Insurance was a pioneer insurance intermediary in launching the auto insurance one-click system in Heng Kuai Bao, which gained its popularity in the auto-insurance market. As of March 2022, Heng Guang Insurance grew from one branch office in Guangan City to fifty-two (52) locations sprawling in fifteen (15) provinces and municipalities in the Southwest and Northeast of the PRC. The contractual arrangements with respect to the VIE are not equivalent to an equity ownership in the business of the VIE and the investors may never hold equity interests in Heng Guang Insurance unless the VIE Agreements are replaced with the direct ownership of Heng Guang Insurance by the WFOE. Any references to control or benefits that accrue to Heng Guang Cayman because of the VIE are limited to, and subject to conditions we have satisfied  for consolidation of the VIE under U.S. GAAP. The VIE are consolidated for accounting purposes but none of them is an entity in which Heng Guang Cayman owns equity. Heng Guang Cayman does not conduct any active operations and is the primary beneficiary of the VIE for accounting purposes.

In addition, the contractual agreements with the VIE have not been tested in court in China and this structure involves unique risks to investors. For example, the PRC government could disallow the VIE Arrangements, which would likely result in a material change in the Group’s operations and structure and significant change in the value of the securities Heng Guang Cayman is registering for sale, including it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors—Risks Relating to Doing Business in China.”

Heng Guang Insurance distributes a variety of insurance products, which are categorized into two major groups: (1) property and casualty insurance, such as automobile insurance, commercial property insurance, casualty and accident insurance, construction and engineering insurance, and liability insurance; and (2) life and health insurance. As an insurance agency firm, Heng Guang Insurance has limited underwriting capacity and primarily provides sales, distribution and ancillary services of insurance products underwritten by the insurance companies Heng Guang Insurance represents. Heng Guang Insurance derives its revenue primarily from commissions and fees paid by the partner insurance companies, typically calculated as a percentage of premiums paid by its customers to the insurance companies. As of the date of this report, Heng Guang Insurance has relationships with over 70 insurance companies in the PRC. Heng Guang Insurance helps consumers select the right insurance products for purchase, but represent the partner insurance companies in the transactions. For the six months ended June 30, 2021, 61.38% of our total revenue were attributed to our top five insurance company partners, each accounted for 24.83%, 13.78%, 12.13%, 6.69% and 3.95%, respectively. For the six months ended June 30, 2020, 67.44% of our total revenues were attributed to our top five insurance company partners, each accounted for 33.99%, 18.44%, 7.90%, 3.99% and 3.12%, respectively. Please see Section “Business-Customers” for details about our top insurance partners. We sell insurance products primarily through our sales force who are individual sales agents in our distribution and service network. As of the date of this prospectus, we had 52 locations (branch offices) throughout China to sell the insurance products. A large component of our cost of revenues is commissions paid to our individual sales agents. For the year ended December 31, 2020, 70.61% of Heng Guang Insurance’s total revenue were attributed to our top five insurance company partners, each accounted for 30.07%, 22.26%, 6.88%, 6.29% and 5.11%, respectively. For the year ended December 31, 2019, 66.88% of our total revenue were attributed to our top five insurance company partners, accounted for 23.37%, 22.64%, 7.23%, 7.13% and 6.51%, respectively. Heng Guang Insurance established eight (8) new branch offices in the years of 2020 and 2019 to further grow our sales and market share. Heng Guang Insurance has its Chinese national insurance agency license granted by the China Bank and Insurance Regulatory Commission (the “CBIRC”), valid as of June 13, 2023 and subject to further extension. Each of Heng Guang Insurance’s current operating branch office has the valid insurance agency license issued by the applicable Chinese governmental agencies.

The Chinese insurance industry has grown substantially in the past decade. Historically, insurance companies in the PRC relied primarily on their exclusive individual sales agents and direct sales force to sell their products. However, in recent years, as a result of increased competition and consumers’ demand for more options, insurance companies gradually expanded their distribution channels to include insurance intermediaries, such as commercial banks and insurance intermediaries. In addition, because of the increasingly high costs for establishing and maintaining distribution networks of their own, more insurance companies choose to rely primarily on insurance intermediaries to distribute the insurance products and in return provide attractive monetary incentives to the insurance intermediaries.

Heng Guang Insurance intends to grow its business by expanding its distribution network through opening additional brick and mortar offices and branches in China, expanding its online operations, and training and recruiting additional skilled professional sales agents in the life and health insurance sector. Heng Guang Insurance will also continue to seek opportunities to offer innovative and premium services and products to its customers. In 2018, Heng Guang Insurance started the development of the mobile app Heng Kuai Bao, which provides sales support, training, agents’ commission management and instant insurance quotes to our agents. Heng Guang Insurance plans to further develop and enhance its mobile app and online platform to extend the digital services to its insurance purchasers, with the goal of allowing them to shop, compare and purchase insurance products, process insurance claims, and manage policies all through Heng Kuai Bao as the one-stop application. In addition, Heng Guang Insurance diversified its insurance products by tapping into the health and life insurance sector in 2019. Furthermore, Heng Guang Insurance is allocating additional human and financial resources to its claim adjustment department in anticipation of future surging demand of its claim adjustment services as it sees more and more insurance companies choose to outsource claim adjustment functions to insurance agencies to minimize the costs of claim and risk management.

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The following table illustrates the breakdown of our net commission revenues by insurance products for the years ended December 31, 2020 and 2019.

	Year ended December 31, 2020 (Restated)		Year ended December 31, 2019 (Restated)
	Revenue	Percentage of Total commission revenue	Revenue	Percentage of Total commission revenue

Automobile insurance
Mandatory	$1,038,399	5.30%	$957,160	4.21%
Other	13,854,192	70.70%	18,712,485	82.35%
Commercial property insurance	90,770	0.46%	45,074	0.20%
Liability insurance	969,881	4.95%	453,538	2.00%
Casualty insurance	1,937,550	9.89%	1,749,342	7.70%
Construction and engineering insurance	691,709	3.53%	519,383	2.29%
Life and health insurance	901,389	4.60%	225,738	0.99%
Others	111,318	0.57%	60,448	0.27%
Total	$19,595,208	100.00%	$22,723,168	100.00%

The following table illustrates the breakdown of our total commission revenue by insurance products for the six months ended June 30, 2021 and 2020.

	Six Months ended June 30, 2021		Six Months ended June 30, 2020
	Revenue	Percentage of Total commission revenue	Revenue	Percentage of Total commission revenue
Automobile Insurance
Mandatory	$376,628	4.69%	$692,589	7.29%
Other	4,750,559	59.12%	7,075,826	74.44%
Property Insurance	25,631	0.32%	40,496	0.43%
Liability Insurance	494,805	6.16%	403,311	4.24%
Casualty Insurance	1,480,429	18.42%	844,600	8.89%
Construction and Engineering Insurance	415,644	5.17%	294,400	3.10%
Life and Health Insurance	315,289	3.92%	122,987	1.29%
Other	176,908	2.20%	30,862	0.32%
Total commission revenue, net	$8,035,893	100.00%	$9,505,071	100.00%

Contractual Arrangements Between Heng Guang Insurance And WFOE

Heng Guang Cayman does not own any equity interest in Heng Guang Insurance, either directly or indirectly. Instead, Heng Guang Cayman exercises control and obtains the economic benefits of Heng Guang Insurance’s business operation through a series of variable interest contractual arrangements. HG Shareholders (as defined below) and WFOE entered into a series of contractual arrangements, also known as VIE Agreements, on or about December 3, 2020. Through the VIE arrangements, Heng Guang Cayman has the power to direct the activities that most significantly impact the VIE’s economic performance, bears the risks of and enjoys the rewards normally associated with ownership of the VIE, and therefore the Company is the ultimate primary beneficiary of the VIE. Consequently, the Company consolidates the accounts of VIE for the periods presented. Any references to control or benefits that accrue to Heng Guang Cayman because of the VIE are limited to, and subject to conditions we have satisfied for consolidation of the VIE under U.S. GAAP. The VIE is consolidated with Heng Guang Cayman for accounting purposes but is not an entity in which Heng Guang Cayman owns equity. Heng Guang Cayman does not conduct any active operations and is the primary beneficiary of the VIE for accounting purposes.

According to the Exclusive Management Consulting and Service Agreement and its supplementary agreement which clarifies the calculation method of the service fee, Heng Guang Insurance is obligated to pay service fees to WFOE approximately equal to the net income of Heng Guang Insurance after (i) offsetting the losses (if any) of Heng Guang Insurance and its subsidiaries in previous years, and (ii) deducting the required operating costs, expenses, tax and other statutory expenses. As of the date, the no such service fees has been paid by Heng Guang Insurance.

The VIE Agreements include the following and are described in details below:

Exclusive Management Consulting and Service Agreement

Pursuant to the Exclusive Management Consulting and Service Agreement between Heng Guang Insurance and WFOE dated December 3, 2020, WFOE provides Heng Guang Insurance with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Heng Guang Insurance granted a fully-paid exclusive license to WFOE to use all of the intellectual properties of Heng Guang Insurance and WFOE will be the owner of any and all intellectual property to be developed in the future either by Heng Guang Insurance or WFOE from the date of this Exclusive Management Consulting and Service Agreement. For services rendered by WFOE to Heng Guang Insurance under this agreement and its supplementary agreement, WFOE is entitled to collect a service fee which is approximately equal to the net income of Heng Guang Insurance after (i) offsetting the losses (if any) of Heng Guang Insurance and its subsidiaries in previous years, and (ii) deducting the required operating costs, expenses, tax and other statutory expenses.

The Exclusive Management Consulting and Service Agreement shall remain in effect for ten (10) years with an automatic renewal of another ten (10) years, and can only be terminated earlier if WFOE defaults or WFOE enters into a bankruptcy or liquidation process (either voluntary or involuntary). WFOE is entitled to terminate this agreement by providing a written 30-day notice to Heng Guang Insurance.

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The CEO of WFOE, Mr. Jiulin Zhang, who is also the CEO of Heng Guang Insurance, is currently managing Heng Guang Insurance pursuant to the terms of the Exclusive Management Consulting and Service Agreement. WFOE has absolute authority relating to the management of Heng Guang Insurance, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. Upon establishment of the Company’s audit committee at the consummation of this offering, the Company’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving WFOE or Heng Guang Insurance.

Equity Pledge Agreement

Under the Equity Pledge Agreement among WFOE, Heng Guang Insurance and each of the Heng Guang Insurance Shareholders, each Heng Guang Insurance Shareholder pledged all of his or her equity interests in Heng Guang Insurance to WFOE to guarantee the performance of Heng Guang Insurance and any of Heng Guang Insurance shareholders’ obligations under the VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that Heng Guang Insurance or any of Heng Guang Insurance Shareholders breaches its respective contractual obligations under the VIE Agreements, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the Heng Guang Insurance Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each Heng Guang Insurance Shareholder further agreed not to dispose of the pledged equity interests or take any encumbrances on the equity interests that would prejudice WFOE’s interest .

The Equity Pledge Agreement is effective until (i) all payments due under the VIE Agreements have been paid or (ii) all the obligations under the VIE Agreements have been performed by Heng Guang Insurance and Heng Guang Insurance Shareholders. WFOE shall cancel or terminate the Equity Pledge Agreement upon Heng Guang Insurance’s full payment of the fees payable under the VIE Agreements.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of Heng Guang Insurance and any of Heng Guang Insurance shareholders’s obligations under the VIE Agreements, (2) make sure any Heng Guang Insurance Shareholder does and will not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent, and (3) provide WFOE de facto control over Heng Guang Insurance. In the event that Heng Guang Insurance breaches its contractual obligations under the VIE Agreements, WFOE will be entitled to foreclose on and dispose all of Heng Guang Insurance’s issued and outstanding equity interests, have the right to (1) exercise its option to purchase or designate third parties to purchase part or all of Heng Guang Insurance’s equity interests and (2) terminate the VIE Agreements after acquisition of all equity interests in Heng Guang Insurance or form a new VIE structure with the third parties designated by WFOE.

Exclusive Option Agreement

Under the Exclusive Option Agreement dated December 3, 2020, each Heng Guang Insurance Shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of its equity interests in Heng Guang Insurance. The option price is equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective for a term of ten (10) years from the date of the Agreement, may be extended for another ten (10) years at the choice of the WFOE, and can only be terminated if WFOE defaults or by the WFOE unilaterally.

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Proxy Agreement

Under the Proxy Agreement dated December 3, 2020, each Heng Guang Insurance Shareholder authorized WFOE to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholders of Heng Guang Insurance, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all of the shareholders’ rights that the shareholders are entitled to under PRC laws and the articles of association of Heng Guang Insurance, including but not limited to voting, the sale or transfer or pledge or disposition of shares of Heng Guang Insurance in part or in whole; and (c) designating and appointing on behalf of Heng Guang Insurance Shareholders the legal representative, the executive directors, supervisors, the chief executive officer and other senior management members of Heng Guang Insurance.

The Proxy Agreement shall remain effective for a term of ten (10) years from the date of the Agreement, can be automatically renewed in an increment of one (1) year each time after the end of the initial 10-year term unless terminated earlier by WFOE. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as any of the Heng Guang Insurance Shareholders is the shareholder of Heng Guang Insurance. The sale or transfer of one Heng Guang Insurance Shaholder’s equity interest in Heng Guang Insurance shall not interfere with or affect the force and validity of the Proxy Agreement as to the remaining Heng Guang Insurance Shareholders.

The Exclusive Management Consulting and Service Agreement, together with the Equity Pledge Agreement, Exclusive Option Agreement, and the Proxy Agreement, enable WFOE to exercise effective control over Heng Guang Insurance. As a result of these VIE agreements, Heng Guang Cayman is currently the beneficiary of Heng Guang Insurance and its subsidiary, and the Company as a group of corporate entities accordingly treats Heng Guang Insurance as its VIE under U.S. GAAP. We consolidate the financial results of Heng Guang Insurance and its subsidiary in our consolidated financial statements in accordance with U.S. GAAP.

Summary of challenges and risks involved in the VIE Arrangements and enforcing the VIE Agreements

Because we do not hold equity interests in our VIE, we are subject to risks due to the uncertainty of the interpretation and application of the PRC laws and regulations, including but not limited to regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangement with our VIE. We are also subject to the risks of the uncertainty that the PRC government could disallow our VIE structure, which would likely result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors, and the value of our Class A Ordinary Shares may depreciate significantly. The VIE Arrangements are less effective than direct ownership due to the inherent risks of the VIE structure and that Heng Guang Cayman may have difficulty in enforcing any rights we may have under the VIE Agreements with the Heng Guang Insurance, its founders and shareholders in the PRC because all of our VIE Agreements are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, where the legal environment is uncertain and not as developed as in the United States, and where the Chinese government has significant oversight and discretion over the conduct of Heng Guang Insurance’s business and may intervene or influence Heng Guang Insurance’s operations at any time with little advance notice, which could result in a material change in our operations and/or the value of your Class A ordinary shares. Furthermore, these VIE Agreements may not be enforceable in China if the PRC authorities or courts take a view that such VIE Agreements contravene with the PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these VIE Agreements, we may not be able to exert effective control over our VIE, Heng Guang Insurance, and Heng Guang Insurance’s ability to conduct its business may be materially and adversely affected. See “Risk Factors — Risks Related to Our Corporate Structure”, “Risk Factors — Risks Related to Doing Business in China” and “Risk Factors — Risks Relating to This Offering and The Trading Market” for more information.

Dividend Distribution

Heng Guang Insurance, our PRC operating entity, receives substantially all of the Company’s revenue in RMB. Under our current corporate structure, to fund any cash and financing requirements we may have, Heng Guang Cayman may rely on dividend payments from its subsidiaries. Our WFOE may receive payments from Heng Guang Insurance, and then can remit payments to Heng Guang Hong Kong in accordance with its registration with the Chinese authority under the “Notice of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and in Return Investment via Overseas Special Purpose Companies” and pursuant to the VIE Agreements. Then Heng Guang Hong Kong may make distribution of such payments directly to Heng Guang Cayman as dividends to the holding company.

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Under the existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements. Pursuant to the SAFE Circular 37, Heng Guang Insurance is allowed to pay dividends in foreign currencies to WFOE without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC shall comply with certain procedures under the PRC foreign exchange regulations applicable to PRC residents only. Approval from or registration with appropriate government authorities is, however, required where RMB is to be converted into a foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for Heng Guang Insurance’s accounts with little advance notice.

Current PRC regulations permit WFOE to pay dividends to Heng Guang Hong Kong only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, in accordance with Article 166 of the PRC Company Law, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China may further set aside a portion of its after-tax profits as the discretionary common reserve, although the amount to be set aside, if any, is determined at the discretion of such entities board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

As of the date of this prospectus, neither Heng Guang Insurance nor any of our other subsidiaries have ever paid dividends, made distributions, transferred cash or other assets by kind to Heng Guang Cayman directly or indirectly. Also Heng Guang Cayman has not made any distributions or paid dividends to its shareholders, including U.S. investors, as of the date of this prospectus. We intend to keep any future earnings to re-invest in and finance the expansion of our business in China. We do not have the intentions to distribute earnings or settle amounts owed under the VIE Agreements in the near future nor do we anticipate that any cash dividends will be paid or Heng Guang Insurance’s earnings will be distributed and transferred to the holding company in the foreseeable future. Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business .

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.  Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5%. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong resident enterprise must be the beneficial owner of the relevant dividends; and (b) the Hong Kong resident enterprise must directly hold more than 25% equity interest in the PRC resident enterprise during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong resident enterprise must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by the WFOE to its immediate holding company, Heng Guang Hong Kong. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Heng Guang Hong Kong may apply for the tax resident certificate if and when the WFOE intend to declare and pay dividends to Heng Guang Hong Kong.

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Industry Background

In recent years, the global insurance industry developed rapidly, with premium rising from $4.7 trillion in 2016 to $6.1 trillion in 2020, according to China Insurance Yearbook. The average insurance density in China, calculated as the ratio of total insurance premiums divided by the entire Chinese population, has risen from $387 in 1999 to approximately $687 in 2020, as indicated in China Insurance Yearbook. While the competition in the insurance industry worldwide has been intensive, the insurance companies in China have gained substantial market shares and established its significant position in the global insurance market. In 2020, Brand Finance, a leading brand valuation and strategy consulting agency, announced the “Top 100 Most Valuable Insurance Brands in the World in 2020” which assigned a total value of the top 100 insurance brands on the list US$463.2 billion. Among the companies on the top 100 list, 12 brands from the Greater China region (including mainland, Hong Kong and Taiwan) were on the list, valued at approximately $151.5 billion dollars, accounting for 32.7% of the total value of the 100 companies on such list. As per a report from Statista, insurance density is a used as an indicator for the development of insurance within a country and is calculated as ratio of total insurance premiums to whole population of a given country. Our reference to insurance density is in terms of reflecting to the number of insurance premiums sold in China in contrast to the number of people living in China.

Despite this substantial growth and scale, the development of China’s insurance market still lags behind certain developed countries, leaving Chinese insurance companies and insurance intermediaries huge market potential. For instance, the statistics from the Chinese National Bureau of Statistics showed that the insurance depth (the original insurance premium income / total GDP in a country) in China was 4.45% compared to 7.3% of the worldwide average insurance depth in the year of 2020, reflecting Chinese insurance depth being 64% lower than the world average as of December 2020. The low insurance depth rate relative to those of developed economies and world average rate in 2020 suggest that China’s insurance market has significant growth potential. We believe that continued economic growth and the aging of the Chinese population, among other factors, will drive the future growth of China’s insurance industry. In particular, we expect that changing demographics will generate substantial demand for life insurance products.

Within China’s insurance industry, independent insurance agencies, serving insurance carriers, and insurance brokers, serving policy holders, are referred to as “professional insurance intermediaries,” to differentiate them from entities that distribute insurance products as an ancillary business, such as commercial banks, postal offices and automobile dealerships. The professional insurance intermediary sector in China has also grown significantly in recent years. According to data released by the CIRC, total insurance premiums generated by independent insurance institutions increased from RMB 147.2 billion in 2014 to RMB 482.8 billion in 2018, with a four-year compound growth rate of 34.5% and the total premiums generated by independent insurance institutions in 2019 reached approximately RMB 540 billion, showing an annual increase of 10.91% compared to the total premiums in 2018. We believe that the professional insurance intermediary sector will continue to offer substantial growth opportunities for the following reasons:

●	China’s insurance industry as a whole has significant growth potential due to its relatively low penetration rate compared to more developed countries;

●	as competition among insurance companies intensifies, insurance companies will probably focus more on their core competencies and should increasingly outsource distribution of their products;

●	as Chinese consumers become more sophisticated, they should increasingly seek a greater selection of insurance products and services from different insurance companies with the benefit of independent professional advice; and

●	a favorable regulatory environment should benefit professional insurance intermediaries.

Despite rapid growth in recent years, we believe that the professional insurance intermediary sector in the PRC is still at the development stage. As of June 2020, there were 2,645 professional insurance intermediary firms in China, including 496 professional insurance agencies, as reported by Jinri Toutiao, a Chinese news and information content platform and subsidiary of ByteDance, on January 29, 2021.

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Our Strengths

We believe the following competitive strengths contribute to our success and differentiate us from our competitors:

●	Value added one stop shop services;

●	Innovative digital marketing, operation and management;

●	National distribution network;

●	Experienced management team; and

●	Rigorous training and human capital development.

Summary of Our Challenges and Risks

We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent to a development-stage business and in a heavily regulated industry in China. As a result, we must establish many functions necessary to operate our insurance intermediary business, including expanding our managerial and administrative structure, assessing and implementing our marketing program, conducting risk management and compliance, implementing financial systems and controls and personnel recruitment. Please read the “Risk Factors” section for the descriptions of the risks we face. These risks and challenges are, among other things:

Risks Related to Our Business and Industry

●	We operate in an industry that is heavily regulated by relevant governmental agencies in China, and our business could be negatively impacted if we are unable to adapt our services to regulatory and policy changes in China. For further details please see “Risk Factors - Because our industry is heavily regulated, any material changes in the regulatory environment could change the competitive landscape of our industry or require us to change the way we do business. The administration, interpretation and enforcement of the laws and regulations currently applicable to us could change rapidly. If we fail to comply with applicable laws and regulations, we may be subject to civil and criminal penalties or lose our privilege to conduct insurance business, which could materially and adversely affect our business and results of operations.” on page 26.

●	We may require additional capital to develop and expand our operations, which may not be available to us when we require it. For further details please see “Risk Factors - We are subject to all the risks and uncertainties in an industry which is still in development in China .” on page 23.

●	Our insurance products marketing and growth strategy may not be successful. For further details please see “Risk Factors - Our business and prospects could be materially and adversely affected if we are not able to manage our growth successfully” on page 24; and “We may not be successful in implementing important new strategic initiatives and technologies, which may have an adverse impact on our business and financial results” on page 24

●	Our business may be subject to significant fluctuations in operating results due to factors beyond our control, such as health epidemics, natural disasters or terrorist attacks. “Risk Factors - Unusual weather patterns, extreme weather conditions and natural disasters could adversely affect the operations of our system, in-person insurance services and results of our business operations” on page 22.

●	Competition in our industry is intense and, if we are unable to compete effectively, we may lose customers or insurance carrier partners and our financial results may be negatively affected. “Risk Factors - Competition in our industry is intense and, if we are unable to compete effectively, we may lose customers and our financial results may be negatively affected” on page 23.

●	If our investments in our online platforms are not successful, our business and results of operations may be materially and adversely affected. “Risk Factors - If our investments in our online platforms are not successful, our business and results of operations may be materially and adversely affected” on page 24.

●	A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition. “Risk Factors - We are subject to all the risks and uncertainties in an industry which is still in development in China” on page 23; and “Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations” on page 30.

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Risks Related to Our Corporate Structure and Operation

●	If the PRC government deems that the VIE Agreements in relation to our VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those Chinese operations, which are substantially all of our business operations. For further details please see “Risk Factors - Because we conduct our agent business through Heng Guang Insurance, a VIE entity, if we fail to comply with applicable law, we could be subject to severe penalties and our business could be materially and adversely affected” on page 26, and “Risk Factors - Our Shareholders are subject to greater uncertainties because we operate through a VIE structure due to restrictions on the direct ownership of our Chinese operating entities imposed by the CIRC even though the insurance agency industry falls within the permitted category in accordance with the Catalogue and the Negative List” on page 28.

●	We rely on contractual arrangements among WFOE and our VIE entity Heng Guang Insurance and HG Shareholders, which may not be as effective in providing operational control as direct ownership and whereby Heng Guang Cayman may have difficulty in enforcing its rights under the VIE Agreements. For further details please see “Risk Factors - We rely on contractual arrangements with Heng Guang Insurance, a VIE entity, and its shareholders for our China operations, which may not be as effective in providing operational control as direct ownership” on page 27.

●	The HG Shareholders may have potential conflicts of interest with Heng Guang Cayman which may adversely affect our consolidated business and financial condition. For further details please see “Risk Factors - The shareholders of our VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition” on page 29.

●	We rely on the business licenses, insurance agency business permit and certification and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations. For further details please see “Risk Factors - We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations” on page 34.

Risks Related to Doing Business in China

●	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China. For further details please see “Risk Factors - As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were an U.S issuer” on page 40.

●	Adverse regulatory developments in China may subject us to additional regulatory review and expose us to government interference, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult. For further details please see “Risk Factors - PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. Changes and uncertainty in PRC laws and interpretation may materially and adversely affect our business performance and impede our operations in China.” on page 32 and “Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations” on page 30.

●	The approval of the China Securities Regulatory Commission (the “CSRC”) and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval. For further details please see “Risk Factors - The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.” on page 33.

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●	Uncertainties with respect to the PRC legal system could adversely affect us, the rules and regulations in China can change quickly with little advance notice, and such uncertainties materially and adversely affect our business and impede our ability to continue our operations in China. For further details please see “Risk Factors - PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. Changes and uncertainty in PRC laws and interpretation may materially and adversely affect our business performance and impede our operations in China” on page 32

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and we conduct offerings outside China. We are currently not required to obtain approval from Chinese authorities to list our Ordinary Shares on Nasdaq, however, if the Chinese authorities exert more stringent requirements on Heng Guang Insurance or our Cayman holding company regarding our offering, we may not be able to list or continue listing on Nasdaq, offer securities to investors, or such Chinese restrictions may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to decline significantly or become worthless. For further details please see “Risk Factors - If we become subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve such matters, which could harm our business operations, stock price and reputation” on page 32.

●	Governmental control of currency conversion may affect the value of your investment. For further details please see “Risk Factors - Because our business is conducted in Chinese dollars or RMB and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the amount of proceeds we will receive after the currency exchange from U.S. dollars to RMB” on page 32.

●	We are a holding company and we rely for funding on dividend payments from our subsidiaries and VIE, which are subject to restrictions under PRC laws. For further details please see “Risk Factors - PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary and VIE, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 29

●	If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in our securities, especially if such matter cannot be addressed and resolved favorably. For further details please see “Risk Factors - If we become subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve such matters, which could harm our business operations, stock price and reputation” on page 32.

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to penalties and limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us, or otherwise adversely affect us. For further details please see “Risk Factors - Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 35

●	PRC regulation of loans and direct investments by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business in the PRC. For further details please see “Risk Factors - Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law” on page 35

●	We face risks related to health epidemics, such as the COVID-19 outbreak, and other outbreaks, which could disrupt our business operations and adversely affect our business, financial condition and results of operations. “Risk Factors - We face risks related to epidemics, such as the COVID-19 outbreak originated in Wuhan, China at the end of 2019, and other outbreaks, which have disrupted and could in the future disrupt our operations and adversely affect our business, financial condition and results of operations” on page 31.

●	Increases in labor costs or commission costs for sales agents in the PRC may adversely affect our business and our profitability. “Risk Factors - Increases in labor costs in the PRC may adversely affect our business and our profitability” on page 33.

Risks Related to an Investment in Our Ordinary Shares and This Offering

●	The recent joint statement by the SEC and The Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by The Nasdaq Stock Market LLC (“NASDAQ”), and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act (the “HFCAA”), which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years, instead of three years. Pursuant to the HFCAA and AHFCAA, our Class A Ordinary Shares may be prohibited to trade on a national exchange if the PCAOB is unable to inspect or fully investigate our auditor for two consecutive years beginning in 2022. These developments could add uncertainties to our offering. For further details please see “Risk Factors - The newly enacted “Holding Foreign Companies Accountable Act” and proposed “Accelerating Holding Foreign Companies Accountable Act” both call for additional and more stringent criteria to be applied to restrictive market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and if our auditors fail to permit the Public Company Accounting Oversight Board (“PCAOB”) to inspect the auditing firm, our class A ordinary shares may be subject to delisting” on page 33.

●	Investors purchasing Class A Ordinary Shares in this offering will experience immediate dilution. For further details please see “Risk Factors - You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased” on page 38.

●	We have no plans to pay dividends on our Ordinary Shares. For further details please see “Risk Factors - We do not intend to pay dividends on our Class A Ordinary Shares in the foreseeable future” on page 38.

●	There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all. For further details please see “Risk Factors - There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you have paid, or at all” on page 38.

●	We are subject to liability risks stemming from our foreign status, which could make it more difficult for investors to sue or enforce judgments against us. For further details please see “Risk Factors - As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were an U.S issuer” on page 40.

●	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects. For further details please see “Risk Factors - Risks Relating to This Offering And The Trading Market - As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were an U.S issuer.” on page 40

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Our Strategy

Our goal is to become a leading independent insurance agency in China and further develop our distribution network. To achieve this goal, we intend to capitalize on the growth potential of China’s insurance industry and insurance intermediary sub-sector, leverage our competitive strengths and pursue the following strategies:

●	expand into the fast-growing life insurance sector while continuing to grow our property and casualty business;

●	further expand our distribution network through opening new brick and mortar branches;

●	further expand our online distribution channels;

●	grow our managed general agency model;

●	consolidate insurance products offered by different insurance companies to build a comprehensive insurance AI system;

●	seek strategic acquisition targets; and

●	continue to strengthen our relationships with leading insurance companies.

Corporate Information

Our principal executive office is located at 1666 Chenglong Road, Section 2, Chengdu Economic and Technological Development Zone, Building 2, 5th Floor, Longquanyi District, Chengdu, Sichuan Province, China. Our telephone number at this address is (400) 028-1990. Our registered office is at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay Grand Cayman KY1-9009, Cayman Islands. Our legal name of Heng Guang Cayman is Hengguang Holding Co., Limited and we operate our business under the commercial name “Heng Guang Bao Dai” or “HG-Insurance Agency.”

Investor inquiries should be directed to us at the address and telephone number of our principal executive offices set forth above. Our website address is http://www.hgbaoxian.cn. The information contained on our website is not part of this prospectus. Our agent for service of process in the United States is Sichenzia Ross Ference LLP.

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Recent Regulatory Development

Insurance Agency Licenses and Chinese Auto Insurance Regulatory Reform

As of the date of this prospectus, to operate the insurance agent business (online or offline), the Company has (i) obtained the relevant insurance agency business permit issued by the China Bank and Insurance Regulatory Commission (the “CBIRC”) with permit the expiring on June 13, 2023, (ii) completed the insurance agency branch registration recorded by the applicable Chinese local governmental agencies of each Heng Guang Insurance’s operating branch office (except Changshou branch department, Luzhou branch office and Tangshan branch office, which have filed the registration documents), and (iii) completed the level III information system security registration in Chengdu Public Security Bureau on January 21, 2021. Despite of our compliance efforts, some of our branch offices have received regulatory letters and fines. Over the course of the past ten years (2011 to 2021), we have paid a total of RMB 270,000 (approximately $43,000 USD) of CBIRC fines for noncompliance with Chinese insurance laws and regulations.

On September 1, 2021, the CBIRC announced a series of regulatory reforms targeting the Chinese auto insurance companies and intermediaries, pursuant to which providers of auto insurance products will have to lower certain fees and expense rates charged on various auto insurance products. While the changes are predicted to make the products more affordable for consumers and bring them in line with international rates, they are also expected to have a negative impact on insurance agents’ revenue in connection with auto insurance products as a result of the newly lowered maximum expense ratios. Therefore, we believe this reform will present our auto insurance segment challenges in the next few years.

Permissions from the PRC Authorities to Issue Our Class A Ordinary Shares to Foreign Investors

As of the date of this prospectus, our PRC counsel has advised us that, since the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies is still in draft, and the Company has confirmed neither itself nor its Affiliated Entities collect, store or process customers’ information, we, our subsidiaries and VIE and VIE’s subsidiary (1) are not required to obtain permissions from any PRC authorities to offer to sell or issue our Class A Ordinary Shares to non-Chinese investors, and such offering is not covered by the permission requirements from the China Securities Regulatory Commission (the “CSRC”), Cyberspace Administration of China (the “CAC”), the CBIRC or any other entity that is required to approve of Heng Guang Insurance’s operations, and (2) have not received nor been denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the July 6, 2021 Opinions, which were made available to the public on July 6, 2021. The July 6, 2021 Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. The CSRC issued the draft of Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies and Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for comments on December 24, 2021. Given the current PRC regulatory environment, it is uncertain whether and when we, our subsidiaries or VIE, will be required to obtain any permission from the PRC government to list on a U.S. stock exchanges in the future, and even when we obtain such permission, whether it will be denied or rescinded. If we (i) inadvertently concluded that any of such permission was not required or (ii) the applicable laws, regulations, or interpretations thereof changed and we were required to obtain such permissions or approvals in the future, we, together with the subsidiary and VIE, would actively seek such permissions or approvals. In the event that we failed to obtain such required approvals or permissions, it would be likely that our securities would not be listed on a U.S. or other foreign exchange or would be delisted from such foreign exchange if already listed.

The Holding Foreign Companies Accountable Act

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. In June 2021, the Senate passed the AHFCAA, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years, instead of three years

Our auditor, an independent registered public accounting firm that issues the audit report incorporated by reference by this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in the State of California, and has been inspected by the PCAOB on a regular basis. Pursuant  to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China of the PRC and Hong Kong.

Our independent registered public accounting firm has been inspected by the PCAOB on a regular basis and as such, it is not subject to the PCAOB Determination Report. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets.

The recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

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We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a prospectus declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Controlled Company

Upon completion of this offering, our CEO and chairman of the board of directors, Jiulin Zhang, will beneficially own approximately 79% of the aggregate voting power of our outstanding Ordinary Shares assuming no exercise of the over-allotment option, or 76% assuming full exercise of the over-allotment option. As a result, we will be deemed a “controlled company” for the purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

THE OFFERING

Class A Ordinary Shares offered by us	4,444,444 Class A Ordinary Shares, or 5,111,111 Class A Ordinary Shares if the underwriter exercises the over- allotment option in full.

Price per Ordinary Share	We currently estimate that the initial public offering price will be between US$4.00 and US$5.00 per Class A Ordinary Share.

Over-Allotment	We have granted to the underwriter the option, exercisable for 45 days from the date this registration statement is declared effective, to purchase up to an additional 15% of the total number of Class A Ordinary Shares to be offered by the Company.

Authorized Capital	As of the date of this prospectus, our authorized share capital is US$50,000 divided into 38,000,000 Class A Ordinary Shares of US$0.001 par value per share and 12,000,000 Class B Ordinary Shares of US$0.001 par value per share. See “Description of Share Capital.”

Ordinary Shares outstanding prior to completion of this offering	As of the date of this prospectus, we have 6,500,000 Class A Ordinary Shares and 3,500,000 Class B Ordinary Shares outstanding, prior to completion of this offering.

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Ordinary Shares outstanding immediately after completion of the Offering

10,944,444 Class A Ordinary Shares or 11,611,111 Class A Ordinary Shares if the underwriter exercises the over-allotment option in full; 3,500,000 Class B Ordinary Shares.

The numbers do not include any of the Class A Ordinary Shares underlying the Underwriter Warrants. Our authorized share capital as of this offering is US$50,000 divided into 38,000,000 Class A Ordinary Shares, US$0.001 par value per share and 12,000,000 Class B Ordinary Shares, US$0.001 par value per share. See “Description of Share Capital.”

Voting Rights

Each Class A Ordinary Share is entitled to one (1) vote per share and each Class B Ordinary Share is entitled to ten (10) votes per share.

Holders of Class A and Class B ordinary shares will vote together as a single class, unless otherwise required by law or our amended and restated memorandum and articles of association. Our CEO, Mr. Jiulin Zhang, is the sole holder of our Class B Ordinary Shares and will hold 79% to 76% of the total outstanding voting power, depending on whether the Underwriter exercises its over-allotment option in full or not, following the completion of this offering and will have the ability to control the outcome of matters submitted to our shareholders for votes, including the election of our directors and the approval of any change in control transaction. See the sections titled “Principal Shareholders” and “Description of Share Capital” for additional information.

Concentration of Ownership	Upon completion of this offering, our executive officers and directors, and their affiliates, will beneficially own, in the aggregate, approximately 36% of the total votes for our issued and outstanding Ordinary Shares, assuming the underwriter does not exercise its over-allotment option.

Lock-up period

We, our directors and executive officers, and certain shareholders of the Ordinary Shares, have agreed with the underwriter not to sell, transfer or dispose of any Ordinary Shares for 180 days after the effective date of this registration statement, subject to certain exceptions. See “Shares Eligible for Future Sale” and “Underwriting.”

Listing	We intend to apply to have our Ordinary Shares listed on Nasdaq Capital Market.

Nasdaq Capital Markets Symbol	We have reserved “HGIA” as our ticker symbol.

Transfer Agent	Transhare Corporation.

Use of proceeds	We intend to use the proceeds from this offering for working capital and general corporate purposes, including digital expansion of our operations, branding and marketing, and additional recruitment. See “Use of Proceeds” for more information.

Risk factors	Investing in our Class A Ordinary Shares involves a high degree of risk and purchasers of our Class A Ordinary Shares may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares beginning on Page 22.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following historical statements of operations for the fiscal years ended December 31, 2020 and 2019, and six months ended June 30, 2020 and June 30, 2021, and balance sheet data as of December 31, 2020 and 2019, and six months ended June 30, 2020 and June 30, 2021, which have been derived from our audited financial statements for those periods. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

Selected Balance Sheet Information

	As of June 30, 2021	As of June 30, 2020
Total current assets	$5,994,817	$6,298,492
Total non-current assets	1,483,175	1,023,306
Total Assets	7,477,992	7,321,798
Total current liabilities	2,146,804	1,727,371
Total Liabilities	2,220,892	1,780,287
Total Shareholders’ Equity	5,257,100	5,541,510

Selected Statements of Operations Information

	SIX MONTHS ENDED JUNE 30,
	2021	2020

Revenues	$8,878,424	$11,101,665
Gross profit	1,532,056	1,722,067
Total operating expenses	2,380,421	1,641,845
(Loss) income from operations	(848,365)	80,222
Income (loss) before income tax	(647,023)	441,875
Net income	(493,918)	329,300

Selected Balance Sheet Information

	AS OF DECEMBER 31,
	2020 (Restated)	2019 (Restated)
Total current assets	$7,243,469	$4,933,424
Total non-current assets	1,352,187	1,178,832
Total Assets	8,595,656	6,112,256
Total current liabilities	2,819,905	760,406
Total Liabilities	2,903,897	822,952
Total Shareholders’ Equity	5,691,759	5,289,304

Selected Statements of Operations Information

	YEARS ENDED DECEMBER 31,
	2020 (Restated)	2019 (Restated)

Revenues	$21,883,400	$23,479,380
Gross profit	3,492,310	4,341,794
Total operating expenses	3,915,151	1,876,095
(Loss) income from operations	(422,841)	2,465,699
Income before income tax	72,392	3,755,352
Net income	45,718	2,812,730

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Consolidated Balance Sheets Information

	As of December 31, 2020 (Restated)
	Parent	Non-VIE subsidiaries	The VIE	Elimination	Consolidated Total
ASSETS
CURRENT ASSETS
Cash & equivalents	$-	$-	$807,380	$-	$807,380
Accounts receivable			129,061		129,061
Prepaid expenses		3,410	129,507		132,917
Other receivables		1,533	192,911	(8,736)	185,708
Prepaid commission cost			1,002,497		1,002,497
Due from related parties			4,985,906		4,985,906
Total current assets	-	4,943	7,247,262	(8,736)	7,243,469
NONCURRENT ASSETS
Restricted cash			766,284		766,284
Right-of-use assets, net		48,145	90,259		138,404
Deferred tax assets			251,708		251,708
Investment in non-VIE subsidiaries	5,691,759			(5,691,759)	-
Equity in the VIE through the VIE Agreements		5,695,552		(5,695,552)	-
Property and equipment, net			114,550		114,550
Intangible assets, net			81,241		81,241
Total non-current assets	5,691,759	5,743,697	1,304,042	(11,387,311)	1,352,187
TOTAL ASSETS	$5,691,759	$5,748,640	$8,551,304	$(11,396,047)	$8,595,656

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$-	$-	$820,135	$-	$820,135
Advance from customers			48,347		48,347
Accrued sales return liability			1,207,828		1,207,828
Taxes payable			73,696		73,696
Accrued liabilities and other payables		8,736	455,649	(8,736)	455,649
Operating lease liabilities		13,870	40,542		54,412
Due to related parties			159,838		159,838
Total current liabilities	-	22,606	2,806,035	(8,736)	2,819,905
NONCURRENT LIABILITIES
Operating lease liabilities		34,275	49,717		83,992
Total non-current liabilities	-	34,275	49,717	-	83,992

TOTAL LIABILITIES	-	56,881	2,855,752	(8,736)	2,903,897

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock	50,000				50,000
Additional paid in capital	7,136,489				7,136,489
Share capital		7,186,489	7,186,489	(14,372,978)	-
Accumulated deficit	(1,956,794)	(1,956,794)	(1,953,209)	3,910,003	(1,956,794)
Accumulated other comprehensive income	462,064	462,064	462,272	(924,336)	462,064
TOTAL STOCKHOLDERS’ EQUITY	5,691,759	5,691,759	5,695,552	(11,387,311)	5,691,759
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,691,759	$5,748,640	$8,551,304	$(11,396,047)	$8,595,656

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	As of December 31, 2019 (Restated)
	Parent	Non-VIE subsidiaries	The VIE	Elimination	Consolidated Total
ASSETS
CURRENT ASSETS
Cash & equivalents	$-	$-	$444,266	$-	$444,266
Accounts receivable			127,891		127,891
Prepaid expenses			45,163		45,163
Other receivables			18,900		18,900
Prepaid commission cost			78,784		78,784
Due from related parties			4,218,420		4,218,420
Total current assets	-	-	4,933,424	-	4,933,424
NONCURRENT ASSETS
Restricted cash			718,205		718,205
Right-of-use assets, net			108,659		108,659
Deferred tax assets			262,368		262,368
Investment in non-VIE subsidiaries	5,289,304			(5,289,304)	-
Equity in the VIE through the VIE Agreements		5,289,304		(5,289,304)	-
Property and equipment, net			40,079		40,079
Intangible assets, net			49,521		49,521
Total non-current assets	5,289,304	5,289,304	1,178,832	(10,578,608)	1,178,832
TOTAL ASSETS	$5,289,304	$5,289,304	$6,112,256	$(10,578,608)	$6,112,256

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$-	$-	$239,132	$-	$239,132
Advance from customers			737		737
Accrued sales return liability			97,265		97,265
Taxes payable			58,445		58,445
Accrued liabilities and other payables			175,999		175,999
Operating lease liabilities			46,114		46,114
Due to related parties			142,714		142,714
Total current liabilities	-	-	760,406	-	760,406
NONCURRENT LIABILITIES
Operating lease liabilities			62,546		62,546
Total non-current liabilities	-	-	62,546	-	62,546

TOTAL LIABILITIES	-	-	822,952	-	822,952

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock	50,000				50,000
Additional paid in capital	7,136,489				7,136,489
Share capital		7,186,489	7,186,489	(14,372,978)	-
Accumulated deficit	(2,002,512)	(2,002,512)	(2,002,512)	4,005,024	(2,002,512)
Accumulated other comprehensive income	105,327	105,327	105,327	(210,654)	105,327
TOTAL STOCKHOLDERS’ EQUITY	5,289,304	5,289,304	5,289,304	(10,578,608)	5,289,304
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,289,304	$5,289,304	$6,112,256	$(10,578,608)	$6,112,256

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Consolidated Statements of Operations Information

	For the Year Ended December 31, 2020 (Restated)
	Parent	Non-VIE subsidiaries	The VIE	Elimination	Consolidated Total
Revenues
Commission	$-	$-	$19,595,208	$-	$19,595,208
Claim adjusting			2,288,192		2,288,192
Total revenues, net	-	-	21,883,400	-	21,883,400
Cost of revenues			18,391,090		18,391,090
Gross profit	-	-	3,492,310	-	3,492,310

Operating expenses
Selling			2,446,244		2,446,244
General and administrative		3,585	1,465,322		1,468,907
Total operating expenses	-	3,585	3,911,566	-	3,915,151

(Loss) income from operations	-	(3,585)	(419,256)	-	(422,841)

Non-operating income (expenses)
Interest income			69,481		69,481
Other income			426,752		426,752
Other expenses			(1,000)		(1,000)
Share of income from subsidiaries	45,718		-	(45,718)	-
Share of income from VIE		49,303		(49,303)	-
Non-operating income, net	45,718	49,303	495,233	(95,021)	495,233

Income before income tax	45,718	45,718	75,977	(95,021)	72,392
Income tax expense			26,674		26,674
Net income	$45,718	$45,718	$49,303	$(95,021)	$45,718

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	For the Year Ended December 31, 2019 (Restated)
	Parent	Non-VIE subsidiaries	The VIE	Elimination	Consolidated Total
Revenues
Commission	$-		$22,723,168	$-	$22,723,168
Claim adjusting			756,212		756,212
Total revenues, net	-	-	23,479,380	-	23,479,380
Cost of revenues			19,137,586		19,137,586
Gross profit	-	-	4,341,794	-	4,341,794

Operating expenses
Selling			934,612		934,612
General and administrative			941,483		941,483
Total operating expenses	-	-	1,876,095	-	1,876,095

(Loss) income from operations	-	-	2,465,699	-	2,465,699

Non-operating income (expenses)
Interest income			1,055		1,055
Other income			1,289,035		1,289,035
Other expenses			(437)		(437)
Share of income from subsidiaries	2,812,730			(2,812,730)	-
Share of income from VIE		2,812,730		(2,812,730)	-
Non-operating income, net	2,812,730	2,812,730	1,289,653	(5,625,460)	1,289,653

Income before income tax	2,812,730	2,812,730	3,755,352	(5,625,460)	3,755,352
Income tax expense			942,622		942,622
Net income	$2,812,730	$2,812,730	$2,812,730	$(5,625,460)	$2,812,730

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Consolidated Cash Flows Information

	For the Year Ended December 31, 2020 (Restated)
	Parent	Non-VIE subsidiaries	The VIE	Elimination	Consolidated Total
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$45,718	$45,718	$49,303	$(95,021)	$45,718
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		-	31,717	-	31,717
Non-cash sales return allowance		-	1,240,855	-	1,240,855
Non-cash cost of sales return allowance		-	(1,029,910)	-	(1,029,910)
Deferred tax		-	26,673	-	26,673
Share of income from subsidiaries	(45,718)			45,718	-
Share of income from VIE		(49,303)		49,303	-
Changes in assets / liabilities:			-	-	-
Accounts receivable		-	6,985	-	6,985
Other receivables		(1,448)	(163,258)	8,256	(156,450)
Prepaid commission cost		-	161,913	-	161,913
Prepaid expenses		(3,223)	(76,855)	-	(80,078)
Accounts payable		-	533,963	-	533,963
Taxes payable		-	10,716	-	10,716
Advance from customers		-	44,948	-	44,948
Accrued sales return liability		-	(197,438)	-	(197,438)
Accrued liabilities and other payables		8,256	253,157	(8,256)	253,157

Net cash provided by operating activities	-	-	892,769	-	892,769

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets		-	(91,473)	-	(91,473)
Acquisition of intangible assets		-	(34,934)	-	(34,934)
Net cash used in investing activities	-	-	(126,407)	-	(126,407)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due (from) to related parties		-	(451,298)	-	(451,298)
Net cash used in financing activities	-	-	(451,298)	-	(451,298)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	-	-	96,129	-	96,129

NET INCREASE (DECREASE) IN CASH & EQUIVALENTS	-	-	411,193	-	411,193
					-
CASH & EQUIVALENTS & RESTRICTED CASH, BEGINNING OF YEAR	-	-	1,162,471	-	1,162,471

CASH & EQUIVALENTS & RESTRICTED CASH, END OF YEAR	$-	$-	$1,573,664	$-	$1,573,664

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	For the Year Ended December 31, 2019 (Restated)
	Parent	Non-VIE subsidiaries	The VIE	Elimination	Consolidated Total
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,812,730	$2,812,730	$2,812,730	$(5,625,460)	$2,812,730
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	-		20,824	-	20,824
Non-cash sales return allowance	-		1,673,531	-	1,673,531
Non-cash cost of sales return allowance	-		(1,355,560)	-	(1,355,560)
Deferred tax	-		942,622	-	942,622
Share of income from subsidiaries	(2,812,730)			2,812,730	-
Share of income from VIE		(2,812,730)		2,812,730	-
Changes in assets / liabilities:
Accounts receivable	-		(54,623)	-	(54,623)
Other receivables	-		489,447	-	489,447
Prepaid commission cost	-		2,365,068	-	2,365,068
Prepaid expenses	-		(21,754)	-	(21,754)
Accounts payable	-		42,238	-	42,238
Taxes payable	-		(121,567)	-	(121,567)
Advance from customers	-		(66,960)	-	(66,960)
Accrued sales return liability	-		(2,971,543)	-	(2,971,543)
Accrued liabilities and other payables	-		(163,554)	-	(163,554)

Net cash provided by operating activities	-		3,590,899	-	3,590,899

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	-		(36,189)	-	(36,189)
Net cash used in investing activities	-		(36,189)	-	(36,189)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due (from) to related parties	-		(3,868,523)	-	(3,868,523)
Net cash used in financing activities	-		(3,868,523)	-	(3,868,523)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	-		(16,079)	-	(16,079)

NET INCREASE (DECREASE) IN CASH & EQUIVALENTS	-		(329,892)	-	(329,892)
					-
CASH & EQUIVALENTS & RESTRICTED CASH, BEGINNING OF YEAR	-		1,492,363	-	1,492,363

CASH & EQUIVALENTS & RESTRICTED CASH, END OF YEAR	$-	$-	$1,162,471	$-	$1,162,471

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	future financial and operating results, including revenue, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in an industry with low barriers to entry;

●	the future growth of the Chinese insurance industry as a whole and the professional insurance intermediary sector in particular;

●	our ability to continue to operate through our VIE structure;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	negative impact on our business and financial results due to the COVID-19 pandemic;

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●	our ability to attract clients, further enhance our brand recognition; and

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in Chinese insurance industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance.

This prospectus contains statistical data that we obtained from various government and private publications. We have not independently verified the data in these reports. Statistical data in these publications also may include projections based on a number of assumptions. If any one or more of the assumptions underlying the statistical data turns out to be incorrect, actual results may differ from the projections based on these assumptions.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements except as required by applicable law.

RISK FACTORS

You should carefully consider the risks described below in conjunction with the other information and our consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price of our Class A Ordinary Shares could decline due to any of these risks, and as a result you may lose all or part of your investment. This prospectus also contains forward-looking statements relating to events subject to risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements due to the material risks that we face described below.

Risks Related to Our Business and Our Industry

Our operating history and our experience in distributing insurance products, may not provide an adequate basis to judge our future prospects and results of operations.

Our operating company in China, Heng Guang Insurance, was founded in 2004 under the former name Sichuan Sunshine Insurance Agency Co., Ltd., by, among five founding members, Mr. Jiulin Zhang, our current Chief Executive Officer and Chairman of the Board of Directors. Originally, our insurance agent business focused on the distribution of automobile and liability insurance products in Southwest China and has developed a recognizable regional brand in that sector. We attempted to expand our business into the life insurance sector some years ago but did not continue such initiative due to various reasons. In January 2018, we resumed our efforts to grow the distribution of insurance products outside the auto insurance sector, such as life and health insurance, property, and casualty insurance products. Due to our limited experience in distributing certain new insurance products in the life, health and property sectors, we cannot assure you that we will be able to maintain our growth in the long-standing automobile insurance sector or generate substantial economic growth in the life, health and property insurance sectors in the future.

Unusual weather patterns, extreme weather conditions and natural disasters could adversely affect the operations of our system, in-person insurance services and results of our business operations.

We are vulnerable to unusual weather patterns, extreme weather conditions and natural disasters. Catastrophes, such as wild fires, floods, typhoons, earthquakes, power outage, telecommunication failures, break-ins, wars, riots, terrorist attacks or similar events, may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of our data or malfunctions of our physical system, software or hardware as well as adversely affect our ability to provide insurance services.

Due to climate changes, extreme weather conditions occur more frequently than they do in the past decades. The in-person insurance services provided by our insurance agents are susceptible to severe weather patterns. Individual customers tend not to interact with our insurance agents in our branch offices under extreme weather conditions, such as heavy rains or snows , sand storms, and extremely high or low temperatures. As a result, the frequent occurrence of extreme weather conditions could impact our business operations and adversely affect the results of our operations.

In addition, extreme weather patterns and natural disasters may cause our insurance partners to increase the premiums of certain insurance products that cover the extreme weather and natural disaster risks. Therefore, we may encounter the risks that existing customers would opt for different insurance products of agreeable prices which we may not have available.

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We are subject to all the risks and uncertainties in an industry which is still in development in China.

We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent to a development-stage business and in a developing industry in China. As a result, we must establish many functions necessary to operate a business, including expanding our managerial and administrative structure, assessing and implementing our marketing program, implementing financial systems and controls. These risks and challenges are, among other things:

●	we operate in the insurance industry that is heavily regulated by relevant governmental agencies in China, such as Sichuan Provincial Bureau of China Banking and Insurance Regulatory Commission;

●	we may require additional capital to develop and expand our operations which may not be available to us when we require it;

●	our marketing and growth strategy may not be successful;

●	our business may be subject to significant fluctuations in operating results; and

●	we may not be able to attract, retain and motivate qualified professionals.

We have been fined by the provincial insurance regulatory authorities in the past and may be fined for non-compliance with Chinese insurance laws and regulations in the future.

The insurance agent industry is heavily regulated in China. We have had over forty branch offices all over China for the past few years and from time to time a local branch office may be fined by the local or provincial authorities due to its failure to comply with the applicable laws and regulations. For instance, in 2016, the China Bank and Insurance Regulatory Commission (the “CBIRC”) fined Heng Guang Insurance approximately 120,000 RMB (approximately $20,000 USD) for lack of supervision and proper management procedures relating to the conducts of its former branch manager in Nanchong City, Sichuan Province. In January 2021, our Zhejiang branch office was fined by CBIRC in the amount of RMB 150,000 (approximately $23,000 USD) for its misuse of accounting records. The regulatory investigations and proceedings may divert the management’s attention from our daily operations and the regulatory penalties may adversely affect our reputation and employees’ morale and confidence in our operations. Although we make our best efforts to improve the internal control over and supervision of the business activities of our local branches, there is no guaranty that we will not be fined by the insurance authorities in the future. Any regulatory proceeding and penalty will likely negatively affect our business operations and financial performance.

Because the commission revenue we earn on the sale of insurance products is based on premiums and commissions and fee rates set by insurance companies, any decrease in these premiums, commission or fee rates may have an adverse effect on our results of operation.

We are an insurance agency and derive revenue primarily from commissions paid by the insurance companies whose policies our customers purchase. The commission and fee rates are set by insurance companies and are based on the premiums that the insurance companies charge. Commission and fee rates and premiums can change based on the prevailing economic, regulatory, taxation and competitive factors that affect insurance companies. These factors, which are not within our control, include the capacity of insurance companies to place new business, underwriting and non-underwriting profits of insurance companies, consumer demand for insurance products, the availability of comparable products from other insurance companies at a lower cost, the availability of alternative insurance products, such as government benefits and self-insurance plans, to consumers and the tax deductibility of commissions. In addition, premium rates for certain insurance products, such as the mandatory automobile liability insurance that each automobile owner in the PRC is legally required to purchase, are tightly regulated by the CBIRC.

Because we do not determine, and cannot predict, the timing or extent of premium or commission and fee rate changes, we cannot predict the effect any of these changes may have on our operations. Since China’s entry into the WTO in December 2001, intense competition among insurance intermediary companies has led to a gradual decline in premium rate levels of some property and casualty insurance products. Although such decline may stimulate demand for insurance products and increase our total sales volume, it also reduces the commissions we earned on each policy sold. Any decrease in premiums or commission and fee rates may significantly affect our profitability. In addition, our budget for future acquisitions, capital expenditures, dividend payments, loan repayments and other expenditures may be disrupted by unexpected decreases in revenue caused by decreases in premiums or commission and fee rates, thereby adversely affecting our operations.

Competition in our industry is intense and, if we are unable to compete effectively, we may lose customers and our financial results may be negatively affected.

The insurance intermediary industry in China is highly competitive, and we expect competition to persist and intensify. We face competition from insurance companies that use their in-house sales force and exclusive sales agents to distribute their products, from business entities that distribute insurance products on an ancillary basis, such as commercial banks, postal offices and automobile dealerships, and from other professional insurance intermediaries. We compete for customers on the basis of product offerings, customer services and reputation. Many of our competitors have greater financial and marketing resources than we do and may be able to offer products and services that we do not currently offer and may not offer in the future. If we are unable to compete effectively against those competitors, we may lose customers and our financial results may be negatively affected.

Quarterly and annual variations in our commission and fee revenue may have unexpected impacts on our results of operations.

Our income is subject to both quarterly and annual fluctuations as a result of the seasonality of our business, the timing of policy renewals and the net effect of new and lost business. These factors are not within our control. Specifically, consumer demand for insurance products can influence the timing of renewals, new business and lost business, which generally includes policies that are not renewed, and cancellations. As a result, you may not be able to rely on quarterly or annual comparisons of our operating results as an indication of our future performance.

If our contracts with insurance companies are terminated or changed, our business and operating results could be adversely affected.

We primarily act as agents for our customers who seek insurance coverage from insurance companies. Our relationships with the insurance companies are governed by agreements between us and the insurance companies. Most of our contracts with insurance companies are entered into at a local level between their respective provincial, city and district branches and our local branches. Generally, each branch of these insurance companies has independent authority to enter into contracts with us, and the termination of a contract with one branch has no effect on our contracts with the other branches. See “Business—Customers—Collaboration with Insurance Companies.” These contracts establish, among other things, the scope of our authority, the pricing of the insurance products we distribute and our commission rates. These contracts typically have a term of one to three year and some of them can be terminated by the insurance companies with little advance notice. Moreover, before or upon expiration of a contract, the contracting insurance company may agree to renew it only with changes in its terms, including the amount of commissions we receive, which could result in a reduction in revenue from that contract.

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If our largest insurance company partners terminate or change the material terms of their contracts with us, it would be difficult for us to replace the lost commissions, which could adversely affect our business and operating results.

For the year ended December 31, 2020, our top five insurance company partners, after aggregating the business conducted between their local branches and our branch offices, accounted for 70.61% of our total revenue. In particular, Ping An Insurance accounted for 30.07% of our total revenue during the fiscal year of 2020. For the year ended December 31, 2019, our top five insurance company partners, after similar aggregation, accounted for 66.88% of our total revenue. During this period, Ping An Insurance accounted for 23.37% of our total revenue. The termination or any changes in the material terms of those contracts with our top insurance company partners could adversely affect our business and operating results.

For the six months ended June 30, 2021, our top five insurance company partners, after aggregating the business conducted between their local branches and our branch offices, accounted for 61.38% of our total revenue. In particular, Ping An Insurance accounted for 13.78% of our total revenue during the six months ended June 2021. For the six months ended June 30, 2020, our top five insurance company partners, after similar aggregation, accounted for 67.44% of our total revenue. During this period, Ping An Insurance accounted for 33.99% of our total revenue. The termination or any changes in the material terms of those contracts with our top insurance company partners could adversely affect our business and operating results.

Our business and prospects could be materially and adversely affected if we are not able to manage our growth successfully.

As of the date of this prospectus, our distribution network has expanded from our Sichuan Province headquarter to having 48 branches, and we plan to open more branches and further expand our mix of products and service offering. We anticipate significant growth in the future. Our expansion has placed, and will continue to place, substantial demands on our managerial, operational, technological and other resources. To manage and support our continued growth, we must continue to improve our operational, administrative, financial and technological systems, procedures and controls, and expand, train and manage our growing employee and agent base. Furthermore, our management will be required to maintain and expand our relationships with insurance companies, regulators and other third parties. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations. Any failure to effectively and efficiently manage our expansion could materially and adversely affect our ability to capitalize on new business opportunities, which in turn could have a material adverse effect on our results of operations.

We may not be successful in implementing important new strategic initiatives and technologies, which may have an adverse impact on our business and financial results.

There is no assurance that we will be able to implement important strategic initiatives in accordance with our expectations, which may result in an adverse impact on our business and financial results. Our online insurance sales platform “Heng Kuai Bao,” which became operational in 2019, is designed to enhance our insurance service efficiency, improve users’ experiences, improve our results of operations and drive long-term shareholder value. However, Heng Kuai Bao is currently available to our sales agents and management only while our technology development team and outside IT service provider are still developing Heng Kuai Bao’s functions for insurance purchasers. We obtained the Internet Insurance Agency Filing in June 2020 to conduct online insurance business through our website and the applications of Heng Kuai Bao and You Hui Bao, which is not being used. Our management team has limited experience with this online business strategy and cannot assure you that this online insurance business will bring sustainable growth and economic benefits to the Company and our shareholders.

Additionally, we have dipped our toes into life insurance business since 2018. We have been training our sales agents to be well versed in property and life insurance products since early 2020 and as of December 2020, we proudly announced that we had about 190 versatile agents with knowledge in both property and life insurance. However, we believe that it will take us substantial amount of time and capital to transform most of our property insurance agents into property and life insurance agents. As such, we may not be able to expand our life insurance agent business and realize the high profit margin associated therewith as we expected, and our business and financial results may be adversely impacted due to the expenses incurred by training of our salespersons.

If our investments in our online platforms are not successful, our business and results of operations may be materially and adversely affected.

We have devoted significant resources to developing our insurance website and applications Heng Kuai Bao and You Hui Bao, which allow our salespersons and management to streamline the insurance purchase process and are being developed to serve insurance purchasers in the future. In the next several years, we intend to continue to devote resources to maintaining and developing the technology and content of our website and applications. However, our efforts to develop our online platforms may not be successful or yield the benefits that we anticipate. In addition, our online expansion may depend on a number of factors, many of which are beyond our control, including but not limited to:

●	the effectiveness of our marketing campaigns to build brand recognition among consumers and our ability to attract and retain customers to our brick mortar branches and online shopping site;

●	the acceptance of third-party regarding e-commerce platforms as an effective channel to distribute insurance products;

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●	public concerns over security of e-commerce transactions and confidentiality of information;

●	increased competition from insurance companies and banks, which directly sell insurance products through their own websites, call centers, portal websites which provide insurance product information and links to insurance companies’ websites, and other professional insurance intermediary companies which may launch independent websites;

●	further improvement in our information technology system; and

●	further development and changes in applicable rules and regulations which may increase our operating costs and expenses, impede the execution of our business plan or change the competitive landscape.

On July 22, 2015, the China Insurance Regulatory Commission, or CIRC, promulgated the Interim Measures for the Supervision of Internet Insurance Business, or Interim Measures, which became effective on October 1, 2015, and set forth the qualifications and procedures for insurance intermediaries to operate internet insurance businesses in China. On December 7, 2020, the CBIRC issued the Measures for the Regulation of the Internet Insurance Business, which were implemented on February 1, 2021 and as a result superseded the Interim Measures for the Supervision of Internet Insurance Business. The Measures for The Supervision of Internet Insurance Business provide that the specialized insurance intermediaries shall comply with the relevant provisions of the CBIRC on the classification and supervision thereof. As advised by our PRC counsel, we have obtained the necessary approvals and licenses for our online and offline insurance operations, except for the value added telecom business license which we have filed the application. Because online insurance emerged recently in China and is evolving rapidly, the CBIRC may promulgate and implement new rules and regulations to govern this sector from time to time. It can be costly to adjust our operations to comply with the constant changes and further development of regulations, to which our insurance business is subject. Any failure to obtain new permits or make required adjustments in response to future regulatory changes may have a material adverse impact on our growth, business prospects and results of operations.

Any significant failure in our information technology systems could have a material adverse effect on our business and profitability.

Our financial control, accounting, customer database, business website, proprietary insurance applications, customer services and other data processing systems, together with the communication systems of our local branches and our main offices in the City of Chengdu, function and operate based on our information technology network, which is critical to our insurance business. Cyber-attacks, software malfunction, computer virus attacks or unintended computer or internet errors may cause substantial delays or disruption to our daily operations and therefore may negatively affect our customer experiences, business reputation, and even long-term business relationships and business prospects if not resolved properly in a timely manner.

Our future success depends on the continuing efforts of our senior management team and other key personnel, and our business may be harmed if we lose their services.

Our future success depends heavily upon the continuing services of the members of our senior management team and other key personnel, in particular Jiulin Zhang the CEO, the founding member and executive director of the Company and Heng Guang Insurance. In addition, our dedicated and skilled professionals, such as sales, branding and technology development, play key roles in our operations. If one or more of our senior executives or other key personnel, including key training personnel, are unable or unwilling to continue in their present positions, we may not be able to replace them with suitable candidates or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel is intense, the pool of qualified candidates is very small, and we may not be able to retain the services of our senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future. We do not have insurance coverage for the loss of our senior management team or other key personnel’s services.

In addition, if any of our senior management team or any of our other key personnel joins a competitor or forms a competing company, we may lose customers, sensitive trade information and key professionals and staff members. As of the date of this prospectus, we did not have any confidentiality or non-competition agreement or arrangement with any of our executive officers and key employees. See “Executive Compensation—Agreements with Named Executive Officers” for more information. If any of our executive officers or key employees joins a competitor of ours, we will face the risks of expending time and resources to find a suitable replacement and losing clients that may be taken away by the departing officer or key employee.

We do not currently have business insurance to cover our main assets and business. Any uninsured occurrence of business disruption, litigation or natural disaster could expose us to significant costs, which could have an adverse effect on our results of operations.

The insurance industry in China is still at the development stage, and insurance companies in China currently offer limited business-related insurance products. As such, we may not be able to insure against certain risks related to our assets or business operations despite of our intention to do so. The costs of insuring such risks and the difficulties associated with acquiring such insurance on commercially reasonable terms may make it impractical for us to have such insurance for our assets and operations. As of the date of this prospectus, we did not have any business liability or disruption insurance to cover our operations. As a result, any business disruption, litigation, natural disaster, or significant damages to our facilities could disrupt our business operations, and require us to incur substantial costs and divert significant resources to repair such uninsured damages. The uninsured damages could have an adverse effect on our results of operations and financial condition.

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Because our industry is heavily regulated, any material changes in the regulatory environment could change the competitive landscape of our industry or require us to change the way we do business. The administration, interpretation and enforcement of the laws and regulations currently applicable to us could change rapidly. If we fail to comply with applicable laws and regulations, we may be subject to civil and criminal penalties or lose our privilege to conduct insurance business, which could materially and adversely affect our business and results of operations.

We operate in a highly regulated industry. The laws and regulations applicable to us are constantly evolving and may change rapidly in the future. We could be required to spend significant time and resources on complying with material regulatory changes, which could disrupt the competitive landscape of our industry and cost us some or all of our competitive advantages or market shares. The attention of our management team could be diverted to these efforts to comply with an evolving regulatory or competitive environment. For example, the PRC Insurance Law and related regulations were materially amended in the following years: 2002, 2009, 2014 and 2015. The 2015 amendments involved a number of significant changes to the regulatory regime, including elimination of the requirement for any insurance agent, broker or claims adjusting practitioners to obtain a qualification certificate issued by the CIRC. The elimination of the certificate requirement may result in an unbridled increase in competition for our business and in misconduct by sales or service persons, including sales misrepresentation. In addition, the general increase in misconduct in the insurance agent industry could potentially harm the reputation of the industry and have an adverse impact on our business.

On March 13, 2018, CIRC and CBRC were combined to form the Chinese Banking and Insurance Regulatory Committee, or CBIRC. This new organization stepped into the shoes of both CIRC and CBRC as the regulator of both Chinese insurance industry and banking industry. There is uncertainty as to how the new authority, CBIRC will guide the insurance business in China. If we fail to adapt to any new rules and regulations promulgated by the CBIRC in the future, such failure could substantially and adversely affect our business and results of operations.

Additionally, errors created by our products or services may be determined or alleged to be in violation of the applicable laws and regulations. Any failure of our products or services to comply with these laws and regulations could result in substantial civil or criminal liability, adversely affect demand for our services, invalidate all or portions of some of our customer contracts; require us to change or terminate some portions of our business; tarnish our reputation; and therefore impose material and adverse effects on our business.

Although we have not had any material violations to date, we cannot assure you that our operations will always comply with the interpretation and enforcement of the laws and regulations implemented by the CBIRC. Any determination by a provincial or national government agency that our activities or those of our vendors or customers have violated any of these laws could subject us to substantial civil or criminal penalties, require us to change or terminate certain aspects of our operations or business, or disqualify us from providing services to insurance companies or other customers; and, thus could have an adverse effect on our business.

Sales agent and employee misconduct is difficult to detect and deter and could harm our reputation or lead to regulatory sanctions or litigation costs.

Agent or employee misconduct could result in violations of law by us, regulatory sanctions, litigation or serious reputational or financial harm. Misconduct could include:

●	engaging in misrepresentation or fraudulent activities when marketing or selling insurance products to customers;

●	hiding unauthorized or unsuccessful activities, resulting in unknown and unmanaged risks or losses; or

●	otherwise not complying with laws and regulations or our control policies or procedures.

For instance, in October 2015, one of our branch office managers in Sichuan was found guilty and civilly liable for raising funds with the forged corporate seal of Heng Guang Insurance without any knowledge or involvement of the Company. After this incident, our management adopted remediating procedures to supervise and monitor our employees and agents in the local branches. However, we cannot always deter agent or employee misconduct, and the precautions we take to prevent and detect these activities may not be effective in all cases. We cannot assure you, therefore, that agent or employee misconduct will not lead to a material adverse effect on our business, reputation, results of operations or financial condition.

Risks Related to Our Corporate Structure

Because we conduct our agent business through Heng Guang Insurance, a VIE entity, if we fail to comply with applicable law, we could be subject to severe penalties and our business could be materially and adversely affected.

We operate our insurance agent business through Heng Guang Insurance, a VIE entity, pursuant to a series of contractual arrangements between WFOE and Heng Guang Insurance, as a result of which, under United States generally accepted accounting principles, the assets and liabilities of Heng Guang Insurance are treated as our assets and liabilities and the results of operations of Heng Guang Insurance are treated in all aspects as if they were the results of our operations. There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between WFOE and Heng Guang Insurance.

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If Heng Guang and WFOE or their ownership structure or the contractual arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or Heng Guang Insurance fails to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking or suspending the business and operating licenses of Heng Guang Insurance;

●	discontinuing or restricting the operations of Heng Guang Insurance;

●	imposing conditions or requirements with which we or Heng Guang Insurance may not be able to comply;

●	requiring us, our WFOE, or Heng Guang Insurance to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our Ordinary Shares;

●	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; and

●	imposing fines to WFOE or Heng Guang Insurance.

We cannot assure you that the PRC courts or regulatory authorities may not determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable, and Heng Guang Insurance will not be treated as a VIE entity and we will not be entitled to treat Heng Guang Insurance’s assets, liabilities and results of operations as our assets, liabilities and results of operations, which could effectively eliminate the assets, liabilities, revenue and net income of Heng Guang Insurance from our balance sheet and statement of income. This would most likely require us to cease conducting our business and would result in the delisting of our Ordinary Shares from the stock market where the Ordinary Shares will be traded and a significant impairment in the market value of our Ordinary Shares.

We rely on contractual arrangements with Heng Guang Insurance, a VIE entity, and its shareholders for our China operations, which may not be as effective in providing operational control as direct ownership.

We have relied and expect to continue to rely on contractual arrangements with Heng Guang Insurance and its shareholders to operate our business in China. For a description of these contractual arrangements, see “Business—Corporate History and Structure.” These contractual arrangements may not be as effective in providing us with control over Heng Guang Insurance and its subsidiaries as direct ownership. We have no direct or indirect equity interests in Heng Guang Insurance or any of its branches.

If we had direct ownership of Heng Guang Insurance, we could effect changes, subject to any applicable fiduciary obligations, at the management level. But under the current contractual arrangements, as a legal matter, if Heng Guang Insurance and its officers fail to perform their obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such VIE arrangements and rely on legal remedies under the PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if Heng Guang Insurance refused to transfer its net profits to our WFOE, a wholly-owned subsidiary of the Company pursuant to the VIE agreements, or if Heng Guang Insurance were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to fulfill their contractual obligations.

Investors in this offering are not buying shares of Heng Guang Insurance, our operating company, but instead are buying class A ordinary shares of Heng Guang Cayman, a shell company that maintains VIE Agreements with Heng Guang Insurance.

Investors in this offering are not buying shares of Heng Guang Insurance, our operating company, but instead are buying class A ordinary shares of Heng Guang Cayman, a shell company that maintains a series of service and management agreements, or VIE Agreements, with the associated operating company, Heng Guang Insurance. Should any or part of the VIE agreements become invalid, illegal or unenforceable under the laws, regulations or policies of PRC, the market price of our class A ordinary shares shall be likely to be adversely affected and the value of such shall decline greatly or even become completely worthless. As a result, you may lose part or all of your investment in our class A ordinary shares.

If any of our affiliated entities becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy assets held by such entity, which could materially and adversely affect our business, financial condition and results of operations.

We currently conduct our operations in China through our VIE contractual arrangements. As part of these arrangements, substantially all of our assets that are significant to the operation of our business are held by Heng Guang Insurance. If Heng Guang Insurance becomes bankrupt and all or part of its assets become subject to the rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. In addition, if any of our affiliated entities undergoes a voluntary or involuntary liquidation proceeding, its equity owners or third-party creditors may claim rights relating to some or all of these assets, which would hinder our ability to operate our business and could materially and adversely affect our business operations, financial performance and the market prices of our ordinary shares.

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Our Shareholders are subject to greater uncertainties because we operate through a VIE structure due to restrictions on the direct ownership of our Chinese operating entities imposed by the CBIRC even though the insurance agency industry falls within the permitted category in accordance with the Catalogue and the Negative List.

Investment in the PRC by foreign investors and foreign-invested enterprises must comply with the Catalogue of Industries for Encouraging Foreign Investment (2020 Version), which was last amended and issued by MOFCOM and NDRC on December 27, 2020 and became effective since January 27, 2021, and the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2021), or the Negative List, which came into effect on January 1, 2022. The Catalogue and the Negative List contain specific provisions guiding market access for foreign capital and stipulate in detail the industry sectors grouped under the categories of encouraged, restricted and prohibited industries. The VIE structure has been adopted by many PRC-based companies, to conduct business in the industries that are currently subject to foreign investment restrictions in China, or are on the Negative List, due to the applicable PRC laws under which direct foreign ownership of these companies are prohibited. Any industry not listed in the Negative List is a permitted industry unless otherwise prohibited or restricted by other PRC laws or regulations. Currently, although the insurance agent industry falls within the permitted category in accordance with the Catalogue and the Negative List, the Notice on Allowing Foreign Investors to Operate Insurance Agency Business in China (the “Foreign Insurance Agency Notice”), which became effective on June 19, 2018, limited the foreign shareholders of the insurance agencies to (i) overseas insurance professional agencies that have been operating insurance agency business for more than 3 years, and (ii) foreign insurance companies that have been in business for more than three years in China.

Due to the stringent and harsh approval conditions of China Securities Regulatory Commission, if a Chinese operating entity wants to list its securities directly on a capital market overseas, many Chinese companies use the VIE structure to avoid the constraints of the China Securities Regulatory Commission. Because Heng Guang Cayman lacks the qualification set forth in the Foreign Insurance Agency Notice, we have opted for a VIE structure instead of direct ownership. As a result, our corporate structure and contractual arrangements may be subject to greater scrutiny by various PRC government authorities, and therefore the PRC government scrutiny may subject our shareholders to greater uncertainty with regard to their control over Heng Guang Insurance.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. Our PRC legal counsel, based on its understanding of the relevant laws and regulations, is of the opinion that each of the contracts among our WFOE, our VIE and its shareholders, is valid, binding and enforceable in accordance with its terms under the Chinese laws and regulations. However, as there are substantial uncertainty regarding the interpretation and application of PRC laws and regulations, there can be no assurance that the PRC government authorities, such as the Ministry of Commerce, or the MOFCOM, or other authorities would agree that our corporate structure or any of the above contractual arrangements comply with PRC regulatory requirements, existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

Contractual arrangements in relation to our VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or our VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years from the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements were not entered into at arm’s length in such as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and transfer pricing adjustments of the income of our subsidiaries and affiliates. A transfer pricing adjustment could, among other things, result in a decrease of expense deductions recorded by our VIE for PRC tax purposes, which could in turn increase its tax liabilities without reducing our subsidiary’s tax expenses. In addition, PRC tax authorities may impose late payment fees and other penalties on our VIE for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our VIE’s tax liabilities increase or if Heng Guang Insurance is required to pay late payment fees and other penalties.

Any failure by our consolidated VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

We, through our WFOE in the PRC, have entered into a series of contractual arrangements with our consolidated VIE and its shareholders. For a description of these contractual arrangements, see “Business—Corporate History and Structure.” If our consolidated VIE or its shareholders fail to perform their respective obligations under these contractual arrangements, we may incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance, injunctive relief, and damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of our consolidated VIE refused to transfer its equity interests in the consolidated VIE to us or our designee when we exercised the purchase option pursuant to these contractual arrangements, then we might have had to take legal actions to compel the VIE and its Shareholders to perform their contractual obligations.

All our VIE contractual arrangements are governed by PRC laws and provide for the resolution of disputes through litigation in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the U.S. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and formal guidelines as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such litigation should legal action be taken. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our consolidated VIE and relevant permits and licenses held by it which we require to operate our business in the PRC, and our ability to conduct our business may be negatively affected. See “Risk Factors – Risks Related to Doing Business in China – Uncertainties with respect to the PRC legal system could adversely affect us.”

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The shareholders of our VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The shareholders of our VIE may have actual or potential conflicts of interest with us. The shareholders of the VIE may refuse to sign or breach, or cause our VIE to breach, or refuse to renew, the existing contractual arrangements we have with the VIE, which would have a material and adverse effect on our ability to effectively control our VIE and receive economic benefits from it. For example, the shareholders may cause our agreements with our VIE to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that if and when conflicts of interest arise any or all of these shareholders of the VIE will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between the shareholders of the VIE and our company. If we cannot resolve any conflict of interest or dispute between us and the shareholders of the VIE, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of the disputes.

PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary and VIE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to WFOE or the VIE, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, the combined amount of offshore capital contributions and loans cannot exceed the FIE’s approved total investment amount. Any capital contributions to our PRC subsidiary must be filed with MOFCOM or its local counterparts, and registered with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, (a) any loan provided by us to WFOE, which is a FIE, cannot exceed the difference between its total investment amount and registered capital, and must be registered with SAFE or its local counterparts, and (b) any loan provided by us to our VIE, over a certain threshold, must be approved by the relevant government authorities and must be registered with SAFE or its local counterparts. Given that the registered capital and total investment amount of WFOE are currently the same, if we seek to make a capital contribution to WFOE we must first apply to increase both its registered capital and total investment amount, while if we seek to provide a loan to WFOE, we must first increase its total investment amount. Although we currently do not have any immediate plans to utilize the proceeds from this offering to make capital contribution to WFOE or provide any loan to WFOE or to our VIE, if we seek to do so in the future, we may not be able to obtain the required government approvals or complete the required registrations on a timely basis, if at all. If we fail to receive such approvals or complete such registrations, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allowed FIEs to settle their foreign exchange capital at their discretion, but continued to prohibit FIEs from using funds denominated in RMB converted from any foreign currency for expenditures beyond their business scopes, providing entrusted loans or repaying loans between non-financial enterprises. Violations of SAFE Circular 19 could result in serious monetary or other penalties. SAFE Circular 19 and relevant foreign exchange regulatory rules may significantly limit our ability to use RMB denominated funds converted from the net proceeds of this offering to fund Heng Guang Insurance’s operations in China, to invest in or acquire any other PRC companies through our PRC subsidiaries or affiliates or to establish new affiliates in the PRC, which may adversely affect our business, financial condition and results of operations.

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As a “controlled company” under the rules of the NASDAQ Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the voting power of our outstanding Ordinary Shares. Under the NASDAQ Listing Rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the NASDAQ Listing Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the NASDAQ Listing Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the NASDAQ Capital Market corporate governance requirements. Our status as a controlled company could afford less protection to our public shareholders than a non-controlled company due to the possibility of us opting for the “controlled company” exemption.

We have identified several significant deficiencies in our internal control over financial reporting. If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

We will be subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. These requirements will first apply to our annual report on Form 20-F for the fiscal year ending on December 31, 2021. In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting when the Company no longer qualifies as an emerging company. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future.

Prior to this offering, we have been a private company with limited accounting personnel with U.S. GAAP experience and other resources with which to adequately address our internal control over our financial closing and reporting process and other procedures. During the course of preparing our consolidated financial statements as of and for the years ended December 31, 2020 and 2019 and six months ended June 30, 2021 and 2020 in connection with this offering, we identified a number of control deficiencies, which included significant deficiencies, in our internal control over financial reporting. Many of the deficiencies noted below were communicated to us from our independent registered public accounting firm as observations which stemmed from their audit. However, as noted in their report, their audit included consideration of internal control over financial reporting as a basis for designing the audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of our internal control over financial reporting. The significant deficiencies identified include: (1) a lack of formal internal controls over financial closing and reporting processes; (2) a lack of a formal risk assessment process; (3) a lack of accounting personnel with knowledge of U.S. GAAP and SEC financial reporting requirements; and (4) a lack of regular preparation of U.S. GAAP consolidated management accounts. It is important to note that we did not undertake a comprehensive assessment of our internal controls for purposes of identifying and reporting control deficiencies as we will be required to do so after we are a public company. Had we undertaken such an assessment, additional significant deficiencies and/or material weaknesses may have been identified.

We plan to take a number of measures to remediate the control deficiencies identified, including: (1) preparing a comprehensive accounting policies and procedures manual that covers U.S. GAAP and ensuring that accounting personnel are familiar with and follow the manual; (2) establishing a risk assessment process that complies with the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission, a private sector organization dedicated to improving the quality of financial reporting; (3) hiring additional accounting personnel with external reporting experience, including knowledge of the SEC reporting requirements and U.S. GAAP, and investor relations personnel; and developing formal procedures to prepare U.S. GAAP consolidated financial information on a monthly basis.

We plan to remediate these significant deficiencies in time to meet the deadline for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. If, however, we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls over financial reporting. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading prices of our Ordinary Shares. Furthermore, we anticipate that we will incur considerable costs and devote significant management time and efforts and other resources to comply with Section 404 of the Sarbanes-Oxley Act.

Risks Related to Doing Business in China

Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are currently located in China. Accordingly, our business, financial condition, results of operations, and prospects may be influenced, to a significant degree, by political, economic, and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, including the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industries by imposing regulatory guidance or policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policies, and providing preferential treatment to particular industries or companies.

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While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government, or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, reduce demand for our services, and weaken our competitive position. The Chinese government has implemented various measures to encourage economic growth and guided the allocation of various types of resources. Some of these measures may benefit the overall Chinese economy, but others may have a negative effect on our operations. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In the past, the Chinese government has implemented certain measures to control the pace of economic growth, such as interest rate adjustments. These measures may decrease the auto-mobile based transportation activities in China, which may adversely affect the overall auto insurance demands and our business.

Furthermore, Heng Guang Cayman and our China based operating entities, as well as our investors, face uncertainty about future actions by the Chinese government that could significantly affect our financial performance and operations in China, including the enforceability of our VIE contractual arrangements. If future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing VIE contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. If the PRC government determines that any part of our VIE structure and VIE Agreements do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our ordinary shares may decline in value or become worthless if we are unable to assert our contractual control rights over the assets of Heng Guang Insurance that conducts all or substantially all of our operations.

As of the date of this prospectus, there is no laws, regulations or other rules require our China based operating entities to obtain permission or approvals from Chinese authorities to list its affiliate’s securities on U.S. exchanges, and neither we nor our China based operating entities have received or were denied such permission. However, there is no guarantee that we or Heng Guang Insurance will receive or not be denied permission from Chinese authorities to list on U.S. exchanges in the future.

We face risks related to epidemics, such as the COVID-19 outbreak originated in Wuhan, China at the end of 2019, and other outbreaks, which have disrupted and could in the future disrupt our operations and adversely affect our business, financial condition and results of operations.

Our business had been materially and adversely affected by the COVID-19 outbreak originated in Wuhan, China at the end of 2019. In 2020, the PRC and local governments implemented a series of temporary restrictions during the outbreak of COVID-19, including temporary travel bans among cities, towns and even local municipalities. Such travel restrictions substantially and directly hindered our in-person sales activities and limited our daily internal operations. Because our life insurance sales heavily relied on in-person services by our agents, COVID-19 affected our income generated by the life insurance sector the most. In addition, the negative psychological impacts of COVID-19 brought hesitation and concerns of new and existing customers about going to our branch offices to explore our insurance products and services. Furthermore, we believed that the job losses or decline of job security due to COVID-19 may discourage certain people from purchasing automobiles, which partially contributed to our decline in sales of auto insurance. As a result, our net income for the year ended December 31, 2020 amounted to $45,718, reflecting a decrease of $2,767,012, or 98.4%, compared with the net income of $2,812,730 for the year ended December 31, 2019. As a result, our net loss for the six months ended June 30, 2021 amounted to $493,918, reflecting a decrease of $823,218, compared with the net income of $329,300 for the six months ended June 30, 2020.

If COVID-19’s new variants, such as SARS-CoV2, become a larger threat to people in the PRC or other outbreaks affect the PRC, our business operations may be severely disrupted. In response to the COVID-19 outbreak, we have established and been operating through Heng Kuai Bao, the online platform, where customers and insurance agents can interact remotely and we communicate internally on a regular basis. Furthermore, we have developed a few new ancillary services catering corporate clients, including without limitation the trucking services, commercial passenger services, and online taxi booking. However, in general, our business operations depend on China’s overall economy and demand for insurance products, including auto insurance products, which could be negatively affected by reduced transportation during the era of an epidemic. A prolonged epidemic of COVID-19 and its variants would likely have a material adverse effect on our business operations and financial performance despite of counter-COVID actions and efforts.

As of the date of this prospectus, we think the COVID-19 outbreak is generally considered under control in China and we have been able to resume our ordinary level of business activities since May 2020. In light of the current circumstances and based on information currently available, we believe that the negative impacts of COVID-19 on our business temporary and mainly contained in the fiscal year of 2020. However, it is almost impossible to predict whether and when we will experience another epidemic or the damages and impacts caused thereby. Should we encounter another epidemic in the PRC, such outbreak may severely disrupt or completely shut down our business operations and therefore our share may worth less or become utterly worthless.

Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which became effective on January 1, 2020. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore, it still leaves space for interpretation, future laws, administrative regulations or provisions of the State Council to include contractual arrangements as a form of foreign investment. Therefore, there can be no assurance that our control over our VIE through contractual arrangements will not be deemed as a foreign investment under the Foreign Investment Law inEdgar the future.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment on a “negative list”. The Special Administrative Measures (Negative List) for the Access of Foreign Investment (2021), came into effect on January 1, 2022, further shortened the “negative list” compared to the 2020 edition.

The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. If our control over Heng Guang Insurance through contractual arrangements is deemed as foreign investment in the future, and any business of Heng Guang Insurance is “restricted” or “prohibited” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements may be deemed invalid and illegal, and we may be required to unwind such contractual arrangements and restructure our business operations, any of which may have material adverse effects on our business operations.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with existing VIE contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

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Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

Currently, we conduct all of our operations and all of our revenue is generated in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation.

Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all.

Although the PRC government has been pursuing and implementing a number of economic reforms for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC. Because we are a group of private companies, we rely upon the governmental policies that encourage private ownership of businesses. Restrictions on private ownership of businesses would affect the stability of our business operations in general. We cannot assure you that the PRC government will continue the policies in favor of a market-oriented economy or that existing policies favorable to us will not be significantly altered, especially in the event of a change of administration, social or political disruption.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. Changes and uncertainty in PRC laws and interpretation may materially and adversely affect our business performance and impede our operations in China.

There are substantial uncertainties regarding the interpretation and enforcement of PRC laws and regulations including, but not limited to, the laws and regulations governing our insurance agent business. The laws and regulations over Chinese insurance intermediaries are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations and amendments to existing laws and regulations, may adversely affect our business operations. New laws and regulations may also have retroactive effects on our operations in certain circumstances. We cannot predict what effect the new PRC laws and regulations and new interpretation of existing PRC laws or regulations may have on our business.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this announcement is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on companies like us.

Because our business is conducted in Chinese dollars or RMB and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the amount of proceeds we will receive after the currency exchange from U.S. dollars to RMB.

Our business is conducted in the PRC, our internal books and records are recorded in renminbi or “RMB”, which is the legal currency of the PRC, and the audited consolidated financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and U.S. dollars would affect the value of our assets and the results of our operations denominated in United States dollars. The value of the RMB against the United States dollars and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition presented in U.S. dollars. Further, we will need to convert the net proceeds denominated in U.S. dollars we receive in this offering into RMB in order to use the funds for our business in the PRC. Any decrease in the conversion rate from the United States dollars to the RMB would reduce the amount of net proceeds in RMB we would receive after the currency conversion and therefore adversely affect our ability to implement our plan to use such proceeds from the offering.

If we become subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve such matters, which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and U.S. regulatory agencies. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities, lack of effective internal controls over financial accounting, inadequate corporate governance policies and, in many cases, allegations of fraudulent activities. As a result of the scrutiny, criticism and negative publicity, the publicly traded stocks of many U.S. listed Chinese companies have experienced and may experience in the future high volatility in trading prices and market value and, in some cases, may be subject to the delisting procedures from the national stock exchanges. Some of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our business and stock prices when listed on a national stock exchange. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or false, we will have to expend significant capital and time to investigate such allegations and defend our company. If such allegations are proven to have merits, we and our business operations could be severely affected and you could sustain a significant loss in your investment in our ordinary shares.

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The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Securities Exchange Act. Our SEC reports and other disclosures and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of our SEC reports, filings or any of our other public pronouncements.

The newly enacted “Holding Foreign Companies Accountable Act” and proposed “Accelerating Holding Foreign Companies Accountable Act” both call for additional and more stringent criteria to be applied to restrictive market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and if our auditors fail to permit the Public Company Accounting Oversight Board (“PCAOB”) to inspect the auditing firm, our class A ordinary shares may be subject to delisting.

On April 21, 2020, the SEC and the PCAOB released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in certain “restrictive markets,” including China. The joint statement emphasized the risks associated with lack of access from the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in the markets where the PCAOB has limited access to the local auditing firms and their work.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a restrictive market, (ii) adopt a new requirement relating to the qualification of management or the board of directors of companies in the restrictive markets, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On December 18, 2020, the “Holding Foreign Companies Accountable Act” was signed by President Donald Trump and became law. This legislation requires certain issuers to establish that they are not owned or controlled by a foreign government. Specifically, an issuer must make this certification if the PCAOB is unable to audit specified reports because the issuer has retained a foreign public accounting firm that is not subject to inspection by the PCAOB. Furthermore, if the PCAOB is unable to inspect the issuer’s public accounting firm for three consecutive years, the issuer’s securities are banned from trading on a national stock exchange.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which became law in December 2020. In June 2021, the Senate passed the AHFCAA, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years, instead of three years.

The limited PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors in China. As a result, investors may be deprived of the benefits of such PCAOB inspections and supervision. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these public accounting firms’ audit procedures or quality control procedures, which could cause existing investors and potential investors in our Ordinary Shares to lose confidence in our audit procedures and audited financial statements.

Our auditor, KCCW Accountancy Corp., is an independent registered public accounting firm with the PCAOB and is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis. However, the above recent developments may have added uncertainties to our proposed offering, to which Nasdaq may apply additional and more stringent criteria with respect to our auditor’s audit and quality control procedures, adequacy of personnel and training, sufficiency of resources, geographic reach, and experience as related to their audits. If independent registered public accounting firm fails to permit PCAOB to inspect its firm, our class A ordinary shares may be subject to delisting by the stock exchange where such ordinary shares will be listed.

We must remit the offering proceeds to China before they may be used to benefit our business in China, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner.

We plan to remit the proceeds of this offering back to China, and the process for sending funds of such scale to China may take several months after the closing of this offering. The Company may make advances or additional capital contributions to Heng Guang Insurance while the remittance of the offering proceeds is in process. For example, loans by us or additional capital contribution to our subsidiaries in China, cannot exceed the PRC statutory limits, while the shareholder loan must be also registered with the SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by MOFCOM or its local counterpart and the amount of registered capital of such foreign-invested company. The PRC regulatory clearance on the transfer of the offering proceeds to the PRC may delay our deployment of such capital and therefore may negatively affect our business growth strategy as planned.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years, which is expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits and additional personal protective equipment during COVID-19, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our services or insurance products, our profitability and results of operations may be materially and adversely affected.

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In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefits of our employees. Pursuant to the PRC Labor Contract Law that became effective in January 2008 and its rules and amendments promulgated thereunder, employers are subject to stricter requirements in terms of labor contracts, minimum wages, payments of remuneration, terms of probation and unilateral termination of labor contracts. In the event that we decide to terminate some of our employees or otherwise alter our employment or labor practices, the PRC Labor Contract Law and regulations may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

As the interpretation and implementation of the PRC Labor Contract Laws and regulations continue evolving, we cannot assure you that our employment practice does not and will not violate such rules and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare payment obligations, and contribute to the plans in such amounts in relation to their employees’ salaries, as specified by the local government where the business operations are. Such requirement to contribute to employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Historically, we did not complete the relevant employee benefit plan registrations for some of our employees in China, and the social insurance and housing fund contributions we paid for certain of our employees may be found inadequate under PRC law. As of the date of this prospectus, we have not received any notice of warning or been subject to any administrative penalties or other disciplinary actions from the relevant governmental authorities for our historical shortfall in social insurance and housing fund contribution. However, we cannot assure you that local authorities will not impose penalties or other administrative actions on us for our historical noncompliance. If local authorities determine that we failed to make adequate contributions to any employee benefits as required by relevant PRC regulations in the future, we may be subject to penalties and fines and/or catch-up contributions to certain employee benefit plans. A large lump sum payment obligation due to certain labor law violations will likely negatively affect our financial condition and results of operations.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company (the “Stock Option Rules”), replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We have not adopted any stock incentive plan as of the date of this prospectus, except 13 our staff subscribed a small amount of Heng Guang Insurance shares (about 4.13% of Heng Guang Insurance’s registered capital). However, because the latest regulation regarding stock incentive plan of insurance agency is Circular of China Insurance Regulatory Commission on Further Regulating the Incentive Behavior of Insurance Professional Intermediaries, which issued in 2012 and is simple and unclear, such subscription for shares is uncertain whether an stock incentive plan under PRC laws and regulations. Furthermore, if such subscription for shares is deemed as stock incentive plan or we adopt an employee stock incentive plan in the future, we and our executive officers and other employees who are PRC citizens or reside in the PRC for a continuous period of not less than one year will be subject to these regulations when our company becomes an overseas-listed company upon the completion of this offering. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and additional restrictions on such shareholders’ ability to exercise their stock options or remit proceeds gained from the sale of their securities into the PRC. We also face regulatory uncertainties that could restrict our ability to adopt incentive plans for our directors, executive officers and employees under PRC law.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.

The PRC government has adopted regulations governing internet access and the distribution of news and information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our website is found to be in violation of any such requirements, we may be penalized by relevant authorities, and our online insurance operations or reputation could be adversely affected.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and subject to frequent changes, and their interpretation and enforcement involve significant uncertainties. As a result, under certain circumstances, it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable internet laws and regulations.

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We only have contractual control over our website, http://www.hgbaoxian.cn. We do not directly own the websites, including internet information provision services. This may disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MITT, and the MPS). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our online insurance business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our online insurance business and results of operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands, we generate substantially all of our revenues from China and substantially all of our assets are located in China. In addition, all of our senior executive officers reside within China for a significant portion of the time and all are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as none of them currently resides in the U.S. or has substantial assets located in the U.S. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocal arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

There are significant legal and other obstacles in China to providing information needed for regulatory investigations or litigation initiated by regulators outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States involves uncertainty. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation, evidence collection and other activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law, or the “EIT Law,” that became effective in January 2008 and latest amended in 2018, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances, and properties of an enterprise. In addition, a circular, known as SAT Circular 82, issued in April 2009 by the State Administration of Taxation, or the “SAT,” specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued a bulletin, known as SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups, or by PRC or foreign individuals.

We believe that neither we nor any of our offshore subsidiaries are a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities. If the PRC tax authorities determine that we and/or our offshore subsidiaries are a PRC resident enterprise for enterprise income tax, we and/or our offshore subsidiaries should follow a number of unfavorable PRC tax consequences. First, we will be subject to the uniform 25% enterprise income tax on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Finally, dividends payable by us to our investors and gains on the sale of our shares may become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether any of our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our shares. Although up to the date of this prospectus, Heng Guang Insurance has not been notified or informed by the PRC tax authorities that it has been deemed to be a resident enterprise for the purpose of the EIT Law, we cannot assure you that it will not be deemed to be a resident enterprise in the future.

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The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from any Chinese authority to list our ordinary shares on Nasdaq. However, if we were required to obtain any type of securities listing approval from the PRC government in the future and were denied such permission, we would not be able to continue listing on Nasdaq or offering securities to investors, and therefore our share price would significantly depreciate.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulations and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, insurance commissions, property and other matters. The central or local governments of these jurisdictions may impose new and restrictive regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China, and result in a material change in our operations and/or the value of our ordinary shares.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that Didi Global Inc.’s application be removed from all the smartphone application stores in China.

Given the example of Didi Global Inc. and recent statements of by the Chinese government indicating an intent to exert more oversight and control overseas offerings and foreign investments in Chinese companies, our insurance agency business may be subject to various government and regulatory interference once our ordinary shares are listed on Nasdaq and such regulatory actions could significantly limit or completely hinder our ability to offer or continue to offer securities to non-Chinese investors and directly cause the value and trading prices of our ordinary shares to significantly decline or become worthless.

Although we are currently not required to obtain any permission from any PRC government to list our ordinary shares on Nasdaq, it will remain uncertain when and whether we will be required to obtain any permission from the PRC government to list our shares on Nasdaq in the future, and even when we obtain such permission in accordance with the new rules and regulations, it will be unclear whether such permission will be rescinded or revoked at some point in time.

In light of recent events indicating greater oversight by the CAC over data security, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, our listing on the Nasdaq Capital Market, financial condition, results of operations, and the offering.

The regulatory requirements with respect to cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things. The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and the Cybersecurity Review Measures which became effective on February 15, 2022, provided that if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. Due to the lack of further interpretations, the exact scope of what constitute a “CIIO” remains unclear. Further, the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws.

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On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law, which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and also provides for a data classification and hierarchical protection system. The data classification and hierarchical protection system puts data into different groups according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations in case the data is falsified, damaged, disclosed, illegally obtained or illegally used. In addition, on December 28, 2021, a total of thirteen governmental departments of the PRC, including the PRC State Internet Information Office, issued the Measures of Cybersecurity Review, according to which, a cybersecurity review is conducted by the CAC, to assess potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Measures of Cybersecurity Review further, if effective, would require that critical information infrastructure operators and services and data processing operators that possess personal data of at least one (1) million users must apply for a review by the Cybersecurity Review Office of PRC, if they plan to conduct securities listings on foreign exchanges. In addition to the new Measures of Cybersecurity Review, it also remains uncertain whether any future regulatory changes would impose additional restrictions on companies like us.

We are subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information. As of August 2021, Heng Guang Insurance’s online business platform collected, stored, used and processed all of the personal information and important data procured and collected from its operation in the PRC domestically, with zero cross-border data transfer. On January 21, 2021, Heng Guang Insurance received a level III data security certificate from the Chinese Ministry of Public Security after completing the compliance test. As of the date of this prospectus, we have not received any notice from any authorities identifying us as a CIIO or requiring us to undertake a cybersecurity review by the CAC. Further, we have not been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC to date. According to the Cybersecurity Review Measures, we believe we may not be subject to the cybersecurity review by the CAC for this offering, given that: (i) we mainly collect and store our personal insurance agents personal information according to the Provisions on the Supervision and Administration of Insurance Agents issued by CBIRC on December 11,2020, and the number of such personal insurance agents is about 3,900, [请公司确认/for the Company to confirm]which do not meet the standard for cybersecurity review, (ii) we presently maintain and process all of our personal information data in the PRC; and (iii) data processed in our business is less likely to have a bearing on national security, thus it may not be classified as core or important data by the authorities. Therefore, we believe that we have complied with the regulations and policies issued by the CAC as of the date of this prospectus.

However, it remains uncertain as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply therewith. However, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and we will not be subject to the cybersecurity review by the CAC or designated as a CIIO. We may experience disruptions to our operations should we be required to have a cybersecurity review by the CAC. Any cybersecurity review could also result in uncertainty to our Nasdaq listing, negative impacts on our share trading prices and diversion of our managerial and financial resources.

Failure to comply with PRC property-related laws and regulations regarding certain of our leased properties may adversely affect our business, financial condition and results of operations.

We leased certain properties in the PRC in connection with our business operations. Some of these properties do not meet certain property-related requirements under PRC laws and regulations. For example, as of the Latest Practicable Date, most of the leasing agreements of our leased properties for operation had not been registered and filed with the competent PRC government authorities as required by applicable PRC laws and regulations. We cannot assure you that the lessors will cooperate and complete the registration in a timely manner, although failure to complete the registration and filing of lease agreements will not affect the validity of such leases or impede our use of the relevant properties but could result in the imposition of fines up to RMB10,000 for each leased property that is unregistered if we fail to rectify the noncompliance within the time frame prescribed by the relevant authorities. Furthermore, as of the Latest Practicable Date, some of the lessors of our lease properties have not provided us with their property ownership certificates, and some lease agreements have expired without renewal, but the Company confirms that finding alternative properties is easy and low-cost if it’s necessary. If our lessors are not the owners of the properties and they have not obtained consents from the owners or their lessors, our leases could be invalidated or terminated as a result of challenges by third parties. If that occurs, we may have to renegotiate the leases with the owners or other parties who have the right to lease the properties, and the terms of the new leases may be less favorable to us. Although we may seek damages from such lessors, such leases may be void and we may be forced to relocate, which may negatively influence our operations.

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Risks Relating to This Offering And The Trading Market

There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you have paid, or at all.

Prior to this offering, there has not been a public market for our Ordinary Shares. We plan to apply for the listing of our Class A Ordinary Shares on the Nasdaq Capital Market. However, an active public market for our Class A Ordinary Shares may not develop or be sustained after the offering, in which case the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected.

The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiations between us and the underwriter, and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Class A Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Class A Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the net tangible book value per Class A Ordinary Share. Consequently, when you purchase our Class A Ordinary Shares in the offering and upon completion of the offering, you will incur immediate dilution. See “Dilution” on page 44. In addition, you may experience further dilution to the extent that additional Ordinary Shares are issued upon exercise of outstanding warrants or options we may grant from time to time.

Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline. As of the date of this prospectus, there are 6,500,000 Class A Ordinary Shares and 3,500,000 Class B Ordinary Shares issued and outstanding. 10,944,444 Class A Ordinary Shares are expected to be outstanding immediately after the consummation of this offering, assuming the underwriter does not exercise its over-allotment, and 11,611,111 Class A Ordinary Shares are expected to be outstanding immediately after the consummation of this offering, assuming the underwriter exercises its over-allotment option in full. Sales of these shares into the market could cause the market price of our Class A Ordinary Shares to decline.

We do not intend to pay dividends on our Class A Ordinary Shares in the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any cash dividends in the foreseeable future. As a result, you may only receive return on your investments in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares exceeds the price you pay.

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If securities or industry analysts do not publish research or reports about our business, or if they publish negative reports regarding our Class A Ordinary Shares or business operations, the price and/or trading volume of our Class A Ordinary Shares could decline.

The trading market for our Class A Ordinary Shares may be affected in part by the research reports that industry or securities analysts publish about our stock or our business. We do not have any control over these analysts or their reports. If one or more of the analysts who cover us downgrade our Class A Ordinary Shares or share negative information about us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on our Class A Ordinary Shares, our visibility in the financial markets may decline, which could lead to the decreases of the trading price and trading volume of our Ordinary Shares.

The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between the underwriter and us and may deviate substantially from the market price of our Ordinary Shares following our initial public offering. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed the prices in the private offering transactions of our Class A Ordinary Share prior to our initial public offering. The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including wars, incidents of terrorism, epidemics, earthquakes or other Acts of God.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the financial performance of those companies. In the past, shareholders have filed securities class actions following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from disclosure and other requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. See “Prospectus Summary -Implications of Our Being an Emerging Growth Company.”

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes as set forth in the “Use of Proceeds” on page 42. Our management will have significant discretion as to the use of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the market price of our Class A Ordinary Shares in the near future.

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We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the applicable stock exchange, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We expect to incur additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior March 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Securities Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Securities Exchange Act prescribing the proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions under Section 16 of the Securities Exchange Act. In addition, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future due to changes to our operations and other factors. Should we cease being a foreign private issuer, we will incur additional significant legal, accounting and related expenses, which may adversely affect our results of operations in the future.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were an U.S issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing on the Nasdaq. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to those requirements although we intend to comply with the requirements on the three committees upon listing of our Class A Ordinary Shares. Nasdaq listing rules may require shareholder approval for certain corporate matters, such as approval on the equity incentive plans, material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules in determining whether shareholder approval is required. We may, however, consider following home country practice in the future in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

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As a foreign private issuer we are not required to comply with all of the periodic disclosure and current reporting requirements of the Securities Exchange Act and therefore there may be less publicly available information about us available to the public shareholders than if we were a U.S. domestic issuer. We are exempt from:

●	the rules requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Securities Exchange Act regulating the solicitation of proxies in respect of a security registered under the Securities Exchange Act;

●	the sections of the Securities Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months from the end of each fiscal year. However, the information we are required to file with the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same level of protections or information that would be made available to you if we were a U.S. domestic issuer.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation, such as us, will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Class A Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2021 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the laws in this regard are unclear, because we control Heng Guang Insurance’s management decisions, and also because we are entitled to the economic benefits associated with Heng Guang Insurance, we are treating Heng Guang Insurance as our wholly-owned subsidiary for U.S. federal income tax purposes. For purposes of the PFIC analysis, in general, according to Internal Revenue Code Section 1297(c), a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the stock by value. Although we do not technically own any stock in Heng Guang Insurance, the control of Heng Guang Insurance’s management decisions, the entitlement to economic benefits associated with Heng Guang Insurance, and the inclusion of Heng Guang Insurance as part of the consolidated group (in accordance with Accounting Standards Codification (ASC) Topic 810, “Consolidation,”) is akin to holding a stock interest in Heng Guang Insurance, and therefore we consider our interest in Heng Guang Insurance as a deemed stock interest. As a result, the income and assets of Heng Guang Insurance should be included in the determination of whether or not we are a PFIC in any taxable year. Should the IRS challenge our position and consider that we are as owning Heng Guang Insurance for United States federal income tax purposes, we would likely be treated as a PFIC.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company.”

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, by the Companies Act (2021 Revision) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

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Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares representing in aggregate not less than 10% of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least 21 clear days is required for the convening of our annual general shareholders’ meeting and at least 14 clear days’ notice any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of the total issued shares carrying the right to vote at a general meeting of the Company. For these purposes, “clear days” means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

Our pre-IPO shareholders will be able to sell their shares after completion of this offering subject to restrictions under the lock-up requirement and Rule 144.

Our pre-IPO shareholders who purchased our Class A Ordinary Shares in pre-IPO private offerings may be able to sell their Class A Ordinary Shares under Rule 144 after completion of this offering. Because these shareholders have paid a lower price per share than the initial public offering price, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of our Class A Ordinary Shares following completion of the offering, to the detriment of investors in this offering. We issued a total of 6,500,000 Class A Ordinary Shares to our pre- IPO shareholders. Under rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the applicable holding periods, as well as the respective lock-up periods required as part of our underwriting agreement with our underwriter. We do not expect any of the Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial.

Our authorized share capital is divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to ten (10) votes per share. We will issue Class A ordinary shares in this offering. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. The holder of Class B ordinary shares has the ability to control matters requiring shareholders’ approval, including any amendment of our memorandum and articles of association. Any future issuances of Class B ordinary shares may be dilutive to the voting power of holders of Class A ordinary shares. Any conversions of Class B ordinary shares into Class A ordinary shares may dilute the percentage ownership of the existing holders of Class A ordinary shares within their class of ordinary shares. Such conversions may increase the aggregate voting power of the existing holders of Class A ordinary shares. In the event that we have multiple holders of Class B ordinary shares in the future and certain of them convert their Class B ordinary shares into Class A ordinary shares, the remaining holders who retain their Class B ordinary shares may experience increases in their relative voting power.

Upon the completion of this offering, Mr. Jiulin Zhang will beneficially own 100% of our issued Class B ordinary shares. In addition, Mr. Jiulin Zhang also owns Class A ordinary shares. These Class B ordinary shares will constitute 24% of our total issued and outstanding share capital immediately after the completion of this offering and 76% of the aggregate voting power of our total issued and outstanding share capital immediately after the completion of this offering due to the disparate voting powers associated with our dual-class share structure, assuming the underwriter does not exercise its option to purchase additional Class A ordinary shares. As a result of the dual-class share structure and the concentration of ownership, holders of Class B ordinary shares have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A ordinary shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares may view as beneficial.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of ordinary shares of approximately $17,750,000 million (or approximately $20,525,000 million if the underwriter’s over-allotment option is exercised in full), based upon an assumed initial public offering price of $4.5 per share, the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts, the non-accountable expense allowance, and estimated offering expenses payable by us.

We plan to use the net proceeds we receive from this offering, assuming the underwriter does not exercise its over-allotment option, for the following purposes:

Purposes	Percentage	Amount of Net Proceeds
Research, development and operational investment on our new online insurance platform “Heng Kuai Bao”	30%	$5,325,000
Marketing and branding (including online and offline advertisement and public relations activities)	15%	$2,662,500
Recruitment and training (with a focus on developing and upgrading the life insurance department and grow a skilled sales team for our life insurance products)	15%	$2,662,500
Strategic business expansion and acquisitions into life insurance sector	30%	$5,325,000
General working capital	10%	$1,775,000

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The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. With respect to the use of proceeds on potential business acquisitions, as of the date of this prospectus, we are at the pre-term-sheet negotiation stage with three companies, all of which are based in Chengdu City, Sichuan Province, China. The three potential acquisition target companies are in the life insurance agency business, insurance brokerage business, and insurance adjustment business, respectively. We have not formed any concrete plan to proceed with any business combination with any target company and do not plan to enter into any term sheet or definitive agreement prior to the completion of the Offering. We may not continue the negotiation with all of the target companies or any target company at all.

Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or from the share premium account, provided that in no circumstances may a dividend be paid out of the share premium account if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the dividend is proposed to be paid.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary Heng Guang Hong Kong.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to WFOE only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The value of the Renminbi fluctuates and is affected by, among other things, changes in Chinese political and economic conditions. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debts in the future, the debt instruments may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations through the current contractual arrangements, we may be unable to pay dividends on our Class A Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. See “Taxation — People’s Republic of China Enterprise Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from Heng Guang Insurance to WFOE, pursuant to contractual arrangements between them, and the distribution of such payments to Heng Guang Hong Kong as dividends from WFOE. Certain payments from Heng Guang Insurance to WFOE are subject to PRC taxes, including but not limited to business taxes and VAT and corporate income tax.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2021:

●	on an actual basis; and

●	on a pro forma basis to give effect to the sale of 4,444,444 Class A Ordinary Shares by us in this offering at the assumed initial public offering price of $4.50 per share, the midpoint of the estimated price range set forth on the cover page of this prospectus, and to reflect the application of the proceeds after deducting the underwriting discounts and offering expenses payable by us.

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You should read this capitalization table together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus, “Use of Proceeds” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information included elsewhere in this prospectus.

	June 30, 2021
	Actual	As adjusted (without over- allotment)(1)	As adjusted (with over-allotment exercised in full)(1)
	$	$	$
Cash	$3,866,645	$21,616,645	$24,391,645
Shareholders’ Equity:			$
Ordinary Shares, par value $1.00 per share, 50,000 Ordinary Shares authorized and issued and outstanding, actual; 14,444,444 Ordinary Shares, par value $0.001 per share, including 10,944,444 Class A Ordinary Shares and 3,500,000 Class B Ordinary Shares, issued and outstanding, as adjusted(2)	$50,000	$14,444	$15,111
Class A ordinary shares	$38,000	$10,944	$11,611
Class B ordinary shares	$12,000	$3,500	$3,500
Additional paid-in capital	$7,136,489	$24,882,045	$27,656,738
Accumulated deficit	$(2,450,712)	$(2,450,712)	$(2,450,712)
Accumulated other comprehensive income	$521,323	$521,323	$521,323
Total Shareholders’ Equity	$5,257,100	$23,007,100	$25,782,100

(1)	Reflects the sale of Class A Ordinary Shares in this offering at an assumed initial public offering price of $4.50 per share, and after deducting the estimated underwriting discounts and offering expenses including out-of-pocket expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $17,750,000 without over-allotment option or $20,525,000 with over-allotment option.
(2)	As of June 30, 2021, we had 50,000 Ordinary Shares authorized, par value $1.00 per share, and 50,000 Ordinary Shares issued and outstanding. On July 8, 2021, our authorized share capital increased to 50,000,000 Ordinary Shares, par value $0.001 per share, of which 10,000,000 Ordinary Shares outstanding, including 6,500,000 Class A Ordinary Shares and 3,500,000 Class B Ordinary Shares.

A $1.00 increase (decrease) in the assumed initial public offering price of $4.50 per Class A Ordinary Share would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $4.11 million, assuming the number of Class A Ordinary Shares offered by us without over-allotment option, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, and estimated expenses payable by us.

On July 8, 2021, the sole shareholder of the Company approved a subdivision and re-designation of the share capital of the Company from US$50,000 divided into 50,000 ordinary shares of US$1.00, par value per share, into US$50,000 divided into 38,000,000 Class A Ordinary Shares of US$0.001 par value per share and 12,000,000 Class B Ordinary Shares of US$0.001 par value per share and amended the memorandum of association of the Company in order to reflect the amended share capital.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted for each Class A Ordinary Share you purchase to the extent of the difference between the initial public offering price per Class A Ordinary Share and our net tangible book value per Class A Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Our net tangible book value as of June 30, 2021 was approximately $5.18 million. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Class A Ordinary Share (as adjusted for the offering) from the initial public offering price per Class A Ordinary Share and after deducting the estimated underwriting discounts, and the estimated offering expenses payable by us.

After giving effect to our sale of 4,444,444 Class A Ordinary Shares offered in this offering based on the initial public offering price of $4.50 per Class A Ordinary Share after deduction of the estimated underwriting discounts and the estimated offering expenses including out-of-pocket expense including out-of-pocket expense payable by us, our as adjusted net tangible book value as of June 30, 2021, would be approximately $22.93 million, or $2.10 per outstanding Class A Ordinary Share. This represents an immediate increase in net tangible book value of $1.30 per Class A Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $2.40 per Class A Ordinary Share to investors purchasing Class A Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

	Without Over-Allotment	With Over-Allotment Exercised in Full
Assumed Initial public offering price per Class A Ordinary Share	$4.50	$4.50
Net tangible book value per Ordinary Share as of June 30, 2021	$5,180,347	$5,180,347
As adjusted net tangible book value per Class A Ordinary Share attributable to payments by new investors	$1.30	$1.42
Pro forma net tangible book value per Class A Ordinary Share immediately after this offering	$2.10	$2.21
Amount of dilution in net tangible book value per Class A Ordinary Share to new investors in the offering	$2.40	$2.29

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The following charts illustrate our pro forma proportionate ownership as of June 30, 2021, upon completion of this offering by existing shareholders and investors in this Offering, compared to the relative amounts paid by each group. The charts reflect payment by existing shareholders as of the date the consideration was received and by investors in this Offering at the assumed Offering Price without deduction of commissions or expenses. The chart further assumes no changes in net tangible book value other than those resulting from the offering and the over-allotment option is not exercised.

Without Over-Allotment

	Class A Ordinary Shares purchased		Total consideration		Average price per Class A Ordinary
	Number	Percent	Amount	Percent	Share

Existing shareholders	6,500,000	59.39%	$7,186,489	26.43%	$1.11
New investors	4,444,444	40.61%	$20,000,000	73.57%	$4.50
Total	10,944,444	100.00%	$27,186,489	100.00%	$2.48

With Over-Allotment Exercised in Full

	Class A Ordinary Shares purchased		Total consideration		Average price per Class A Ordinary
	Number	Percent	Amount	Percent	Share

Existing shareholders	6,500,000	55.98%	$7,186,489	23.81%	$1.11
New investors	5,111,111	44.02%	$23,000,000	76.19%	$4.50
Total	11,611,111	100.00%	$30,186,489	100.00%	$2.60

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and may provide significantly less protection for investors than the United States.

Substantially all of our assets are located in the PRC. In addition, all but one of our directors and officers are nationals or residents of the PRC and all or substantially all of the PRC officers’ and directors’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Sichenzia Ross Ference LLP as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of Cayman Islands, and Jingtian & Gongcheng, our counsel with respect to the PRC laws, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

Jingtian & Gongcheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures based on either the treaties between China and the country where the judgment is made or the reciprocity between two jurisdictions. Jingtian & Gongcheng has advised us further that there are no treaties between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations for the twelve months ended December 31, 2020 and 2019 and six months ended June 30, 2021 and 2020, and the related notes included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus.

Comparison of Years Ended December 31, 2020 and 2019

Overview

We are an insurance agency company operating in China. We derive our revenue primarily from commissions and fees paid by insurance companies, typically calculated as a percentage of premiums paid by customers to the insurance companies that we represent. As of the date of this prospectus, we have relationships with over 70 insurance companies in the PRC, and are able to offer a variety of insurance products to our customers, such as automobile insurance, casualty and accident insurance, construction and engineering insurance, liability insurance, property insurance, health insurance and life insurance. We help consumers select the right insurance to purchase, but represent the insurance companies in the transactions. For the year ended December 31, 2020, 70.61% of our total revenue were attributed to our top five insurance company partners, each accounted for 30.07%, 22.26%, 6.88%, 6.29% and 5.11%, respectively. For the year ended December 31, 2019, 66.88% of our total revenue were attributed to our top five insurance company partners, each accounted for 23.37%, 22.64%, 7.23%, 7.13% and 6.51%, respectively. Please see Section “Business-Customers” for details about our top insurance partners. We sell insurance products primarily through our sales force who are individual sales agents in our distribution and service network. As of the date of this prospectus, we had 52 locations (branch offices) throughout China to sell the insurance products. A large component of our cost of revenues is commissions paid to our individual sales agents.

We also generate our revenue from performing insurance claim adjustment services for insurance companies, primarily through providing the initial on-site accident and property damage inspection and investigation for auto insurance claims.

The Chinese insurance industry has grown substantially in the past decade. Historically, insurance companies in the PRC relied primarily on their exclusive individual sales agents and direct sales force to sell their insurance products. However, in recent years, as a result of increased competition and consumers’ demand for more insurance choices, insurance companies gradually expanded their distribution channels to include insurance intermediaries, such as commercial banks, insurance agencies and insurance brokerage. In addition, because of the increasingly high cost associated with establishing and maintaining distribution networks of their own, more insurance companies chose to rely primarily on insurance intermediaries to distribute the insurance products and provided attractive monetary incentives to the insurance intermediaries. We intend to grow our company by expanding our distribution network through opening more branch offices in China, training and recruiting more skilled professional sales agents to our sales force, and growing our health and life insurance business line, which was launched in 2018. We will also continue to seek opportunities to offer innovative and premium services and products to our customers. Furthermore, we expect that more and more insurance companies may choose to outsource claim adjusting functions to outside professional inspectors to reduce the insurance companies’ claim adjustment and management risk related costs. We intend to expand our insurance claim adjustment team to meet the outsourcing needs of some insurance companies. In addition, in 2018, we started the development of a mobile app “Heng Kuai Bao”, which provided sales support, training, commission management and instant insurance quotes to our agents. We plan to further develop and enhance Heng Kuai Bao and build our online platform to extend the digital services to our customers allowing them to shop insurance products online, file insurance claims online, and manage policies online.

In December 2019, a novel strain of coronavirus (COVID-19) was reported and the World Health Organization declared the outbreak to constitute a “Public Health Emergency of International Concern.” The Chinese government implemented various precautionary measures to contain the spread of the COVID-19, such as quarantines, travel and gathering restrictions, and transportation suspensions. The Company’s business relied heavily on its individual sales agents and claim adjustors to interact with the general public or policy holders in person. Due to the COVID-19 related restrictions, our operations were substantially disrupted and therefore the results of operations were adversely affected and we had to delay some of our business expansion and development plans.

Factors Affecting Our Results of Operations

As an insurance intermediary in China, our financial condition and results of operations are affected by a variety of factors, including those described below and in the section titled “Risk Factors” on page 22 in this prospectus.

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Key Financial Performance Indicators

Our key financial performance indicators consist of the number of insured customers, the insurance premium and coverage they purchase for our insurance agency and claim adjustment services, the commission we charge insurance carriers and our ability to collect the commission revenue on a timely manner, and our ability to control costs and improve our operating efficiency over time, which significantly impact our net revenue, and operating expenses, as discussed in greater detail under “Results of Operations” below.

Revenue Categories

The Company’s revenue derived mostly from 1) agency commission revenue, and 2) auto insurance claim adjustment services. We had agency commission revenue in the amounts of $19,595,208 and $22,723,168, respectively, during the years ended December 31, 2020 and 2019. We generated claim adjusting revenue in the respective amounts of $2,288,192 and $756,212 during the years ended December 31, 2020 and 2019, respectively.

The following table illustrates the breakdown of our total commission revenue by insurance products for the years ended December 31, 2020 and 2019.

	Year ended December 31, 2020 (Restated)		Year ended December 31, 2019 (Restated)
	Revenue	Percentage of Total commission revenue	Revenue	Percentage of Total commission revenue

Automobile insurance
Mandatory	$1,038,399	5.30%	$957,160	4.21%
Other	13,854,192	70.70%	18,712,485	82.35%
Commercial property Insurance	90,770	0.46%	45,074	0.20%
Liability insurance	969,881	4.95%	453,538	2.00%
Casualty insurance	1,937,550	9.89%	1,749,342	7.70%
Construction and engineering insurance	691,709	3.53%	519,383	2.29%
Life and health insurance	901,389	4.60%	225,738	0.99%
Others	111,318	0.57%	60,448	0.27%
Total	$19,595,208	100.00%	$22,723,168	100.00%

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to the allowance for doubtful accounts, allowance for sales return, the useful life of property and equipment, and assumptions used in assessing the impairment of long-term assets.

We base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our significant judgments and estimates used in the preparation of the consolidated financial statements.

Revenue Recognition

On January 1, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective transition method. The impact of adopting the new revenue standard was not material to the Company’s consolidated financial statements and there was no adjustment to beginning accumulated deficit on January 1, 2018. The core principle of this new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the company satisfies a performance obligation

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The Company’s revenue from contracts with insurance companies is derived principally from the provision of agency and claims adjusting services. According to ASC 606, revenue is recognized at a point in time upon the effective date of the insurance policy and receipt of the premium, as no performance obligation exists after the insurance policy was signed and premium was collected from the insured. If there are other services within the contract, the Company estimates the stand-alone selling price for each separate performance obligation, and the corresponding apportioned revenue is recognized over the period of time in which the customer receives the service, and as the performance obligations are fulfilled and the Company is entitled to that portion of revenue. In situations where multiple performance obligations exist within a contract, the use of estimates is required to allocate the transaction price on a relative stand-alone selling price basis to each separate performance obligation.

The Company disaggregates its revenue from different types of service contracts with customers by principal service categories, as the management believes it best depicts the nature, amount, timing and uncertainty of its revenue and cash flows. The following is a description of the accounting policy for the principal revenue streams of the Company.

Insurance agency services revenue

The Company, through its VIE, sells insurance products provided by insurance carriers to the insureds as an insurance agent, and is compensated in the form of commissions from the respective insurance carriers, according to the terms of each service agreement made by and between the Company and the insurance carriers. The amount of revenue to be recognized is determined by the service contracts between the Company and the insurance carriers, typically a percentage of insurance premium. The performance obligation is considered met and revenue is recognized when the services are rendered and completed, at the time an insurance policy becomes effective, that is, when the signed insurance policy is in place and the premium is collected from the insured. The Company has met all the criteria of revenue recognition when the premiums are collected by the respective insurance carriers and not before, because collectability is not ensured until receipt of the premium. Accordingly, the Company does not accrue any commission revenue prior to the receipt of the related premiums by the insurance carriers.

Management estimates and recognizes allowance for cancellation for commission revenue based on its historical experience. Any subsequent commission adjustments in connection with policy cancellations, are recognized upon notification from the insurance carriers.

The Company reduces commission revenue and cost of revenue by an estimate of future customer cancellations, which is calculated based on historical experience, and records an allowance for sales cancellation and an estimated allowance for cost of sales cancellation. The allowance for sales cancellation is classified as accrued sales return liability on the Consolidated Balance Sheets, totaling $1,207,828 and $97,265 as of December 31, 2020 and 2019, respectively. Additions to the allowance were $1,240,855 and $1,673,531 and deductions from the allowance were $197,438 and $2,971,543 in 2020 and 2019, respectively. The allowance for cost of sales cancellation is classified as prepaid commission cost on the Consolidated Balance Sheets, totaling $1,002,497 and $78,784 as of December 31, 2020 and 2019, respectively, for the recoverable commission cost estimated to be returned by the insurance agents.

Management’s estimated commission and fee adjustments in connection with the cancellation of policies were 5.96% and 6.86%, respectively, of the total commission revenues during years ended December 31, 2020 and 2019.

The Company recorded net insurance agency commission revenue, in the amount of $19,595,208 and $22,723,168 for the year ended December 31, 2020 and 2019, respectively.

Insurance claims adjusting services revenue

The Company also performs insurance claims adjustment service for insurance carriers, primarily providing the initial on-site accident and property damage inspection and investigation for auto insurance claims. For insurance claims adjusting services, performance obligation is considered met and revenue is recognized when the services are rendered and completed, at the time the accident or property damage reports are received by insurance carriers. The Company does not accrue any service fee before the receipt of an insurance company’s acknowledgement of receiving the reports.

The Company recorded net insurance claims adjusting services revenue in the amount of $2,288,192 and $756,212 for the year ended December 31, 2020 and 2019, respectively.

Income Taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that the Company judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company’s liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Company’s effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. As of December 31, 2020 and 2019, the Company had no significant uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company recognizes interest and penalties related to significant uncertain income tax positions in other expense if any. There were no such interest and penalties as of December 31, 2020 and 2019. As of December 31, 2020, income tax returns for the tax years ended December 31, 2015 through December 31, 2019 remain open for statutory examination by PRC tax authorities.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

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Recent Accounting Pronouncements

For details of applicable new accounting standards, please, refer to Recent Accounting Pronouncements in Note 3 of our audited consolidated financial statements in this prospectus, which is a part of the registration statement.

RESULTS OF OPERATIONS

This information should be read together with our audited consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

Results of Operations for the Years Ended December 31, 2020 and 2019

The following table sets forth a summary of our consolidated results of operations for the years ended December 31, 2020 and 2019. Certain columns may not add up due to rounding. The results of operations in any period are not necessarily indicative of our future trends.

	Years ended December 31,		Changes in
	2020 (Restated)	2019 (Restated)	Amount	Percentage
Net revenues:
Commission	$19,595,208	$22,723,168	$(3,127,960)	(13.8)%
Claims Adjusting	2,288,192	756,212	1,531,980	202.6%
Total net revenues	21,883,400	23,479,380	(1,595,980)	(6.8)%

Cost of revenue	18,391,090	19,137,586	(746,496)	(3.9)%

Gross profit	3,492,310	4,341,794	(849,484)	(19.6)%

Operating expense
Selling expenses	2,446,244	934,612	1,511,632	161.7%
General and administrative expense	1,468,907	941,483	527,424	56.0%
Total operating expenses	3,915,151	1,876,095	2,039,056	108.7%

(Loss) income from operations	(422,841)	2,465,699	(2,888,540)	(117.1)%

Non-operating income, net	495,233	1,289,653	(794,420)	(61.6)%

Total income before income taxes	72,392	3,755,352	(3,682,960)	(98.1)%

Income tax expense	26,674	942,622	(915,948)	(97.2)%

Net income	$45,718	$2,812,730	$(2,767,012)	(98.4)%

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Revenues

The commissions and fees we receive from the distribution of insurance products are based on a percentage of the premiums paid by the insured. Commission and fee rates generally depend on the type of insurance products, the particular insurance company we represent and the region in which the insurance products are sold. We typically receive payments of the commissions and fees from insurance companies on a monthly basis. The fees we receive for our automobile insurance claim adjusting services are generally fixed depending on the distance of the accident site on a per claim basis, and are typically paid to us on a monthly basis.

Revenues for the year ended December 31, 2020 totalled $21,883,400, reflecting a decrease of $1,595,980, or 6.8%, compared with that of $23,479,380 for the year ended December 31, 2019. Our revenues primarily consisted of two parts, agency commission revenue and auto insurance claim adjustment services during the fiscal years ended December 31, 2020 and 2019. We generated $19,595,208 and $22,723,168 in agency commission revenue during the year ended December 31, 2020, and 2019, respectively, representing a decrease of $3,127,960, or 13.8%. Our revenue from auto insurance claim adjusting services was $2,288,192 and $756,212 for the years ended December 31, 2020 and 2019, respectively, showing an increase of $1,531,980, or 202.6%. The decrease of revenue from agency commission was mainly due to the following reasons: 1) a significant decrease in commissions from automobile insurance products caused by restrictive government regulations on the automobile insurance which counted for more than 70% of our commission revenue in the years of 2020 and 2019, respectively; 2) opening less new branches in the year of 2020 than that in 2019 as we opened four new branch offices in 2020 compared with six new branches in 2019 due to Covid-19; 3) the slow-down of the business for some sales branches due to Covid-19; 4) temporary impact to our commission revenue resulted from streamlining our sales team through restructure and integrating our distribution network and sales force for seeking and maintaining higher quality and license-regulated sales personnel to be prepared and in conformity with the Company’s long-term growing needs. However, we optimized the structure of commissions and market development fees and increased commission payout ratio, which resulted in an increase of commission revenue generated from liability and casualty insurances by $704,551, or 32.0% in the year of 2020 compared with that of 2019. With respect to claim adjustment services, our revenue from such services grew by $1,531,980 or 202.6% to $2,288,192 during the year ended December 31, 2020, as compared to $756,212 in claim adjustment service revenue in the same period of 2019.

Our non-mandatory automobile insurance commission revenue was $13,854,192 for the year ended December 31, 2020, compared with $18,712,485 for the year ended December 31, 2019, a decrease of $4,858,293 or 25.96%. Our non-mandatory automobile insurance commission revenue as a percentage to total commission revenue was 70.70% for the year ended December 31, 2020, compared to 82.35% for the year ended December 31, 2019. The decrease in both the non-mandatory automobile insurance commission revenue and as a percentage to total commission revenue in 2020 was mainly due to a restrictive government regulations on the automobile insurance (Comprehensive Reform of Auto Insurance) implemented in September 2020, the overall automobile insurance market’s commission payout rate decreased significantly, from 30% of insurance premium prior to the Auto Insurance Reform to 10-20% after the Reform; however, our number of non-mandatory automobile insurance customers was 70,502 in 2019, compared to 70,445 in 2020, which just decreased slightly. We opened four branches in the year of 2020 while we opened six branches in 2019. With the normalization of epidemic prevention and control, the ease of auto chip shortage, and increased demand for new energy vehicles, we believe the automobile market in China will keep growing, and thus we expect our both mandatory and non-mandatory automobile insurance to have a constant and stable increase for the future with expansion of our qualified and professional salesperson team.

Our liability insurance commission revenue was $969,881 for the year ended December 31, 2020, compared with $453,538 for the year ended December 31, 2019, an increase of $516,343 or 113.85%. Our liability insurance commission revenue as a percentage to total commission revenue was 4.95% for the year ended December 31, 2020, compared to 2.00% for the year ended December 31, 2019. The increase in both the liability insurance commission revenue and as a percentage to total commission revenue in 2020 was mainly due to vigorously advocate of the importance of implementing Safety Production Liability Insurance for work safety by PRC government, and our increased marketing and promoting activities of the liability insurance including increased salespeople for liability insurance who were shifted from selling automobile insurance products due to decreased demand of automobile insurance. Our number of liability insurance customers was 4,195 in 2020, compared to 493 in 2019. Our casualty insurance commission revenue was $1,937,550 for the year ended December 31, 2020, compared with $1,749,342 for the year ended December 31, 2019, an increase of $188,208 or 10.76%. Our casualty insurance commission revenue as a percentage to total commission revenue was 9.89% for the year ended December 31, 2020, compared to 7.70% for the year ended December 31, 2019. The increase in both the casualty insurance commission revenue and as a percentage to total commission revenue in 2020 was mainly due to our increased marketing and promoting of casualty insurance products including increased salespeople who were shifted from selling automobile insurance products due to decreased demand of automobile insurance. Our number of casualty insurance customers was 62,495 in 2020, compared to 58,934 in 2019. We believe our liability and casualty insurance market will keep growing due to increased awareness of consumers about the importance of the liability and casualty insurance, as well as government’s advocate about work place safety by having the liability insurance.

We began distributing life and health insurance products in 2019. Our commission revenue from life insurance products was $720,194 and $225,397 for the years ended December 31, 2020 and 2019, respectively. We plan to emphasize on sales of life insurance products for the coming years, and expect our life insurance business to grow rapidly and bring in significant revenue. We believe a number of social factors may drive the growth of life and health insurance market in the PRC, such as stronger demand from the aged Chinese population for traditional life and health insurance products and the Chinese consumers’ increasing awareness of the benefits of life and health insurance.

Cost of Revenues

Cost of revenues mainly consisted of commission fee paid to our outside licensed sales agents and the provision of auto claims adjusting services. We relied mainly on individual sales agents for the distribution of insurance products. Regarding our claim adjusting services, we relied mainly on our own adjustors, including our internal trained staffs or sales agents. We paid our adjustors at a percentage of adjusting revenue we receive, on a case-by-case basis. Cost of revenues for the year ended December 31, 2020 totalled $18,391,090, reflecting a decrease of $746,496 or 3.9%, compared with that of $19,137,586 for the year ended December 31, 2019. The decrease was mainly due to the decrease in revenues. However, our cost of revenues as a percentage to the revenues was 84.0% and 81.5% for the years ending December 31, 2020 and 2019, respectively. The increase in cost of revenues as a percentage to the revenues was due to higher monetary incentive paid to our sales agents to retain and attract our skilled and qualified sales agents after our restructuring of our distribution channels and sales teams in 2019. We anticipate that our operating costs will increase as we grow our business.

Gross Profit

Our gross profit for the years ended December 31, 2020 and 2019 was $3,492,310 and $4,341,794, respectively, reflecting a decrease of $849,484 or 19.6%. Our profit margin was 16.0% for the year ended December 31, 2020, compared to that of 18.5% for the year ended December 31, 2019. The decrease in gross profit and profit margin was mainly due to increased commission cost paid to our sales agents.

Selling Expenses

The following table summarizes selling expenses:

	For the Year Ended December 31,		Change in	Change in
	2020	2019	Amount	%
Marketing and advertising	$2,361,722	$760,903	$1,600,819	210.4%
Organizational costs	-	173,709	(173,709)	-100.0%
Other	40,908	-	40,908	100.0%
Salaries	43,614	-	43,614	100.0%
	$2,446,244	$934,612	$1,511,632	161.7%

Selling expenses mainly consisted of marketing and promotional expenses paid to independent unlicensed insurance sales force, corporate marketing expenses, setup expenses for our sales locations and branches, and salaries for employees who process insurance agreements related services. Our selling expenses amounted to $2,446,244 for the year ended December 31, 2020, as compared to that of $934,612 for the year ended December 31, 2019, showing an increase of $1,511,632, or 161.7%. The significant increase in the selling expenses was mainly attributable to the increased marketing expenses for our independent unlicensed insurance sales force in 2020 and increased expenses associated with increased marketing activities, offset by the decrease in organizational costs.

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General and Administrative Expenses

The following table summarizes general and administrative expenses:

	For the Year Ended December 31,		Change in	Change in
	2020	2019	Amount	%
Salaries and employee welfare	$554,298	$569,731	$(15,433)	-3%
Professional and consulting	503,830	73,194	430,636	588%
Auto and travel	64,970	35,072	29,898	85%
Lease	75,942	71,337	4,605	6%
Meals and entertainment	74,982	13,409	61,573	459%
Office expense	101,330	103,948	(2,618)	-3%
Depreciation and amortization	31,717	21,511	10,206	47%
Other	61,838	53,281	8,557	16%
Total	$1,468,907	$941,483	$527,424	56%

General and administrative expenses mainly consisted of salaries and employees welfare expenses for administrative personnel, professional and consulting expenses in relating to public offering and the development of our mobile and online programs, office lease and utilities, business travel and meeting expenses. Our general and administrative expenses were $1,468,907 for the year ended December 31, 2020, as compared to $941,483 for the year ended December 31, 2019, reflecting an increase of $527,424 or 56.0%. The increase was mainly due to the increase in professional and consulting service fees of $430,636 for the public offering, the increase in meals and entertainment expenses of $61,573, and the increase in auto and travel expense of $29,898.

Non-operating Income, net

Our non-operating income mainly included government grant and interest income. For the year ended December 31, 2020, our non-operating income mainly consisted of government grant of $418,315, interest income of $69,481 and other income of $8,437. For the year ended December 31, 2019, other income mainly consisted of government grant of $1,281,625, interest income of $1,055 and other income $7,410. Government grant mainly represented governmental subsidies for supporting the Company’s business and investment in the local counties in Sichuan and Shandong Province.

Income Taxes

The Company is subject to statutory income tax at a rate of 25% in the PRC. The Company recorded income tax expense of $26,674 and $942,622 for the year ended December 31, 2020 and 2019, respectively.

Net Income

Our net income was $45,718 for the year ended December 31, 2020, as compared to net income of $2,812,730 for the year ended December 31, 2019, reflecting a decline of $2,767,012, or 98.4%%, which was attributed to the increase in selling expenses and general and administrative expenses and decrease in government grants as described above, and the decrease in revenue in the year of 2020.

Liquidity and Capital Resources

Liquidity is the ability of a company generates funds to support its current and future operations, satisfies its obligations and otherwise operates on an ongoing basis. At December 31, 2020 and 2019, we had cash and equivalents in the amounts of $807,380 and $444,266, respectively. These funds are kept in certain financial institutions located in China.

As of December 31, 2020, our working capital was $4.42 million, the ratio of current assets to current liabilities was 2.57:1. As of December 31, 2019, our working capital was $4.17 million, the ratio of current assets to current liabilities was 6.49:1.

Cash Flows for the Year Ended December 31, 2020 Compared to that of the Year Ended December 31, 2019

The following summarizes the key components of our cash flows for the years ended December 31, 2020 and 2019:

	Years ended December 31,
	2020 (Restated)	2019 (Restated)
Net cash provided by operating activities	$892,769	$3,590,899
Net cash used in investing activities	(126,407)	(36,189)
Net cash used in financing activities	(451,298)	(3,868,523)
Effect of exchange rate on cash, cash equivalents and restricted cash	96,129	(16,079)
Net increase (decrease) in cash, cash equivalents and restricted cash	$411,193	$(329,892)

Net cash flow provided by operating activities

Our net cash flow provided by operating activities for the year ended December 31, 2020 was $892,769, compared to that of $3,590,899 for the year ended December 31, 2019, reflecting a decrease of $2,698,130. The decrease of net cash flow from operating activities during the year of 2020 was principally attributable to the decrease in net income of $2,767,012, increase in payments on other receivable by $645,897, less cash inflow from prepaid commission cost by $2,203,155, but partially offset by the increase in cash flows from less payment made for accrued sales return liability by $2,774,105, less payments made on accounts payable by $491,725, less payments made on accrued liabilities and other payables by $416,711, less payments for taxes payable by $132,283, and increase in advance from customers by $111,908, and increase in accounts receivable collection by $61,608.

Net cash flow used in investing activities

Net cash flow used in investing activities for the year ended December 31, 2020 was $126,407, compared to that of $36,189 for the year ended December 31, 2019, showing an increase of $90,218. Net cash used in investing activities in 2020 mainly consisted of purchase of property and equipment of $91,473 and acquisition of intangible assets of $34,934. Net cash used in investing activities in 2019 mainly constituted of purchase of property and equipment of $36,189.

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Net cash flow used in financing activities

Our net cash flow used in financing activities was $451,298 for the year ended December 31, 2020, compared to that of $3,868,523 for the year ended December 31, 2019, reflecting a decrease of $3,417,225. The decrease of net cash flow used in financing activities for 2020 was principally attributable to decrease in due from related parties by $3,417,225.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs, including our cash needs for working capital and capital expenditures, for at least the next 12 months. We expect to require cash to fund our ongoing business needs, particularly the further expansion of our distribution and service network, and development of online platforms and mobile app. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	An increase in working capital requirements to support and finance our current business;

●	The use of capital for mergers, acquisitions, and the development of business opportunities;

●	Addition of personnel and expansion of facilities as the business grows; and

●	The cost of being a public company.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist the review of this information within the context of our consolidated financial position, results of operations, and cash flows. The following tables summarize our contractual obligations as of December 31, 2020, and the effect these obligations are expected to have on our liquidity and cash flows in the future periods.

		Payments Due by Period
Contractual Obligation:	Total	Less than 1 year	1-3 years	3-5 years	5+ years
Office leases commitment	$148,053	$59,748	$79,549	$8,756	$-
Total	$148,053	$59,748	$79,549	$8,756	$-

Off-balance Sheet Arrangements

As of December 31, 2020, we did not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Foreign Currency Exchange Rate Risk

Our operations are in China. A majority of our future revenues are likely to continue to be denominated in Renminbi. Under existing PRC foreign exchange regulations, Renminbi may be converted into foreign exchange for current account items, including profit distributions, interest payments and trade and service related foreign exchange transactions. Thus, our revenue and operating results may be impacted by exchange rate fluctuations between Chinese and U.S. dollars. For the years ended December 31, 2020 and 2019, we had unrealized foreign currency translation income (loss) of $356,737 and $(53,054), respectively, because of changes in the exchange rate.

Inflation

The effect of inflation on our revenue and operating results was not significant.

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Comparison of Six Months Ended June 30, 2021 and 2020

For the six months ended June 30, 2021, 61.38% of our total revenue were attributed to our top five insurance company partners, each accounted for 24.83%, 13.78%, 12.13%, 6.69% and 3.95%, respectively. For the six months ended June 30, 2020, 67.44% of our total revenues were attributed to our top five insurance company partners, each accounted for 33.99%, 18.44%, 7.90%, 3.99% and 3.12%, respectively. Please see Section “Business-Customers” for details about our top insurance partners.

Factors Affecting Our Results of Operations

As an insurance intermediary in China, our financial condition and results of operations are affected by a variety of factors, including those described below and in the section titled “Risk Factors” on page 22 in this prospectus.

Revenue Categories

The Company’s revenue derived mostly from 1) agency commission revenue, and 2) auto insurance claim adjustment services. We had agency commission revenue in the amounts of $8,035,893 and $9,505,071, respectively, during the six months ended June 30, 2021 and 2020. We generated claim adjusting revenue in the respective amounts of $842,531 and $1,596,594 during the six months ended June 30, 2021 and 2020, respectively.

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The following table illustrates the breakdown of our total commission revenue, net by insurance products for the six months ended June 30, 2021 and 2020.

	Six Months ended June 30, 2021		Six Months ended June 30, 2020
	Revenue	Percentage of Total commission revenue	Revenue	Percentage of Total commission revenue
Automobile Insurance
Mandatory	$376,628	4.69%	$692,589	7.29%
Other	4,750,559	59.12%	7,075,826	74.44%
Property Insurance	25,631	0.32%	40,496	0.43%
Liability Insurance	494,805	6.16%	403,311	4.24%
Casualty Insurance	1,480,429	18.42%	844,600	8.89%
Construction and Engineering Insurance	415,644	5.17%	294,400	3.10%
Life and Health Insurance	315,289	3.92%	122,987	1.29%
Other	176,908	2.20%	30,862	0.32%
Total commission revenue, net	$8,035,893	100.00%	$9,505,071	100.00%

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to the allowance for doubtful accounts, allowance for sales returns and cost of sales returns, the useful life of property and equipment, and assumptions used in assessing the impairment of long-term assets.

We base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our significant judgments and estimates used in the preparation of the consolidated financial statements.

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Insurance agency services revenue

The Company, through its VIE, sells insurance products provided by insurance carriers to the insureds as an insurance agent, and is compensated in the form of commissions from the respective insurance carriers, according to the terms of each service agreement made by and between the Company and the insurance carriers. The amount of revenue to be recognized is determined by the service contracts between the Company and the insurance carriers, typically a percentage of insurance premium. The performance obligation is considered met and revenue is recognized when the services are rendered and completed, at the time an insurance policy becomes effective, that is, when the signed insurance policy is in place and the premium is collected from the insured. The Company has met all the criteria of revenue recognition when the premiums are collected by the respective insurance carriers and not before, because collectability is not ensured until receipt of the premium. Accordingly, the Company does not accrue any commission revenue prior to the receipt of the related premiums by the insurance carriers.

Management estimates and recognizes allowance for cancellation for commission revenue based on its historical experience. Any subsequent commission adjustments in connection with policy cancellations, are recognized upon notification from the insurance carriers.

The Company reduces commission revenue and cost of revenue by an estimate of future customer cancellations, which is calculated based on historical experience, and records an allowance for sales cancellation and an estimated allowance for cost of sales cancellation. The allowance for sales cancellation is classified as accrued sales return liability on the Consolidated Balance Sheets, totaling $1,196,227 and $1,207,828 as of June 30, 2021 and December 31, 2020, respectively. Additions to the allowance were $499,555 and $631,571 and deductions from the allowance were $523,900 and $51,444 in the six months ended June 30, 2021 and 2020, respectively. The allowance for cost of sales cancellation is classified as prepaid commission cost on the Consolidated Balance Sheets, totaling $986,605 and $1,002,497 as of June 30, 2021 and December 31, 2020, respectively, for the recoverable commission cost estimated to be returned by the insurance agents.

Management’s estimated commission and fee adjustments in connection with the cancellation of policies were 5.85% and 6.23%, respectively, of the total commission revenues during six months ended June 30, 2021 and 2020.

The Company recorded net insurance agency commission revenue, in the amount of $8,035,893 and $9,505,071 for the six months ended June 30, 2021 and 2020, respectively.

Insurance claims adjusting services revenue

The Company also performs insurance claims adjustment service for insurance carriers, primarily providing the initial on-site accident and property damage inspection and investigation for auto insurance claims. For insurance claims adjusting services, performance obligation is considered met and revenue is recognized when the services are rendered and completed, at the time the accident or property damage reports are received by insurance carriers. The Company does not accrue any service fee before the receipt of an insurance company’s acknowledgement of receiving the reports.

The Company recorded net insurance claims adjusting services revenue in the amount of $842,531 and $1,596,594 for the six months ended June 30, 2021 and 2020, respectively.

Income Taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

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The Company recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that the Company judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company’s liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Company’s effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. As of June 30, 2021 and December 31, 2020, the Company had no significant uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company recognizes interest and penalties related to significant uncertain income tax positions in other expense if any. There were no such interest and penalties for the six months ended June 30, 2021 and 2020. As of June 30, 2021 and December 31, 2020, income tax returns for the tax years ended December 31, 2016 through December 31, 2020 remain open for statutory examination by PRC tax authorities.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

On June 7, 2021, Heng Guang Insurance received a demand letter from Grandway Law Offices on behalf of its client Chengdu Yaoran Enterprise Management Consulting Co., Ltd. (“Yaoran Consulting”), claiming Yaoran Consulting’s alleged 5% ownership interest in the Company due to the services provided by Yaoran Consulting based on an IPO service agreement between Yaoran Consulting and Heng Guang Insurance. The Company believes that Yaoran Consulting’s claim is baseless and plans to defend itself and the integrity of the ownership interest of the Company should the threatened demand letter develop into a legal action. As of the date of this prospectus, we have not received any document regarding the legal action.

RESULTS OF OPERATIONS

This information should be read together with our audited consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

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Results of Operations for the Six Months Ended June 30, 2021 and 2020

The following table sets forth a summary of our consolidated results of operations for the six months ended June 30, 2021 and 2020. Certain columns may not add up due to rounding. The results of operations in any period are not necessarily indicative of our future trends.

	Six Months ended June 30,		Changes in
	2021	2020	Amount	Percentage
Net revenues:
Commission	$8,035,893	$9,505,071	$(1,469,178)	(15.5)%
Claims Adjusting	842,531	1,596,594	(754,063)	(47.2)%
Total net revenues	8,878,424	11,101,665	(2,223,241)	(20.0)%

Cost of revenue	7,346,368	9,379,598	(2,033,230)	(21.7)%

Gross profit	1,532,056	1,722,067	(190,011)	(11.0)%

Operating expense
Selling expenses	1,008,568	971,408	37,160	3.8%
General and administrative expense	1,371,853	670,437	701,416	104.6%
Total operating expenses	2,380,421	1,641,845	738,576	45.0%

(Loss) income from operations	(848,365)	80,222	(928,587)	(1,157.5)%

Non-operating income, net	201,342	361,653	(160,311)	(44.3)%

(Loss) income before income taxes	(647,023)	441,875	(1,088,898)	(246.4)%

Income tax (benefit) expense	(153,105)	112,575	(265,680)	(236.0)%

Net (loss) income	$(493,918)	$329,300	$(823,218)	(250.0)%

Revenues

The commissions and fees we receive from the distribution of insurance products are based on a percentage of the premiums paid by the insured. Commission and fee rates generally depend on the type of insurance products, the particular insurance company we represent and the region in which the insurance products are sold. We typically receive payments of the commissions and fees from insurance companies on a monthly basis. The fees we receive for our automobile insurance claim adjusting services are generally fixed depending on the distance of the accident site on a per claim basis, and are typically paid to us on a monthly basis.

Revenues for the six months ended June 30, 2021 totalled $8,878,424, reflecting a decrease of $2,223,241, or 20.0%, compared with that of $11,101,665 for the six months ended June 30, 2020. Our revenues primarily consisted of two parts, agency commission revenue and auto insurance claim adjustment services during the six months ended June 30, 2021 and 2020. We generated $8,035,893 and $9,505,071 in agency commission revenue during the six months ended June 30, 2021 and 2020, respectively, representing a decrease of $1,469,178, or 15.5%. Our revenue from auto insurance claim adjusting services was $842,531 and $1,596,594 for the six months ended June 30, 2021 and 2020, respectively, showing a decrease of $754,063, or 47.2%. The decrease of revenue from agency commission was mainly due to the following reasons: 1) a significant decrease in commissions from automobile insurance products caused by restrictive government regulations on the automobile insurance (Comprehensive Reform of Auto Insurance) implemented in September 2020, which counted for more than 70% and 60% of our commission revenue in the six months of 2021 and 2020, respectively; 2) opening less new branches in the six months ended June 30, 2021 than that in the comparable period of 2020 due to continuous impact of Convid-19; and 3) the continuous slow-down of business of some local branches due to restrictions and concerns about in-person meetings to avoid being contracted by Covid-19  . However, we optimized the structure of commissions and market development fees and increased commission pay-out ratio, which resulted in an increase of commission revenue generated from liability and casualty insurances by $727,323, or 58.3% in the six months of 2021 compared with that of 2020.

Our non-mandatory automobile insurance commission revenue was $4,750,559 for the six months ended June 30, 2021, compared with $7,075,826 for the six months ended June 30, 2020, representing a decrease of $2,325,267 or 32.86%. Our non-mandatory automobile insurance commission revenue as a percentage to total commission revenue was 59.12% for the six months ended June 30, 2021, compared to 74.44% for the six months ended June 30, 2020. The decrease in both the non-mandatory automobile insurance commission revenue and as a percentage to total commission revenue in 2021 was mainly due to continuous impact of Comprehensive Reform of Auto Insurance implemented in September 2020, the overall decrease of automobile insurance market’s commission payout rate from 30% of insurance premium to 10-20% after such Reform, decrease of our non-mandatory automobile insurance customers (our number of non-mandatory automobile insurance customers was 16,183 in the six months ended June 30, 2021, compared to 36,717 in the six months ended June 30, 2020). The decrease in the number of non-mandatory automobile insurance customers was caused by the decrease in sales force, the decrease of new branch opening in the six months ended June 30, 2021(we opened two new branches in the six months ended June 30, 2020 while we only opened one new branch in the six months ended June 30, 2021), as well as decreased demand for non-mandatory automobile insurance due to dissolution and bankruptcy of many mid-sized and small businesses due to the adverse impacts of Covid-19. With the normalization of epidemic prevention and control, the ease of auto chip shortage, and increased demand for renewable energy vehicles, we believe the automobile market in China will rebound and keep growing, and thus we expect our both mandatory and non-mandatory automobile insurance to have a constant and stable increase for the future with expansion of our qualified and professional salesperson team.

Our liability insurance commission revenue was $494,805 for the six months ended June 30, 2021, compared with $403,311 for the six months ended June 30, 2020, reflecting an increase of $91,494 or 22.69%. Our liability insurance commission revenue as a percentage to total commission revenue was 6.16% for the six months ended June 30, 2021, compared to 4.24% for the six months ended June 30, 2020. The increase in both the liability insurance commission revenue and as a percentage to total commission revenue in 2021 was mainly due to government’s advocate about importance of liability insurance as part of requirement for maintaining safe working place, and increased salesforce who were previously focusing on selling the automobile insurance. Our number of liability insurance was 2,910 for the six months ended June 30, 2021, compared to 2,371 for the six months ended June 30, 2020. Our casualty insurance commission revenue was $1,480,429 for the six months ended June 30, 2021, compared with $844,600 for the six months ended June 30, 2020, an increase of $635,829 or 75.28%. Our casualty insurance commission revenue as a percentage to total commission revenue was 18.42% for the six months ended June 30, 2021, compared to 8.89% for the six months ended June 30, 2020. The increase in both the casualty insurance commission revenue and as a percentage to total commission revenue in 2021 was mainly due to our increased marketing and promoting activities, as well as consumer’s increased awareness about importance of liability and casualty insurance, we believe this increasing trend will keep going for the future. Our number of casualty insurance was 52,035 for the six months ended June 30, 2021, compared to 24,776 for the six months ended June 30, 2020.

We began distributing life and health insurance products in 2019. Our net commission revenue from life and health insurance products was $315,289 and $122,987 for the six months ended June 30, 2021 and 2020, respectively. We will emphasize on sales of life insurance products for the coming years, and expect our life insurance business to grow rapidly and bring in significant revenue. From the beginning of 2021, we have started organizing training sessions for our insurance agents about various life and health insurance products and held a number of extensive life and health insurance training sessions in the fourth quarter of 2021. We believe a number of social factors may drive the growth of life and health insurance market in the PRC, such as stronger demand from the aged Chinese population for traditional life and health insurance products and the Chinese consumers’ increasing awareness of the benefits of life and health insurance.

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Cost of Revenues

Cost of revenues mainly consisted of commission fee paid to our outside licensed sales agents and the provision of auto claims adjusting services. We relied mainly on individual sales agents for the distribution of insurance products. Regarding our claim adjusting services, we relied mainly on our own adjustors, including our internal trained staff or sales agents. We paid our adjustors at a percentage of adjusting revenue we receive, on a case-by-case basis. Cost of revenues for the six months ended June 30, 2021 totalled $7,346,368, reflecting a decrease of $2,033,230 or 21.7%, compared with that of $9,379,598 for the six months ended June 30, 2020. The decrease was mainly due to decrease in revenue in the six months ended June 30, 2021 compared to the six months ended June 30, 2020. However, our cost of revenues as a percentage to the revenues was 82.7% and 84.5% for the six months ending June 30, 2021 and 2020, respectively. The slight decrease in cost of revenues as a percentage to the revenues was due to commission adjustment to certain sales agents for slightly lower commission percentage to them as a result of their support to our company for going through the COVID-19 pandemic.

Gross Profit

Our gross profit for the six months ended June 30, 2021 and 2020 was $1,532,056 and $1,722,067, respectively, reflecting a decrease of $190,011 or 11.0%. Our profit margin was 17.3% for the six months ended June 30, 2021, compared to that of 15.5% for the six months ended June 30, 2020. The increase in gross profit margin was mainly due to decreased commission cost paid to our sales agents.

Selling Expenses

The following table summarizes selling expenses:

	For the six months ended		Change in
	June 30, 2021	June 30, 2020	Amount	Percentage
Marketing and advertising	$941,411	$948,941	$(7,530)	-0.8%
Salaries	66,954	8,904	58,050	652.0%
Other	203	13,563	(13,360)	-98.5%
Total	$1,008,568	$971,408	$37,160	3.8%

The increase in the selling expenses was mainly attributable to the increase in salaries for employees who process insurance agreements related services, partly offset by the decrease in marketing and promotional expenses paid to independent unlicensed insurance sales force.

General and Administrative Expenses

The following table summarizes general and administrative expenses:

	For the six months ended		Change in
	June 30, 2021	June 30, 2020	Amount	Percentage
Professional and consulting	$750,505	$217,826	$532,679	244.5%
Salaries and employee benefits	344,440	268,922	75,518	28.1%
Auto and travel	45,509	24,470	21,039	86.0%
Depreciation and amortization	20,264	11,681	8,583	73.5%
Lease and management fees	52,439	44,237	8,202	18.5%
Meals and entertainment	56,404	19,636	36,768	187.2%
Office expense	31,578	49,767	(18,189)	-36.5%
Other	70,714	33,898	36,816	108.6%
	$1,371,853	$670,437	$701,416	104.6%

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The increase in general and administrative expenses was primarily due to the increase in professional and consulting expenses for the six months ended June 30, 2021, compared to the same period in 2020, as a result of the Company’s initial public offering, and the increase in salaries and employee benefits expenses for administrative employees.

Non-operating Income, net

Our non-operating income mainly included government grants, gain on disposal of fix assets and interest income. For the six months ended June 30, 2021, our non-operating income mainly consisted of government grant of $111,343, interest income of $1,254, gain on disposal of fix assets of $15,559, employee loan forgiveness of $90,852 and other income of $5,523, offset with other expense of $23,188. For the six months ended June 30, 2020, other income mainly consisted of government grant of $293,066, interest income of $66,932 and other income $1,841. Government grant mainly represented governmental subsidies for supporting the Company’s business and investment in the local cities.

Income Taxes

The Company is subject to statutory income tax at a rate of 25% in the PRC. The Company recorded income tax benefit of $153,105 and income tax expense of $112,575 for the six months ended June 30, 2021 and 2020.

Net Income (loss)

Our net loss was $493,918 for the six months ended June 30, 2021, as compared to net income of $329,300 for the six months ended June 30, 2020, reflecting a decline of $823,218, or 250.0%, which was attributed to the increase in selling, general and administrative expenses and decrease in revenue and non-operating income described above.

Liquidity and Capital Resources

Liquidity indicates a company’s ability to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. At June 30, 2021 and December 31, 2020, we had cash and equivalents in the amounts of $3,866,645 and $807,380, respectively. These funds are kept in certain financial institutions located in China.

As of June 30, 2021, our working capital was $3.85 million, the ratio of current assets to current liabilities was 2.79:1. As of December 31, 2020, our working capital was $4.42 million, the ratio of current assets to current liabilities was 2.57:1.

Cash Flows for the Six Months Ended June 30, 2021 Compared to that of the Six Months Ended June 30, 2020

The following summarizes the key components of our cash flows for the six months ended June 30, 2021 and 2020:

	Six Months ended June 30,
	2021	2020
Net cash (used in) provided by operating activities	$(1,317,750)	$560,024
Net cash provided by investing activities	26,165	-
Net cash provided by (used in) financing activities	4,335,895	(440,107)
Effect of exchange rate on cash, cash equivalents and restricted cash	23,072	(16,908)
Net increase in cash, cash equivalents and restricted cash	$3,067,382	$103,009

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Net cash flow provided by (used in) operating activities

Our net cash flow used in operating activities for the six months ended June 30, 2021 was $1,317,750, compared to net cash provided by operating activities of $560,024 for the six months ended June 30, 2020, reflecting a decrease of cash inflow of $1,877,774. The decrease of net cash flow from operating activities during the six months ended June 30, 2021 was principally attributable to the decrease in net income of $823,218 and non-cash adjustments of sales return allowance, cost of sales return allowance, and deferred tax, totaling $279,192, to increase the cash outflow, and increased cash outflow on accounts payable of $776,865, accrued sales return liability of $472,456, accrued liabilities and other payable by $169,139, but partly offset with increased cash inflow on prepaid commission cost by $395,260, other receivables by $244,527 and prepaid expenses by $107,809.

Net cash flow provided by investing activities

Net cash flow provided by investing activities for the six months ended June 30, 2021 was $26,165, compared to that of $0 for the six months ended June 30, 2020, showing an increase of $26,165. Net cash provided by investing activities in 2021 mainly consisted of proceeds from sales of property and equipment of $35,192 which was partly offset by purchase of property and equipment of $9,027.

Net cash flow provided by (used in) financing activities

Our net cash flow provided by financing activities was $4,335,895 for the six months ended June 30, 2021, compared to net cash used in financing activities of $440,107 for the six months ended June 30, 2020, reflecting an increase of $4,776,002. The increase of net cash flow provided by financing activities during the six months ended June 30, 2021 compared to the same period of 2020 was principally attributable to repayment from related parties of $4,776,002.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs, including our cash needs for working capital and capital expenditures, for at least the next 12 months. We expect to require cash to fund our ongoing business needs, particularly the further expansion of our distribution and service network, and development of online platforms and mobile app. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	An increase in working capital requirements to support and finance our current business;

●	The use of capital for mergers, acquisitions, and the development of business opportunities;

●	Addition of personnel and expansion of facilities as the business grows; and

●	The cost of being a public company.

Off-balance Sheet Arrangements

As of June 30, 2021, we did not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Foreign Currency Exchange Rate Risk

Our operations are in China. A majority of our future revenues are likely to continue to be denominated in Renminbi. Under existing PRC foreign exchange regulations, Renminbi may be converted into foreign exchange for current account items, including profit distributions, interest payments and trade and service related foreign exchange transactions. Thus, our revenue and operating results may be impacted by exchange rate fluctuations between Chinese and U.S. dollars. For the six months ended June 30, 2021 and 2020, we had unrealized foreign currency translation income (loss) of $59,259 and $(77,093), respectively, because of changes in the exchange rate.

Inflation

The effect of inflation on our revenue and operating results was not significant.

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INDUSTRY

Factors Driving the Growth of the Chinese Insurance Industry

We believe that certain macroeconomic factors, such as the governmental policy that allows an open market and China’s rapid economic growth, have been and will continue to be the key driving forces behind the growth of the Chinese insurance industry since 1978 when the PRC started the economic reform and opened up the country to the outside world. The rapid economic growth of China has created substantial gross domestic product (“GDP”) growth in China. The National Bureau of Statistics of China had published data showing that the insurance premium growth rates in China were related to the GDP growth rates in the country to some extent.

Source: the National Bureau of Statistics of China and CBIRC

Increase in Household Income and Disposable Income Per Capita

The continuous improvement of PRC residents’ income is the core factor driving the growth of the insurance industry in China. Along with the steady development of economy in China, the income and per capita disposable income of urban PRC residents have increased continuously. The growth of household wealth has stimulated demand for insurance products.

Favorable Regulatory Environment

At the 19th National Congress Conference in October 2017, General Secretary of the Chinese Communist Party Jinping Xi declared that China has entered into a new era with prosperity and insurance would provide necessary protection against losses and uncertainties. The Fifth National Financial Work Conference, held on July 14, 2017, specifically confirmed the needs to promote the insurance industry for risk management. In addition, the State Council’s National Notice No.29, dated August 10, 2014, confirmed its goal to build an insurance industry that was compatible with China’s economic and social needs, reaching the national target of 5% in insurance penetration, or total premium as a percentage of GDP, and RMB 3,500 (approximately US$569) per person in insurance density, or per capita premium, by 2020. The 13th Five-Year-Plan of the CIRC also confirmed its commitment to continuously promote and support of various development plans of the insurance industry. The September 2020 Insurance Guideline issued by CBIRC encouraged the insurance related enterprises, among other things, i) exploring the development of innovative products, such as motor vehicle mileage insurance for renewable energy vehicles and qualified traditional vehicles, ii) releasing the floating range of independent pricing coefficients; iii) prioritizing the development customized insurance products. We believe that the launch of the September 2020 Insurance Guideline will bring the auto insurance into a new era featuring personalized insurance pricing and innovative products.

The Chinese Insurance Industry

Tremendous Growth of the Insurance Premium Revenue

According to the chart below prepared by China Insurance Yearbook, CBIRC and China Business Industry Research Institute, the total insurance premium generated by the entire Chinese insurance industry was less than RMB500 billion (approximately US$77.70 billion) from 1980 to 2004. In 2004, the Chinese insurance market welcomed its rapid growth era and the insurance premium revenue had increased steadily year by year from 2004 to 2019. By 2019, the Chinese insurance industry achieved the total premium revenue of RMB4.264 trillion (approximately US$662 billion). According to a report from Statista, a German market and consumer data company, the total premium revenue of Chinese insurance companies had grown from RMB1.1 trillion to RMB4.5 trillion from 2009 to 2020, almost quadrupled in the 12-year period.

Source: https://www.statista.com/statistics/1143012/china-total-premium-revenue-of-insurance-companies/

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With respect to the Chinese automobile insurance, the total premium revenue of that insurance sector exceeded RMB800 billion (approximately US$124.32 billion) in 2019, demonstrating an increase of approximately RMB200 billion or 32% from that of 2015. On September 1, 2021, the Chinese auto insurance sector will face a wave of regulatory reform launched by the CBIRC primarily to separate the functions of insurance underwriting, sales and adjustment services in China. The auto insurance sector is experiencing the following regulatory changes:

●	The auto insurance industry shall be guided to set the upper limit of the additional expense rate of commercial auto insurance products in accordance with actual market operations and reduce the excessively high handling fee level in some sales areas.
●	Guiding the insurance industry to lower the upper limit of the additional expense rate for commercial automobile insurance products from 35% to 25%, it has a certain degree of detrimental impact on the automobile insurance agency service revenue.
●	The guidance to match with the international insurance market expense ratio, which is current about 30%, to make the Chinese insurance agents will competitive internationally.
●	Insurance companies actuarially have lowered their expense ratios, which have resulted in the auto insurance agency income (primarily commission) being adjusted accordingly. Therefore the insurance agents’ operating income will decrease assuming the same number of customers and collection of premium.

We believe this reform will present our auto insurance agency business challenges and opportunities in the next few years.

Source: China Insurance Yearbook, China Banking and Insurance Regulatory Commission, China Business Industry Research Institute and public data compilation

In recent years, the Chinese insurance industry has been experiencing accelerating growth. Insurance density, or per capita premium, and insurance penetration, or total premium as a percentage of GDP, are used to measure the level of insurance development for a country or a region. According to a report from Statista, insurance density is a used as an indicator for the development of insurance within a country and is calculated as ratio of total insurance premiums to whole population of a given country. For example, the Chinese insurance density in a given year shall equal to the result of the total insurance premiums sold in China divided by the entire Chinese population. From the development trend in recent years, the insurance penetration in China has not only increased year by year, but the annual growth rate of penetration is also accelerating, based on “The Analysis Report on Financial Inclusion Indicators in China in 2018” dated October 2019 by People’s Bank of China Financial Consumption Rights Protection Bureau. In 2011, the insurance penetration rate in China was 3.04%, compared to that of 4.3% in 2019, with an average annual increase of 0.16%. Additionally, China’s insurance density has also increased from approximately US$163 per capita in 2011 to approximately US$441 per capita in 2019, according to the Chinese National Statistics Bureau and Insurance Yearbook.

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However, compared with other developed nations and regions, China’s insurance density and penetration rate were relatively low. According to Swiss Re Institute, in 2020, the United States had an insurance density of US$7,270, and an insurance penetration rate of 12% while China had an insurance density of US$448.76 and an insurance penetration rate of 4.5% for the same period based on “Insurance Brokers & Adjusters Industry in China - Market Research Report” dated September 10, 2020. Based on the insurance density gap and insurance penetration rate gap between China and U.S., an example of developed economy, we believe that there is still great growth potential for the insurance industry in China. The following chart illustrates the top ten insurance density countries in the world in 2020, China not on the list.

Top ten insurance density in 2020

Source: Swiss Re sigma 2020

Insurance Companies

According to data from the CBIRC, during the year of 2020, a handful insurance companies dominated the overall Chinese insurance industry, which had a market of RMB 4.53 trillion (approximately $700 billion USD) in insurance premium. In 2020, the top five insurance companies based on premium revenues were China Life Insurance, Ping An Life Insurance, People’s Insurance of China, Ping An Property Insurance, and China Pacific Life Insurance, each accounting for 13.54%，10.52%，9.55%，6.32%, and 4.61% of the gross Chinese insurance industry premium revenue for the year of 2020. The following four insurance companies were the top four auto insurance companies in China as of June 2020 based on their auto insurance premium revenues: People’s Insurance Company of China, China Ping An Property Insurance Co., Ltd., China Pacific Insurance (Group) Co., Ltd., and China Life Insurance Company Limited. However, a large number of small and medium-sized insurance companies, both domestic and foreign-invested, are entering the Chinese insurance market, following the changes in regulatory policies in the past few years regarding Internet-based insurance and foreign investments in the PRC insurance industry.

Insurance Intermediaries in the PRC

Overview

Established insurance companies in the PRC have relied primarily on individual sales agents and direct sales force to sell their insurance products. The individual sales agents are not employees but independent contractors of the insurance companies. As a result of increased competition in recent years, many insurance companies have gradually expanded their distribution channels to include (1) insurance agencies, such as commercial banks and postal offices, and (2) professional insurance intermediaries, such as insurance brokers. Moreover, some newly established insurance companies have chosen to focus primarily on product development and rely primarily on insurance agencies and brokers to distribute their products. In 2010, the Chinese Banking Regulatory Commission promulgated a number of policies to support the development of professional insurance intermediaries. Accordingly, we believe the separation of insurance production/underwriting and sales is a major trend in China’s insurance industry.

According to the CIRC’s classification, there are three types of insurance intermediaries in the PRC:

●	professional insurance intermediaries, including independent insurance agencies, brokers and insurance adjustment companies;

●	ancillary-business insurance agencies, which refer to entities that distribute insurance products as an ancillary business, such as commercial banks, postal offices, automobile dealerships, airlines and railroad companies; and

●	insurance salespersons, which refer to individual independent sales agents who have agency contracts with insurance companies to sell insurance products on behalf of the contracted insurance companies.

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Among the three types of professional insurance intermediaries, insurance agencies are entities that have obtained an insurance agency business permit from the CIRC and engage in the sale of insurance products for, and within the authorization of, insurance companies. Insurance brokers are entities that have obtained an insurance broker licenses from the CIRC and generally act on behalf the insurance applicants seeking insurance coverage from insurance companies. Some insurance brokers also engage in reinsurance brokerage and act on behalf of insurance companies in their dealings with reinsurance companies. Insurance adjustment firms are entities that have been approved by the CIRC to engage in insurance adjusting activities, such as the assessment, survey, authentication and loss estimation. As of June 2020, there were 2,645 professional insurance intermediary firms in China, including 496 professional insurance agencies, as reported by Jinri Toutiao, a Chinese news and information content platform and subsidiary of ByteDance, on January 29, 2021. At the end of 2020, the Chinese insurance intermediary market grew to a market of over RMB 3 trillion in commission revenue with more than 3 million professional insurance agents, as reported by Jinri Toutiao.

The professional insurance intermediaries in China are still at their early stage of development in terms of capital, revenue, technology and service capabilities. We believe professional insurance intermediaries have potential to grow as their market share was still small compared to the market shares of independent insurance salespersons and other channels as of 2019 as illustrated in the chart below.

Source: website of CBIRC

In the past few years, most small and medium-sized insurance companies did not have their distribution network and relied mostly on certain banks to distribute their life insurance products, called “bancassurance, which is an arrangement between a bank and an insurance company allowing the insurance company to sell its products to the bank’s client base. In 2016, the CIRC started the transformation of the life insurance industry in order to curb the practice of distributing wealth management products through bancassurance. This regulatory change brought great opportunities to independent insurance intermediaries, to which the small and medium-sized insurance companies turned seeking new distribution channels for their life insurance products. That transformation presented us one of the reasons for our efforts to expand into the distribution of life insurance products.

We believe that there are substantial further growth opportunities in the professional insurance intermediary sector for the following reasons:

1.	Chinese insurance industry has significant growth potential due to China’s continued economic growth and increase of individual’s wealth and disposable income.

2.	Increased supply of innovative and personalized insurance products in China drive the need for Chinese consumers to seek professional advice from professional insurance intermediaries.

3.	Competition among insurance companies will force expansion of distribution channels. As the number of PRC insurance companies has increased, competition has intensified among insurance companies. We believe that insurance companies will have increasing needs to partner with professional insurance intermediaries to distribute their products. Moreover, competition may also inspire some insurance companies to focus on their core competencies, such as product development, underwriting and investment management, and outsource all or part of their distribution functions to professional insurance intermediaries.

BUSINESS

We are an insurance agency company operating in China. The Company was established in 2004 and has developed a successful business strategy in the City of Guangan, Sichuan Province during its first ten years. In 2015, the Company relocated its headquarters to Chengdu, the capital city of Sichuan Province and one the most robust business centers in southwest China. In 2016, the Company obtained its Chinese national insurance agency qualification and Internet insurance agency license, and formally established its corporate strategy of expanding both of its digital and offline insurance intermediary services on a nationwide scale. In 2019, the Company accelerated its digitalization process and launched its digital sales application- “Heng Kuai Bao” (meaning fast insurance service), aiming to enhance the insurance service efficiency, improve user experiences, and empower its agents with new technologies. In September 2020, after the auto insurance reform in China, the Company was a pioneer insurance intermediary in launching the auto insurance one-click system in Heng Kuai Bao, which gained its popularity in the auto-insurance market. As of December, 2021, we grew from one branch office in Guangan City to forty-eight (48) locations sprawling in fifteen (15) provinces and municipalities in the Southwest and Northeast of the PRC.

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We distribute a variety of insurance products, which are categorized into two major groups: (1) property and casualty insurance, such as automobile insurance, commercial property insurance, casualty and accident insurance, construction and engineering insurance, and liability insurance; and (2) life and health insurance. As an insurance agency firm, we have limited underwriting capacity and primarily provide sales, distribution and ancillary services of insurance products underwritten by the insurance companies we represent. We derive our revenue primarily from commissions and fees paid by the partner insurance companies, typically calculated as a percentage of premiums paid by our customers to the insurance companies. As of the date of this report, we have relationships with over 70 insurance companies in the PRC. We help consumers select the right insurance products for purchase, but represent the partner insurance companies in the transactions. For the six months ended June 30, 2021, 61.38% of our total revenue were attributed to our top five insurance company partners, each accounted for 24.83%, 13.78%, 12.13%, 6.69% and 3.95%, respectively. For the six months ended June 30, 2020, 67.44% of our total revenues were attributed to our top five insurance company partners, each accounted for 33.99%, 18.44%, 7.90%, 3.99% and 3.12%, respectively. For the year ended December 31, 2020, 70.61% of our total revenue were attributed to our top five insurance company partners, each accounted for 30.07%, 22.26%, 6.88%, 6.29% and 5.11%, respectively. For the year ended December 31, 2019, 66.88% of our total revenue were attributed to our top five insurance company partners, accounted for 23.37%, 22.64%, 7.23%, 7.13% and 6.51%, respectively. We sell insurance products through our sales force who are individual sales agents in our distribution and service network. As of March 2022, we had 52 locations (sales offices) throughout China. A large component of our cost of revenues is commissions paid to our individual sales agents. We established eight (8) new branch offices in the years of 2020 and 2019 to further grow our sales and market share.

In addition to commission revenue, we also derive our revenue from performing insurance claim adjustment services for insurance companies, with the focus on the initial on-site accident and property damage inspection and investigation for auto insurance claims.

The Chinese insurance industry has grown substantially in the past decade. Historically, insurance companies in the PRC relied primarily on their exclusive individual sales agents and direct sales force to sell their products. However, in recent years, as a result of increased competition and consumers’ demand for more options, insurance companies gradually expanded their distribution channels to include insurance intermediaries, such as commercial banks and insurance intermediaries. In addition, because of the increasingly high costs for establishing and maintaining distribution networks of their own, more insurance companies choose to rely primarily on insurance intermediaries to distribute the insurance products and in return provide attractive monetary incentives to the insurance intermediaries.

We intend to grow our Company by expanding our distribution network through opening additional brick and mortar offices and branches in China, expanding our online operations, and training and recruiting additional skilled professional sales agents in the life and health insurance sector. We will also continue to seek opportunities to offer innovative and premium services and products to our customers. In 2018, we started the development of mobile app Heng Kuai Bao, which provides sales support, training, agents’ commission management and instant insurance quotes to our agents. We plan to further develop and enhance our mobile app and online platform to extend the digital services to our insurance purchasers, with the goal of allowing them to shop, compare and purchase insurance products, process insurance claims, and manage policies all through Heng Kuai Bao as the one-stop application. In addition, we diversified our insurance products by tapping into the health and life insurance sector in 2019. Furthermore, we are allocating additional human and financial resources to our claim adjustment department in anticipation of future surging demand of our claim adjustment services as we see more and more insurance companies choose to outsource claim adjustment functions to insurance agencies to minimize the costs of claim and risk management.

The following table illustrates the breakdown of our total commission revenue by insurance products for the six months ended June 30, 2021 and 2020.

	Six Months ended June 30, 2021		Six Months ended June 30, 2020
	Revenue	Percentage of Total commission revenue	Revenue	Percentage of Total commission revenue
Automobile Insurance
Mandatory	$376,628	4.69%	$692,589	7.29%
Other	4,750,559	59.12%	7,075,826	74.44%
Property Insurance	25,631	0.32%	40,496	0.43%
Liability Insurance	494,805	6.16%	403,311	4.24%
Casualty Insurance	1,480,429	18.42%	844,600	8.89%
Construction and Engineering Insurance	415,644	5.17%	294,400	3.10%
Life and Health Insurance	315,289	3.92%	122,987	1.29%
Other	176,908	2.20%	30,862	0.32%
Total commission revenue, net	$8,035,893	100.00%	$9,505,071	100.00%

The following table illustrates the breakdown of our total commission revenue by insurance products for the years ended December 31, 2020 and 2019.

	Year ended December 31, 2020 (Restated)		Year ended December 31, 2019 (Restated)
	Revenue	Percentage of Total commission revenue	Revenue	Percentage of Total commission revenue

Automobile insurance
Mandatory	$1,038,399	5.30%	$957,160	4.21%
Other	13,854,192	70.70%	18,712,485	82.35%
Commercial property Insurance	90,770	0.46%	45,074	0.20%
Liability insurance	969,881	4.95%	453,538	2.00%
Casualty insurance	1,937,550	9.89%	1,749,342	7.70%
Construction and engineering insurance	691,709	3.53%	519,383	2.29%
Life and health insurance	901,389	4.60%	225,738	0.99%
Others	111,318	0.57%	60,448	0.27%
Total	$19,595,208	100.00%	$22,723,168	100.00%

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Corporate History and Structure

On June 25, 2004, our variable interest entity, Heng Guang Insurance was formed as a limited company pursuant to PRC law. We control and operate our insurance agent services through Heng Guang Insurance pursuant to the contractual arrangements which are described under “Business — Contractual Arrangements between WFOE and Heng Guang Insurance” in China.

The Company commenced its operation originally under the name of Sichuan Sunshine Insurance Agency Co., Ltd. in 2004. On February 9, 2004, the CBIRC approved the establishment of Sichuan Sunshine Insurance Agency Co., Ltd. on its Agency Letter (2004) No. 307, Approval on the Establishment of Sichuan Sunshine Insurance Agency Co., Ltd. On April 9, 2004, the Company obtained pre-approval of the investment from five of its investors with the initial registered capital of RMB 600,000 (approximately $94,000 USD). Pursuant to our registration with CIRC, we were then permitted to conduct agency business of promoting insurance products, collecting insurance premiums, damage and loss investigations and claim adjustments, and other related insurance businesses in the Province of Sichuan only. On June 23, 2004, we obtained the Insurance Agency Legal Person License issued by the CIRC. In July 2004, the Administration for Market Regulation of Sichuan Province approved our name change request from Sichuan Sunshine Insurance Agency Co., Ltd. to Sichuan Hengguang Insurance Agency Co., Ltd. and we have conducted our insurance business under the new name ever since.

From 2006 to 2011, our registered capital increased several times and reached the amount of RMB 10,000,000 (approximately $1.56 Million USD). After a number of private offerings of Heng Guang Insurance, our current principal shareholders are Jiulin Zhang, Xuefeng Huang and Haibo Bai, among other shareholders.

In November 2015, we expanded our business area to mainland China (excluding Hong Kong, Macau and Taiwan) as the CBIRC approved us to expand our business territory. In 2016, Heng Guang Insurance was granted with its Chinese national insurance agency qualification and Internet insurance agency license.

The following chart illustrates our corporate structure, as of the date of this prospectus.

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Controlled Company

We are a controlled company as defined under NASDAQ Listing Rules, and as long as our officers and directors, either individually or in the aggregate, own at least 50% of the outstanding voting power of our Company, we will remain a controlled company. However, even if we qualify as a controlled company, we do not intend to rely on the controlled company exemptions provided under NASDAQ Listing Rules. To that extent, upon the closing of this public offering, we will have set up the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, all of which shall consist solely of independent directors.

For so long as we are a controlled company under that definition, we are permitted, however, to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the controlled company exemption under the NASDAQ Listing Rules, we could elect to rely on this exemption in the future. If we elect to rely on the controlled company exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. When and if we choose to rely on the exemptions for a controlled company, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. (See “Risk Factors – Risks Related to Our Corporate Structure – As a “controlled company” under the rules of the NASDAQ Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”)

Contractual Arrangements Between Heng Guang Insurance And WFOE

Neither we nor our subsidiaries own any equity interest in Heng Guang Insurance. Instead, we control and receive the economic benefits of Heng Guang Insurance’s business operation through a series of contractual arrangements. Heng Guang Insurance, all of its shareholders (collectively, the “HG Shareholders”), and WFOE entered into a series of contractual arrangements, also known as VIE Agreements, on or about December 3, 2020. The contractual arrangements with respect to the VIE are not equivalent to an equity ownership in the business of the VIE and the investors may never hold equity interests in Heng Guang Insurance unless the VIE Agreements are replaced with the direct ownership of Heng Guang Insurance by the WFOE. The VIE Agreements or the contractual control structure is used to provide non-Chinese investors with exposure to foreign investment in China-based companies where Chinese laws impose certain restrictions on foreign ownership over such companies of certain categories. Through the VIE arrangements, Heng Guang Cayman has the power to direct the activities that most significantly impact the VIE’s economic performance, bears the risks of and enjoys the rewards normally associated with ownership of the VIE, and therefore the Company is the ultimate primary beneficiary of the VIE. Consequently, the Company consolidates the accounts of VIE for the periods presented. Any references to control or benefits that accrue to Heng Guang Cayman because of the VIE are limited to, and subject to conditions we have satisfied for consolidation of the VIE under U.S. GAAP. The VIE is consolidated with Heng Guang Cayman for accounting purposes but is not an entity in which Heng Guang Cayman owns equity. Heng Guang Cayman does not conduct any active operations and is the primary beneficiary of the VIE for accounting purposes.

According to the Exclusive Management Consulting and Service Agreement and its supplementary agreement which clarifies the calculation method of the service fee, Heng Guang Insurance is obligated to pay service fees to WFOE approximately equal to the net income of Heng Guang Insurance after (i) offsetting the losses (if any) of Heng Guang Insurance and its subsidiaries in previous years, and (ii) deducting the required operating costs, expenses, tax and other statutory expenses.

Each of the VIE Agreements is described in detail below:

Exclusive Management Consulting and Service Agreement

Pursuant to the Exclusive Management Consulting and Service Agreement between Heng Guang Insurance and WFOE dated December 3, 2020, WFOE provides Heng Guang Insurance with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Heng Guang Insurance granted a fully-paid exclusive license to WFOE to use all of the intellectual properties of Heng Guang Insurance and WFOE will be the owner of any and all intellectual property to be developed in the future either by Heng Guang Insurance or WFOE from the date of this Exclusive Management Consulting and Service Agreement. For services rendered by WFOE to Heng Guang Insurance under this agreement and its supplementary agreement, WFOE is entitled to collect a service fee which is approximately equal to the net income of Heng Guang Insurance after (i) offsetting the losses (if any) of Heng Guang Insurance and its subsidiaries in previous years, and (ii) deducting the required operating costs, expenses, tax and other statutory expenses.

The Exclusive Management Consulting and Service Agreement shall remain in effect for ten (10) years with an automatic renewal of another ten (10) years, and can only be terminated earlier if WFOE defaults or WFOE enters into a bankruptcy or liquidation process (either voluntary or involuntary). WFOE is entitled to terminate this agreement by providing a written 30-day notice to Heng Guang Insurance.

The CEO of WFOE, Mr. Jiulin Zhang, who is also the CEO of Heng Guang Insurance, is currently managing Heng Guang Insurance pursuant to the terms of the Exclusive Management Consulting and Service Agreement. WFOE has absolute authority relating to the management of Heng Guang Insurance, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. Upon establishment of the Company’s audit committee at the consummation of this offering, the Company’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving WFOE or Heng Guang Insurance.

Equity Pledge Agreement

Under the Equity Pledge Agreement among WFOE, Heng Guang Insurance and each of the Heng Guang Insurance Shareholders, each Heng Guang Insurance Shareholder pledged all of his or her equity interests in Heng Guang Insurance to WFOE to guarantee the performance of Heng Guang Insurance and any of Heng Guang Insurance shareholders’ obligations under the VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that Heng Guang Insurance or any of Heng Guang Insurance Shareholders breaches its respective contractual obligations under the VIE Agreements, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the Heng Guang Insurance Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each Heng Guang Insurance Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Equity Pledge Agreement is effective (i) until all payments due under the VIE Agreements have been paid or (ii) all the obligations under the VIE Agreements have been performed by Heng Guang Insurance and any of Heng Guang Insurance Shareholders. WFOE shall cancel or terminate the Equity Pledge Agreement upon Heng Guang Insurance’s full payment of the fees payable under the VIE Agreements.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of Heng Guang Insurance’s obligations under the VIE Agreements, (2) make sure any Heng Guang Insurance Shareholder does and will not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent, and (3) provide WFOE de facto control over Heng Guang Insurance. In the event that Heng Guang Insurance breaches its contractual obligations under the VIE Agreements, WFOE will be entitled to foreclose on and dispose all of Heng Guang Insurance’s issued and outstanding equity interests, have the right to (1) exercise its option to purchase or designate third parties to purchase part or all of Heng Guang Insurance’s equity interests and (2) terminate the VIE Agreements after acquisition of all equity interests in Heng Guang Insurance or form a new VIE structure with the third parties designated by WFOE.

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Exclusive Option Agreement

Under the Exclusive Option Agreement dated December 3, 2020, each Heng Guang Insurance Shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of its equity interests in Heng Guang Insurance. The option price is equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective for a term of ten (10) years from the date of the Agreement, may be extended for another ten (10) years at the choice of the WFOE, and can only be terminated if WFOE defaults or by the WFOE unilaterally.

Proxy Agreement

Under the Proxy Agreement dated December 3, 2020, each Heng Guang Insurance Shareholder authorized WFOE to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholders of Heng Guang Insurance, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all of the shareholders’ rights that the shareholders are entitled to under PRC laws and the articles of association of Heng Guang Insurance, including but not limited to voting, the sale or transfer or pledge or disposition of shares of Heng Guang Insurance in part or in whole; and (c) designating and appointing on behalf of Heng Guang Insurance Shareholders the legal representative, the executive directors, supervisors, the chief executive officer and other senior management members of Heng Guang Insurance.

The Proxy Agreement shall remain effective for a term of ten (10) years from the date of the Agreement, can be automatically renewed in an increment of one (1) year each time after the end of the initial 10-year term unless terminated earlier by WFOE. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as any of the Heng Guang Insurance Shareholders is the shareholder of Heng Guang Insurance. The sale or transfer of one Heng Guang Insurance Shaareholder’s equity interest in Heng Guang Insurance shall not interfere with or affect the force and validity of the Proxy Agreement as to the remaining Heng Guang Insurance Shareholders.

The Exclusive Management Consulting and Service Agreement, together with the Equity Pledge Agreement, Exclusive Option Agreement, and the Proxy Agreement, enable WFOE to exercise effective control over Heng Guang Insurance.

Our Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	Value Added One Stop Shop Services. We endeavor to provide superior and value added customer services to our existing and potential customers and believe our services play a key role to distinguish us from our competitors. Our auto insurance department offers one-stop shop services to our consumers, including collecting and providing real-time price quotes on auto insurance products and auto parts, recommendation to auto repair and maintenance shops and coordination with roadside assistance companies and car owners. Our health and life insurance department provides information relating to health and life insurance products, over 500,000 registered doctors and more than 2,000 top hospitals in over 100 cities in China, and offers access to 24/7 online doctor consulting services to consumers who have purchased insurance products from us.

●	Digital Marketing, Operation and Management. Through Heng Kuai Bao App, our sales agents are able to obtain quotes of insurance products, which meet the customers’ requirements the best, at anytime from anywhere for approximately just 30 seconds, largely reducing the insurance information processing time. In addition, our staff members and management team may use Heng Kuai Bao App to develop new sales agents, organize current insurance agents and manage our agents’ performance in digital and efficient manner.

●	National Distribution Network. We have a proven track record of expanding our insurance agency business. We grew from one location in the city of Guang An, Sichuan Province, to 52 locations in 15 cities, distributing both property and casualty insurance products and life and health insurance products from more than 70 insurance companies in China. We believe our ability to offer a dynamic mix of products and services on a national scale makes us an attractive distributor for our insurance company partners and go-to insurance agency to our customers.

●	Experienced Management Team. Our CEO, Jiulin Zhang, has more than 20 years of experience in insurance and institutional management of large national insurance companies. Our CFO, Yao-te Wang has broad experience working with public companies for many years. In addition, other core members of our management team have decades of experience in the insurance industry and are familiar with the insurance intermediary industry in China and the related regulatory environment. Our CEO, Mr. Jiulin Zhang has led us to our current position.

●	Rigorous Training and Human Capital Development. Given the rapid renovation of insurance products and technologies adopted by insurance agencies, we appreciate our rigorous in-house training programs, which cover both insurance products, sales skills, and functions of Heng Kuai Bao and other digital sales or marketing tools. In 2020, we cultivated over 190 versatile agents who managed both property and life insurance sectors. As we continue one of the focuses on our life and health insurance business, we have targeted to train more than 80% of our insurance agents to become versatile agents of both property and life insurance within the next three years starting from 2021. Our training programs also emphasize our corporate culture of customer first and high ethical standards. We believe our rigorous human resource training programs would bring us a competitive edge among the professional insurance intermediaries and help us grow our sales and improve our service quality.

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Our Strategy

Our goal is to become one of the leading independent insurance agencies in China and further develop our distribution networks, both online and offline, of property and life insurance on a national level. To achieve this goal, we intend to capitalize on the growth potential and regulatory reform of China’s insurance intermediary sector, gain the edge of digitalization in this industry, leverage our competitive strengths to pursue the following strategies:

Further Expand Into The Fast-Growing Life Insurance Sector While Continuing to Grow Our Property And Casualty Business. According to the CIRC, the life insurance sector has grown at a faster pace than the rest of China’s insurance industry in recent years. In addition, life insurance products that require periodic premium payments can generate sustainable revenue over an extended period of time, such as a period of 20 to 30 years. In order to take advantage of the significant growth potential of China’s life issuance market and capture recurring income, we are devoting significant resources to growing this business line. As of 2020, we cultivated a total of 191 versatile agents who were well versed in both property and life insurance products. We have planned to train more insurance agents to achieve the target of more than 80% of our sales agents being versatile insurance agents in both property and life insurance within the next three years.

Further Expand Our Distribution Network Through Opening New Brick and Mortar Branches. We believe we need to expand our distribution network to reach the untapped customer bases and grow our business. In the year of 2021, we have begun growing our distribution network by diving into the Southwest of China to further solidify our insurance agency base in that region. We believe that face-to-face interactions between customers and our agents will continue to play a key role in our business despite of the rise of digital marketing and sales of our insurance products.

Further Expand Our Online Distribution Channels. In China, insurance products traditionally have been sold through face-to-face sales efforts by salespersons, but the recent advancement in technology has opened up new opportunities to distribute insurance products online, digitally shortening the distance between customers and sales agents. According to Tencent’s 2018 Internet Insurance Annual Report, there were about 802 million Internet users in China, 222 million, or 27.7%, of which had purchased insurance on the Internet. Continuing our digitalization initiative started in 2016, we will further develop and improve our insurance application “Heng Kuai Bao” to make it faster, smarter and more supportive to the needs of our salespersons and individual customers.

Grow our Managed General Agency Model. We have been facilitating the separation of insurance production and insurance sales by taking active roles in marketing, premium collection, underwriting, and claims settlement in the southwest region of China as one of the leading insurance agencies. Our business model is based on the Managed General Agency (or “MGA”) model, including insurance marketing, product pricing, customized claim settling, certain aspects of underwriting and risk management. As a general national insurance agency, we manage hundreds of small and mid-sized local insurance intermediaries, supplying insurance products and pricing information to the local insurance agencies, coordinating ancillary insurance services, and acting as an interface between the insurance carriers and local agencies.

Consolidate Insurance Products offered by Different Insurance Companies to Build a Comprehensive Insurance AI System. Since 2017, we have started providing on our digital platform information about a variety of insurance products and quotes for a large number of notable insurance carriers, regardless whether we had or have any business relationship with as long as such carriers publish their insurance information on our platform. With the information collected on our platform, we plan to build a comprehensive insurance database with the goal to establish and improve our artificial intelligent (or “AI”) insurance system to identify potential customers and recommend insurance products to our customers in a more efficient and targeted way.

Seek Strategic Acquisition Targets.

While growing our business organically and recruiting and training more insurance agents, we constantly seek opportunities to acquire insurance agencies that would expand geographic footprint, add value to our life and health insurance business line, enhance our management efficiency, or strengthen our technology.

Continue to Strengthen Our Relationships With Leading Insurance Companies. We currently establish and maintain most of our business relationships with insurance companies at a local level with local branches of these insurance companies. As of May, 2021, we had relationships with over 70 insurance carriers covering over 1,000 insurance products. As we further expand our distribution network online and offline, we believe that we may establish new business relationships with additional local branches of existing and prospective insurance carrier partners. In addition, we hope to obtain more favorable commission rates and exclusive rights to distribute high-margin products for insurance carriers.

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Business Model

Managed General Agency

We believe the Chinese insurance industry is experiencing the separation of insurance production and insurance marketing and sales functions. To embrace and adjust to this industrial trend, we have taken a proactive approach expending our services from marketing and distributing (the agency function) to pricing, premium collection, inspection, and assisting in claiming settlement. We call this integrated operating model the Managed General Agency (or “MGA”). We leverage our insurance data and years of experience in the insurance service business to cooperate with local insurance agencies. As an MGA, we manage hundreds of small and mid-sized local insurance intermediaries, providing insurance products and pricing information to the local insurance agencies, training the local agents, and handling the insurance claims distributed by the local agencies. In effect, we act as an interface between the insurance carriers and local agencies.

Our Products and Services

We offer two broad categories of insurance products: (1) property and casualty insurance products, and (2) life and health insurance products, both of which focused on meeting the insurance needs of institutional and individual customers. The insurance products we offer online and at the local branches were underwritten by over 70 insurer partners. We offered approximately 1,036 insurance products in the year ended December 31, 2020, including 108 auto insurance products, 532 life and health insurance products and 396 insurance products of other categories. For the years ended December 31, 2020 and 2019, auto insurance, including motor vehicle insurance and compulsory traffic insurance for motor vehicles, accounted for approximately 77% and 86% of our total revenue, respectively. For the six months ended June 30, 2021, we offered approximately 554 insurance products, including 161 auto insurance products, 46 life and health insurance products and 347 insurance products of other categories. For the six months ended June 30, 2021 and 2020, auto insurance, including motor vehicle insurance and compulsory traffic insurance for motor vehicles, accounted for approximately 63.81% and 81.73% of our total revenue, respectively.

Below table sets forth the categories of insurance products we offered and the contribution of each category in 2020 and 2019:

	Year ended December 31, 2020 (Restated)		Year ended December 31, 2019 (Restated)
	Revenue	Percentage of Total commission revenue	Revenue	Percentage of Total commission revenue

Automobile insurance
Mandatory	$1,038,399	5.30%	$957,160	4.21%
Other	13,854,192	70.70%	18,712,485	82.35%
Commercial property Insurance	90,770	0.46%	45,074	0.20%
Liability insurance	969,881	4.95%	453,538	2.00%
Casualty insurance	1,937,550	9.89%	1,749,342	7.70%
Construction and engineering insurance	691,709	3.53%	519,383	2.29%
Life and health insurance	901,389	4.60%	225,738	0.99%
Others	111,318	0.57%	60,448	0.27%
Total	$19,595,208	100.00%	$22,723,168	100.00%

Below table sets forth the categories of insurance products we offered and the contribution of each category in the six months ended June 30, 2021

	Six Months ended June 30, 2021		Six Months ended June 30, 2020
	Revenue	Percentage of Total commission revenue	Revenue	Percentage of Total commission revenue
Automobile Insurance
Mandatory	$376,628	4.69%	$692,589	7.29%
Other	4,750,559	59.12%	7,075,826	74.44%
Property Insurance	25,631	0.32%	40,496	0.43%
Liability Insurance	494,805	6.16%	403,311	4.24%
Casualty Insurance	1,480,429	18.42%	844,600	8.89%
Construction and Engineering Insurance	415,644	5.17%	294,400	3.10%
Life and Health Insurance	315,289	3.92%	122,987	1.29%
Other	176,908	2.20%	30,862	0.32%
Total commission revenue, net	$8,035,893	100.00%	$9,505,071	100.00%

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Property and Casualty Insurance Products

Our main property and casualty insurance product is automobile insurance, which accounted for more than 75% of our business during the six months ended on June 30, 2021 and 2020, and the fiscal years of 2020 and 2019. In addition, we also offer and distribute engineering insurance, guarantee insurance, credit insurance, family property insurance, cargo transportation insurance, corporate property insurance, accidental injury insurance, liability insurance, and other property and casualty insurance products. Commissions from property and casualty insurance products accounted for approximately 95%, and 98.7% of our total commission and fee revenue for the fiscal years ended on December 31, 2020 and 2019, respectively, and 94% and 98.4% for the six months ended on June 30, 2021 and 2020, respectively. Below is a list of major property and casualty insurance products we have distributed in recent years.

(a) Automobile Insurance

Auto insurance is our core business strength. We distribute all types of motor vehicle insurance products in China, including the mandatory auto insurance and commercial auto insurance products. Mandatory automobile insurance is required by law in China while commercial auto insurance are optional in China. In general, mandatory automobile insurance ensure the risks of damages and casualties caused by traffic accidents, including third parties’ casualties related to the insured, third parties’ automobile damages caused by the accident involving the insured vehicle. Optional or commercial automobile insurance usually cover the damages to the insured vehicles, additional third-party liability insurance, the casualties of the individuals on the insured vehicles, and a variety of add-on insurance coverages, such as scratch damages, loss of use during the auto repair, cargo damages on the insured vehicle and even mental damages. The sales of mandatory auto insurance contributed approximately 5.3% and 4.2% to our total commission revenue during the years ended December 31, 2020 and 2019, respectively, and 4.7% and 7.3% for the six months ended on June 30, 2021 and 2020, respectively, while the distribution of commercial or supplemental automobile insurance counted for approximately 70.70% and 82.35% of our total commission revenue during the years ended December 31, 2020 and 2019, respectively, and 59.1% and 74.4% for the six months ended on June 30, 2021 and 2020, respectively.

(b) Property and Casualty Insurance

We market and distribute a large collection of property and casualty insurance policies, such as the basic and comprehensive commercial property insurance policies, travel insurance, and cargo insurance. Basic commercial property insurance policies generally cover damages to the insured property caused by fire, explosion and thunder and lightning while the comprehensive commercial property insurance policies would cover damages to the insured property caused by certain natural disasters as set forth therein in addition to what the basic commercial property insurance covers. The travel insurance products we provide cover risks relating to international travel, domestic travel, and outdoor sports and most of which are customized scenario-based products. The cargo insurance products we offer include, among others, logistics liability insurance, international freight forwarder liability insurance, and international cargo bill of lading liability insurance. The sales of property and casualty insurance products contributed approximately 10.35% and 7.90% to our total commission revenue during the years ended December 31, 2020 and 2019, respectively, and 18.7% and 9.3% for the six months ended on June 30, 2021 and 2020, respectively.

(c) Liability Insurance

The liability insurance products we distribute are primarily product liability and employer’s liability insurance products. These products generally cover losses to third parties due to the misconduct or negligence of the insured party but exclude losses due to fraud or the willful misconduct of the insured party. The sales of liability insurance products counted for approximately 4.95% and 2.00% of our total commission revenue during the years ended December 31, 2020 and 2019, respectively, and 6.1% and 4.2% for the six months ended on June 30, 2021 and 2020, respectively.

(d) Construction and Engineering Insurance

We also market and distribute construction and engineering insurance policies, including, among others, comprehensive construction insurance, comprehensive installation insurance, construction employer’s liability insurance, construction group casualty insurance, and construction performance guarantee. The sales of construction and engineering insurance products counted for approximately 3.53% and 2.29% of our total commission revenue during the years ended December 31, 2020 and 2019, respectively, and 5.1% and 3.1% for the six months ended on June 30, 2021 and 2020, respectively.

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Life and Health Insurance Products

Life insurance is a major component of China’s insurance market. According to the CBIRC, life insurance accounted for 53.4% of the insurance market in terms of premium income in 2019. We began offering life and health insurance products in 2019 with a focus on life insurance products with periodic payment schedules. As of June 2021, we established business relationships with over 226 insurers to distribute and sell about 14 life and health insurance products. Our sales and distribution of life and health insurance counted for approximately 4.60% and 0.99% of our total annual commission revenue during the years ended December 31, 2020 and 2019, respectively, and 3.92% and 1.29% for the six months ended on June 30, 2021 and 2020, respectively. The life and health insurance products we distribute can be broadly classified into three categories, as set forth below:

(a) Long-term Health Insurance Products

The long-term health insurance products offered by us, primarily consisting of critical illness insurance products, typically offer a lump-sum payment to the insured if the insured is diagnosed with one of a major life-threatening illness or condition as defined in the insurance policy. The amounts of claims for long-term health insurance products in China are typically specified in the insurance policies, rather than determined based on the actual medical expenses. The long-term health insurance products typically address the insured’s needs for both medical treatment and after-care services. Some of the popular health insurance products we offer are China Anxin No Worries medical insurance policy, Fuxing Alliance Super Insurance medical insurance, and Fuxing Alliance Lexiang Lifetime medical insurance.

(b) Short-term Health Insurance Products

Short-term health insurance products we offer provide illness and disease insurance protections and medical benefits during a period that is usually shorter than one year from the effective date of the policy. Popular short-term health insurance products we distribute are mainly underwritten or carried by Fuxing Health Insurance, China Pacific Insurance (Group) and Sunshine Insurance Group Co., Ltd.

(c) Life Insurance Products

In addition, we offer term life insurance products and whole life insurance products. The term life insurance products we offer provide life insurance for the insured for a specified time period or until the attainment of a certain age, in return for the periodic payment of fixed premiums over a pre-determined period, generally ranging from five to twenty years. Popular term life insurance products available from us include Zhi Xiang life annuity, Zhong Hua Happiness life annuity, Evergrande Heng Jia Happiness Annuity, primarily underwritten by Hengqin Life Insurance Co., Ltd., China United Insurance Group Company Ltd., and Evergrande Life Insurance Co. Ltd.

The whole life insurance products we offer provide life insurance for the insured’s entire life in exchange for the periodic payments of fixed premiums over a pre-determined period, generally ranging from five to twenty years, or until the insured reaches a certain age. The face value of the whole life policy is paid upon the death of the insured. Popular term life insurance products available from us include Sunshine Life Zhi’Ai Bei Zhi life insurance, Zhong Hua Ying life insurance, and Evergrande Wan Nian Hong Life Annuity underwritten by Sunshine Insurance Group Co., Ltd., China United Insurance Group Company Ltd., and Evergrande Life Insurance Co. Ltd.

Due to China’s aging population, high national savings rate, sustained economic development, rising household income, and enhanced risk management awareness, we expect that China’s life insurance sector will experience exponential growth in the next ten years, and plan to allocate greater resources to develop our life insurance business. At the same time, we plan to maintain and grow our market share in the auto insurance business.

Claim Adjustment and Ancillary Services

As a general insurance agency, we provide insurance related services and benefits to our customers with the goal of serving the one-stop center for our insurance customers. For most of insurance products that we distribute, we also evaluate damages, adjust claims and process claims on behalf of insurance companies. The insured can contact our insurance agents directly upon the occurrence of an insurable event and our agents will answer the request in real time. Our slogan for our insurance claim processing service is “One-Stop Claim Data Collection and Worry-Free Claim Settlement.”

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In the case of a non-fatal auto accident, the insured first would contact our insurance agent, then the agent would arrive at the site of the accident to inspect and evaluate the damages, determine the damages with the insurer’s remote participation, send the insured vehicle to our own auto repair store or designated repair store, and then contact the owner of the vehicle for pick-up once the agent notifies the owner that the car is fully repaired. In the case of health and medical insurance claim, we have the capacity to collect and process medical insurance claims across the country as long as we have at least one local branch in the province where the medical services are rendered. Another highlight of our value-added benefits is that we provide our customers the VIP or fast path to medical services at hospitals and clinics that are within Heng Guang’s medical network, which covered more than 100 cities across the country and over 2,000 top-notch hospitals and clinics as of December 2020.

Online and Offline Distribution and Marketing

We have built a national distribution network that, as of May, 2021, consisted of 3,900 sales professionals (including our online agents), and 48 branches all over China, including twenty in Sichuan Province, six in Zhejiang, one in Gansu, one in Guizhou, four in Hebei, one in Henan, two in Hunan, and one in Jilin, one in Jiangsu, one in Jiangxi, one in Liaoning, one in Shandong, one in Shanxi, two in Yunnan, and one in Chongqing.

We utilize three main approaches to market and distribute our products and services: brick and mortar branches, online platform (including our website and applications) and word-of-mouth referrals.

● Brick and Mortar Branches

The main function of our local branches is to distribute insurance products in local markets, relying on the sales professionals in the 48 branches. To expand our distributing network, in October 2011, we increased our registered capital to 50,000,000 RMB, meeting the regulatory requirements for setting up local branches across the country. Since then, we expanded the footprints from Southwest to North and East China. Below is a map showing the concentration of our insurance agents in China.

*Note the information in this map is dated as of September 30, 2020

We also intend to recruit more sales professionals with life insurance sales experience, who will help us develop local networks of our life insurance business. However, as there are uncertainties relating to establishing insurance agency branches in the PRC, we cannot guarantee that any of our planned new branches will be opened on time or at all. See “Risk Factor - We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.”

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● Online Platform- Heng Kuai Bao and Our Website

We also operate an independent online insurance product and service online platform in China. On our website, we provide insurance clients with a one-stop insurance experience. We distribute through our platform various insurance products underwritten by our insurer partners, some of which are products we designed and developed together with our insurer partners, and we do not assume underwriting risks ourselves. We offer easy interpretation and presentation of insurance policy terms to help insurance clients make informed decisions when purchasing insurance products. We provide services to insurance clients at various stages of the insurance transactions, settlement and ancillary consulting services to improve client experience and increase client stickiness. Our annual repurchase rate during the year of 2020 was over 70%. Our digital sales channel have connected insurer partners efficiently with a massive base of insurance customers and greatly enhanced our insurance sales. Among our 3,900 sales agents, approximately 58% sales resulted from online promotion and distribution, either through our website or Heng Kuai Bao, our mobile app.

In 2016, the Company established its corporate strategy of expanding its digital insurance agency. In 2019, the Company accelerated its digitalization process and began to develop a “Heng Kuai Bao (meaning fast insurance agency),” aimed at enhancing the insurance service efficiency, improving user experiences, and empowering its agents with new technologies. Our digital sales application Heng Kuai Bao provides one-click quotations within 30 seconds, and reduces approximately 90% of regular processing time while increasing the online sign-up rate by approximately 30%. Our staff and sales team have access to Heng Kuai Bao 24/7 from anywhere. We have been growing our online sales force exponentially by having recruited 838 online agents in year 2020, resulting in approximately over 1,000 online agents as of the end of 2020.

In September 2020, after the auto insurance reform in China, Heng Kuai Bao gained its popularity in the auto-insurance market. Our agents’ own private traffic won repurchase and cross-selling opportunities through quality service and outstanding user experience through Heng Kuai Bao. In addition, our insurance agents may organize their networks and manage customers on Heng Kuai Bao 24/7 at their fingertips. As of May 31, 2021, we had over 3,000 registered users on Heng Kuai Bao (including our insurance agents), and generated premium income in the amount of approximately US$3.5 million on Heng Guai Bao, accumulatively.

● Word-of-Mouth Referrals

We believe in high quality services provided by our insurance agents and supported by our online platform that have satisfied hundreds of thousands of customers. We rely on happy existing clients to spread words about our insurance products and services to potential customers. This “word-of-mouth” referral system has been the secret weapon to our seventeen-year success mainly because customers’ opinions carry more weight to new customers than our own marketing and promotional activities and materials. We let our services and insurance products speak for themselves to create a self-propelling marketing ecosystem: premium services happy customers existing customers referring to more customers higher sales and bigger market share.

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This ripple effect of the word-of-mouth system is illustrated below:

A vast majority of our customers are satisfied with our insurance products and services and therefore our repurchase rates have been constantly above 60% in the past few years. The annual repurchase rates of our insurance products were approximately 64%, 67% and 70% during the years of 2017, 2018 and 2019, respectively.

Customers

Collaboration With Insurance Companies

As of May 2021, we established cooperation relationships with over 70 insurance companies in the PRC, on behalf of which we were authorized to market and distribute certain insurance products to our customers pursuant to the terms and conditions of the respective cooperating agreements. These cooperating agreements established, among other things, the scope of our authority, the pricing of the insurance products we distribute and our commission rates. These contracts typically have a term of one to three years. In the Chinese insurance market, local branches of insurance companies generally have the authority to enter into contracts in their own names with insurance intermediaries. We entered into and maintained cooperating relationships with insurance companies at the local level and might have entered into different contracts with different local branches of the same insurance company that were located within their respective regions. Below listed are some of our insurer partners.

For the year ended December 31, 2020 and 2019 our top five insurance company partners are Ping An Insurance, The People’s Insurance Company of China, Alltrust Property Insurance Company, Xin An Auto Insurance Co., Ltd. and China Pacific Insurance (Group).

For the year ended December 31, 2020 and 2019, 30.07% and 23.37%, respectively, of our total revenue was attributed to Ping An Insurance. Our various agreements entered through 2020 with Ping An Insurance generally had a term of one year, and authorized us to distribute various auto insurance, property insurance, family health insurance, construction insurance and ancillary claim settlement services, in the Provinces of Sichuan and Hebei and the city of Shanghai. Commission rates for motor vehicle insurance products ranged from 0% to 25%, and property insurance from 0%-65%.

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For the year ended December 31, 2020 and 2019, 22.26% and 22.64%, respectively, of our total revenue was attributed to The People’s Insurance Company of China. Our various agreements entered through 2020 with The People’s Insurance Company of China generally had terms of one to three years, and authorized us to distribute various auto, property, liability, credibility, transportation and health insurance products, in Sichuan Province, Yunan Province and Hebei Province. Commission rates with The People’s Insurance Company of China for the insurance products ranged from 0%-40% pursuant to our cooperating agreements therewith.

For the year ended December 31, 2020 and 2019, 6.88% and 7.23%, respectively, of our total revenue was attributed to Alltrust Property Insurance Company. Our various cooperating agreements entered through 2020 with Alltrust Property Insurance Company generally had a term of one year, and authorized us to distribute both mandatory and commercial auto insurance products and other insurance products to be specified, in Hebei Province and Sichuan Province. Commission rates for motor vehicle insurance products ranged from 0%- 50% with Alltrust Property Insurance Company.

For the year ended December 31, 2020 and 2019, 6.29% and 7.13%, respectively of our total revenue was attributed to Xin An Auto Insurance Co., Ltd. (“Xin An Auto”). Our cooperating agreement entered in April 2020 with Xin An Auto authorized us to distribute auto, property, health, and cargo insurance products in Sichuan Province on a long term basis. Our commission rates for insurance policies underwritten by Xin An Auto are negotiated on a per policy basis.

For the year ended December 31, 2020 and 2019, 5.11% and 6.51%, respectively, of our total revenue was attributed to China Pacific Insurance (Group). Our cooperating agreement with China Pacific Insurance (Group) entered in the year of 2020 and 2019, generally had a term of two months to three years, and authorized us to distribute a large variety of life and health insurance products in the City of Chongqing, auto insurance in Jilin Province, enterprise property insurance products in Zhejiang Province (excluding the City of Ningbo), and auto insurance, certain liability insurance, health insurance, engineering insurance products in the Province of Sichuan. Commission rates for the life and health insurance products ranged from 0.5% to 18% (excluding the management fees) on different payment schedules, 0-25% for auto insurance products, and for other insurance products were to be negotiated on a per policy basis with China Pacific Insurance (Group).

	Commissions Revenue During the Fiscal Year of		Percentage of Total Revenue
	2020	2019	2020	2019
1 Ping An Insurance	$6,580,576	$5,485,970	30.07%	23.37%
2 The People’s Insurance Company of China	$4,872,225	$5,316,161	22.26%	22.64%
3 Alltrust Property Insurance Company	$1,505,361	$1,697,927	6.88%	7.23%
4 Xin An Auto Insurance Co., Ltd.	$1,375,831	$1,674,472	6.29%	7.13%
5 China Pacific Insurance (Group)	$1,118,022	$1,528,676	5.11%	6.51%
Total	$15,452,015	$15,703,206	70.61%	66.88%

*Based on the U.S. and Chinese currency exchange rate of $1 RMB= 0.1448 USD.

For the six months ended on June 30, 2021 and 2020, our top five insurance company partners (ranked by our commission revenue) are as follows: The People’s Insurance Company of China, Ping An Insurance, China Pacific Insurance (Group), Allianz China General Insurance Company or Xin An Auto Insurance Co., Ltd., and Alltrust Property Insurance Company.

For the six months ended on June 30, 2021 and 2020, 24.83% and 18.44% respectively of our total revenue was attributed to The People’s Insurance Company of China.

For the six months ended on June 30, 2021 and 2020, 13.78% and 33.99% respectively, of our total revenue was attributed to Ping An Insurance.

For the six months ended on June 30, 2021 and 2020, 12.13% and 3.99% of our total revenue was attributed to China Pacific Insurance (Group).

For the six months ended on June 30, 2021 and 2020, 3.95% and 7.90% of our total revenue was attributed to Alltrust Property Insurance Company.

For the six months ended on June 30, 2021 and 2020, Allianz China General Insurance Company contributed 6.69% of our total revenue and Xin An Auto Insurance Co., Ltd. contributed 3.12% of our total revenue, respectively.

	Commissions Revenue For the Six Months Ended June 30,	Percentage of Total Revenue
	2021	2021
1 The People’s Insurance Company of China	$2,204,477	24.83%
2 Ping An Insurance	$1,223,129	13.78%
3 China Pacific Insurance (Group)	$1,077,374	12.13%
4 Allianz China General Insurance Company	$594,270	6.69%
5 Alltrust Property Insurance Company	$350,519	3.95%
Total	$5,449,769	61.38%

	Commissions Revenue For the Six Months Ended June 30,	Percentage of Total Revenue
	2020	2020

1 Ping An Insurance	$3,773,313	33.99%
2 The People’s Insurance Company of China	$2,047,241	18.44%
3 Alltrust Property Insurance Company	$877,432	7.90%
4 China Pacific Insurance (Group)	$443,266	3.99%
5 Xin An Auto Insurance Co., Ltd.	$345,987	3.12%
Total	$7,487,240	67.44%

*Based on the U.S. and Chinese currency exchange rate of $1 RMB= 0.1533 USD.

Employees And Sales Agents

After our acquisition of Heng Yun Da Technology (Chengdu) Co., Ltd. (“Heng Yun Da”), we had 99 employees as of December 31, 2021, including the new information technology department. The following table sets forth the number of our employees by function as of December 31, 2021:

	Number of Employees	Percentage (%)
Senior Management	3	3%
Branch managers	42	42%
General and administrative staff	20	20%
Financial and accounting staff	12	12%
Business development and sales staff	16	16%
Information technology development	6	6%
Total	99	100.00%

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In addition to our full-time employees, we had approximately 3,953 sales agents and independent contracting agents (including online agents) as of December 31, 2021. As required by laws and regulations in China, we participate in various employee social security plans that are organized by municipal and provincial governments including, among other things, pension, medical insurance, unemployment insurance, maternity insurance, on-the-job injury insurance and housing fund plans through a PRC government-mandated benefit contribution plan. We are required under the PRC laws to make contributions to employee benefit plans at certain specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local governments from time to time. We believe Heng Guang Insurance is currently in compliance with the Chinese social security mandates. For further details please see “Risk Factors - Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties” on page 34.

We typically enter into standard employment agreements with our senior management and core personnel. These contracts include a standard non-compete covenant that prohibits the employee from competing with us, directly or indirectly, during his or her employment and for two years after termination of his or her employment.

In general, we maintain a good working relationship with our employees and we have not experienced any material labor disputes. From time to time, we may be involved in some labor disputes with our current or former sales agents regarding commission payments, generally in amounts that are not material to our business operations. We usually try to resolve any labor or employment dispute at the local arbitration centers in a rapid and cost-effective manner. We value our employees and insurance agents the most and are constantly encouraging innovation, efficiency, and teamwork at our Heng Guang family.

Competition

Generally, three types of insurance players are involved in the distribution of insurance products in the PRC: professional insurance intermediaries, insurance companies, and companies with ancillary insurance sales functions, such as banks, postal offices and internet companies. The insurance distribution market is highly diverse and the professional levels vary tremendously.

We compete primarily on the basis of:

●	our unparalleled operating history and large insurance client base with high repurchase rates;

●	our expertise in understanding customers’ demand for auto insurance products and our capability of selecting and mobilizing suitable products to meet their fast-changing demands;

●	our capability of designing and developing customized insurance products;

●	our robust client acquisition channels and efficient client conversion capabilities;

●	our ability to provide best-in-class insurance client service and experience; and

●	our well-established business relationships with insurer partners continuously reinforced by our risk management.

As internet-based insurance companies took off in the last few years, certain professional insurance intermediaries expanded their business online and the online insurance sales market also became more and more competitive, joined by gigantic information technology companies, such as Alibaba Group, Tencent Holdings, Baidu, Inc. and JD.com, Inc.

We deem the following insurance intermediaries as our principal and direct competitors: HJXYBX.com, Hua Kang Insurance Agency, and Da Tong Insurance Sales Company.

Seasonality

Our income is subject to both quarterly and annual fluctuations as a result of the seasonality of our business, the timing of policy renewals and the net effect of new and lost business as follows:

●	For auto insurance, we believe there is no substantial seasonality with respect the sales of auto mobile insurance products.

●	For property and casualty insurance, property and casualty insurance companies, under pressure to meet their annual sales targets, would increase their sales efforts during the fourth quarter of a year by, for example, offering more incentives for insurance intermediaries to increase sales. As a result, income derived from property and casualty insurance products in the fourth quarter of a year is generally the highest among all four quarters. Business activities, including buying and selling insurance, usually slow down during the Chinese New Year festivities, which occur during the first quarter of each year. As a result, income derived from property and casualty insurance products for the first quarter of a year has generally been the lowest among all four quarters.

●	For life insurance, much of the sales activities of life insurance companies occur during the first quarter of a year while business activities slow down in the fourth quarter of a year as life insurance companies focus on the preparation for the jumpstart sales season by launching new products, making marketing plans and organizing training. During the first quarter of a year (the key sales season for life insurance), life insurance companies will offer incentives that are more attractive to insurance intermediaries and sales agents to boost sales. Accordingly, income derived from life insurance business is generally the highest in the first quarter of a year and the lowest in the fourth quarter of a year.

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Digitalization and Technologies

We believe technology has played and will continue to play an evolutionary role in our industry. We are devoted to build a high-tech operational system and professional team and integrating new technologies into every aspect of our business, including the organizational structure, management, resource allocation and service innovation. Our proprietary technology platform supports our rapidly growing processing capacity requirements, provides us with detailed and accurate information collected through our operation. From our client interface to management support systems, our technology platform facilitates smooth execution and seamless data flow. On January 21, 2021, Heng Guang Insurance was granted Level III (the highest safety level in the civilian system) under the PRC Administrative Measures for the Graded Protection of Information Security.

Our technology team works seamlessly with our operational teams in various regions. Our proprietary algorithms are embedded in all critical operational areas, including but not limited to insurance product recommendation, intelligent underwriting, pricing range suggestion, commission management, policy management and claim settlement services. Our engineers and outside IT support teams have thorough understanding of the computational needs from our different functions, and are therefore capable of providing technological support to our operations and customers’ needs.

Certain Digital Back Office Functions

Technology Infrastructure

Our online platform provides 24-7 access that supports our agents and customers non-stop. Our technology infrastructure delivers the stability needed to support the high volume of insurance transactions, the scalability to support increased traffic over time and the flexibility to quickly launch new insurance products.

We keep developing and updating our technology infrastructure to achieve more cost-efficiency and higher stabilization. We use cloud services from reliable technology companies to minimize the hardware costs and sustain high quality performance in periods of high network traffic. We have strategically selected our data center locations in China.

Service Agreement and Acquisition of Heng Yun Da

In the past few years, we primarily relied on third parties to develop and maintain our IT operating system, including Heng Kuai Bao. On September 1, 2017, Heng Guang Insurance, our operating company, entered into a system development agreement (the “System Development Agreement”) with Heng Yun Da, a technology development company, pursuant to which Heng Yun Da has provided various technology development and maintenance services in accordance with Heng Guang Insurance’s requests and business needs. Heng Yun Da’s services ranged from development and maintenance of Heng Kuai Bao, company’s website improvements and maintenance, onsite and remote communications and repairs, establishing and keeping connections among different operating platforms, and training of Heng Guang Insurance’s personnel to use the systems and applications developed by Heng Yun Da. Heng Guang Insurance paid Heng Yun Da a total of RMB 450,000 (equivalent to approximately $69,700 USD) for its services under this System Development Agreement, which expired in 2018. In accordance with the System Development Agreement, we, through Heng Guang Insurance, own and shall own any and all of the intellectual property rights developed by Heng Yun Da per our request, except for any patents applied by Heng Yun Da as a result of its services provided thereunder.

In 2021, we made a strategic decision to acquire all or substantially all of the assets of Heng Yun Da, primarily due to our constant need of information technology services and our successful business relationship with Heng Yun Da. On June 25, 2021, Heng Yun Da entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Heng Guang Insurance, pursuant to which Heng Yun Da transferred and sold substantially all of its assets to Heng Guang Insurance for a total consideration (the “Purchase Price”) of RMB 2,000,000 (approximately $309,550), including without limitation the information technologies relating to Heng Guang Insurance’s interface with its insurance carriers, the relevant licenses and the employment relationships with Heng Yun Da’s engineers. In accordance with the Asset Purchase Agreement, Heng Guang Insurance shall pay the Purchase Price to Heng Yun Da on or prior to November 30, 2021. On July 28, 2021, three shareholders of Heng Yun Da, Haibo Bai, Chunling Mao and Jiulin Zhang, entered into three stock transfer agreements (the “Stock Transfer Agreements”), pursuant to which agreements the three shareholders transferred to Heng Guang Insurance a total of 49% of Heng Yun Da’s issued and outstanding equity interest for nominal amounts of cash as consideration. Prior to the Stock Transfer Agreements and the Asset Purchase Agreement, Chunling Mao, Haibo Bai and Jiulin Zhang each held 10%, 20% and 19% the outstanding equity interest in Heng Yun Da, respectively. Upon the consummation of the Stock Transfer Agreements and the Asset Purchase Agreement, Heng Guang Insurance owns 49% of the outstanding equity interest in Heng Yun Da and continues to develop and maintain the technologies supporting Heng Guang Insurance’s interface platform with its insurance carriers. As a result of the Stock Transfer Agreements and the Asset Purchase Agreement, Heng Guang Insurance shall own the intellectual properties developed therefrom.

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Intellectual Property

Our brand, trade names, trademarks, copyrights, trade secrets and other intellectual property rights distinguish our business platform, services and products from those of our competitors and contribute to our competitive advantage in the professional insurance intermediary sector. To protect our intellectual property, we primarily rely on a combination of trademark, copyright and trade secret laws. As of the date of this prospectus, we did not have confidentiality agreements with our employees, sales agents, and others and we intend to enter into certain employment agreements with confidentiality and/or non-competition provisions with certain senior management officers in the future.

Our Registered Trademark

Above is the registered trademark of Heng Kuai Bao in Chinese characters under the registration number 35725594, for the purposes of retail display, computer application, the global positioning system, computer software design, internet and tele-communication, with a 10-year validity from October 7, 2019 to October 6, 2029 (except for the purposes of retail display, from September 28, 2019 to September 27, 2029) in the PRC.

Our Copyrights

We completed registration of two computer software copyrights for our applications in China in July 2019, which are Heng Kuai Bao insurance software v.2.3.0 (registration number 2019SR0686309) and You Hui Bao insurance software v1.0 (registration number 2019SR0763476). Our Heng Kuai Bao application operates on the Heng Kuai Bao insurance software v.2.3.0, which our information development team and contracting service provider are continuously maintaining and improving to expand its functions and quality. You Hui Bao application ran on You Hui Bao insurance software v1.0, which for strategic reasons, we have decided not to continue for the time being.

Our Domain

Our website is http://www.hgbaoxian.cn. We registered our domain name “hgbaoxian.cn” which was certified or recognized as a Chinese Top Level Domain Name by China Internet Network Information Center on March 17, 2020. Such certification has been extended until January 3, 2023. We also registered our domain name “hgbaoxian.com” , which was certified or recognized as a Chinese Top Level Domain Name, such certification has been extended until January 3, 2023.

Facilities

Our headquarter is located at No. 1666, Section 2, Chenglong Road, Chengdu Economic and Technological Development Zone (Longquanyi District), Sichuan Province. As of December 31, 2020, we signed a total of 36 written leases, which included one lease for the Company’s headquarters and 35 leases for its branches. On March 14, 2019, Heng Guang Insurance and the Science and Technology Industry Incubation Co., Ltd. of Chengdu Economic and Technological Development Zone (“Incubation Co.”) signed the Site Lease Contract for its headquarter office spaces of 300 square meters (approximately 3,229 square feet) in the National Science and Technology Industry Incubation Park of Chengdu Economic and Technological Development Zone. The initial term of the lease for our headquarters was from March 25, 2019 to March 24, 2021 with an extension to March 24, 2024. In addition, our branch offices have entered into various leases in the following provinces: Yunnan, Jiangxi, Liaoning, Shanxi, and the City of Chongqing. During the years ended December 31, 2020 and 2019, our total expenses for all of the operating leases amounted to approximately $38,940 and $35,838, respectively, and $33,783 and $26,331 for six months ended on June 30, 2021 and 2020, respectively.

Certain leases for a few branches of the Company are in the process of relocation, or in situations where formal leases were not available, such as office space sharing or leasing from properties owned by affiliates. We believe such leasing situations are of limited quantities and spaces and therefore have no significant adverse impact on the daily business activities and operations of the Company. We believe that our existing facilities are generally adequate to meet our current needs, but we expect to seek additional space as needed to accommodate future growth.

Legal Proceedings

From time to time, we are involved in litigation or other legal proceedings incidental to our business. However, we do not believe that our business or operations would be materially and adversely affected by any pending or threatened litigation or other pending or threatened legal proceedings.

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On June 7, 2021, Heng Guang Insurance received a demand letter from Grandway Law Offices on behalf of its client Chengdu Yaoran Enterprise Management Consulting Co., Ltd. (“Yaoran Consulting”), claiming Yaoran Consulting’s alleged 5% ownership interest in the Company due to the services provided by Yaoran Consulting based on an IPO service agreement between Yaoran Consulting and Heng Guang Insurance. We together with Heng Guang Insurance believe that Yaoran Consulting’s claim is baseless and plan to defend ourselves and the integrity of the ownership interest of the Company should the threatened demand letter develop into a legal action. As of the date of this prospectus, we have not received any documents regarding the legal action.

REGULATIONS

This section sets forth a summary of the principal PRC laws and regulations relevant to our business and operations in China.

Regulations of the Insurance Industry

The insurance industry in the PRC is heavily regulated. Between 1998 and March 2018, the CIRC was the regulatory authority responsible for the supervision of the Chinese insurance industry. In March 2018, the CBIRC, formed as the result of the combination of the CIRC and CBRC, replaced the CIRC as the regulatory authority for the Chinese insurance industry. Insurance activities undertaken within the PRC are primarily governed by the Insurance Law and the related rules and regulations.

Initial Development of Regulatory Framework

The Chinese Insurance Law of 1995 (the “1995 Insurance Law”) provided the initial framework regulating the Chinese insurance industry. The 1995 Insurance Law covered various areas of the insurance business, including without limitation:

●	Licensing of insurance companies and insurance intermediaries, such as agencies and brokers. The 1995 Insurance Law established the requirements for minimum registered capital, form of organization, qualification of senior management and adequacy of the information systems for insurance companies and insurance agencies and brokers.

●	Separation of property and casualty insurance businesses and life insurance businesses. The 1995 Insurance Law classified insurance between property, casualty, liability and credit insurance businesses, on the one hand, and life, accident and health insurance businesses on the other, and prohibited insurance companies from engaging in both types of businesses.

●	Regulation of market conduct by participants. The 1995 Insurance Law prohibited fraudulent and other unlawful conduct by insurance companies, agencies and brokers.

●	Substantive regulation of insurance products. The 1995 Insurance Law gave insurance regulators the authority to approve the basic policy terms and premium rates for major insurance products.

●	Financial condition and performance of insurance companies. The 1995 Insurance Law established the reserve and solvency standards for insurance companies, imposed restrictions on investment, established the mandatory reinsurance requirements, and put in place a reporting system for insurance companies.

●	The principal regulatory authority, then the PBOC, had broad power under the 1995 Insurance Law to regulate the insurance industry.

Establishment of The CIRC and 2002 Amendments to The Insurance Law

In 1998, the CIRC was established and given the mandate to reform the insurance industry with the goals of minimizing insolvency risks of the Chinese insurers and promoting the overall Chinese insurance market.

The 1995 Insurance Law was amended in 2002 (the “2002 Insurance Law”) and became effective on January 1, 2003. The major amendments to the 1995 Insurance Law included:

●	Authorizing the CIRC to be the national insurance supervisory and regulatory body.

●	Expanding the permitted scope of business of property and casualty insurers. Under the 2002 Insurance Law, property and casualty insurance companies may engage in the short-term health insurance and accident insurance businesses upon the CIRC’s approval.

●	Providing additional guidelines on the relationship between insurance companies and insurance agents. The 2002 Insurance Law required an insurance company to enter into an agent agreement with each insurance agent that acted as an agent for that insurance company, setting forth the rights and obligations of the parties to the agreement as well as other matters required by law.

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●	Relaxing restrictions on the insurance companies’ investments. Under the 2002 Insurance Law, an insurance company were allowed to use its funds to make equity investments in insurance-related enterprises, such as asset management companies.

●	Providing greater freedom for insurance companies to develop insurance products, with respect to the policy terms and premium rates, subject to the approval of, or a filing with, the CIRC.

2009 Amendments to The Insurance Law

The 2002 Insurance Law was amended in 2009 and became the 2009 Insurance Law, effective on October 1, 2009. The major amendments to the 2009 Insurance Law included:

●	Strengthening protection of the insured, by adding a variety of protective clauses, such as incontestable clause, abstained and estoppels clause, common disaster clause and amending immunity clause, and claims-settlement prescription clause.

●	Setting forth specific qualification requirements for the major shareholders, directors, supervisors and senior managers of insurance companies.

●	Expanding the business scope of insurance companies and further relaxing restrictions on the investment cope of the insurers.

●	More restrictive standards on insurance companies’ solvency.

●	Tightening regulations governing the administration of insurance intermediary companies.

According to the 2009 Insurance Law, the minimum registered capital required to establish an insurance agency or insurance broker as a company must comply with the PRC Corporate Law. The registered capital or the capital contribution of insurance agencies or insurance brokers must be paid-up capital in cash. The 2009 Insurance Law also sets forth some specific qualification requirements for insurance agency and brokerage practitioners. The senior managers of insurance agencies or insurance brokers must meet specific qualification requirements, and their appointments are subject to approval of the CIRC. Personnel of an insurance agency or insurance broker engaging in the sales of insurance products must meet the qualification requirements set by the CIRC and obtain a qualification certificate issued by the CIRC. Under the 2009 Insurance Law, the parties to an insurance transaction may engage insurance adjusting firms or other independent appraisal firms that are established in accordance with applicable laws, or persons who possess the requisite professional expertise, to conduct assessment and adjustment of the insured subject matters.

2015 Amendments to The Insurance Law

However, the 2015 Insurance Law, effective on April 24, 2015, revised certain provisions in the previous versions of the Insurance Law, such as:

●	Eliminating the requirement for an insurance agent or broker to obtain a qualification certificate issued by the CIRC before providing any insurance agency or brokerage services.

●	Relaxing certain requirements for the establishment or other significant corporate events of an insurance agency or brokerage firm, including obtaining a business permit, the divesture or merger of insurance agencies or brokerage firms, the change of their organizational form, or the establishment or winding-up of a branch by an insurance agency or brokerage firm.

The CIRC and the CBIRC

The CBIRC, the result of the merger of China Banking Regulatory Commission (“CBRC”) and CIRC in March, 2018, has the extensive authority to supervise insurance companies and insurance intermediaries operating in the PRC, including the power to:

●	promulgate regulations applicable to the Chinese insurance industry;

●	investigate insurance companies and insurance intermediaries;

●	establish investment regulations;

●	approve policy terms and premium rates for certain insurance products;

●	set the standards for measuring the financial soundness of insurance companies and insurance intermediaries;

●	require insurance companies and insurance intermediaries to submit reports concerning their business operations and condition of assets;

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●	order the suspension of all or part of an insurance company or an insurance intermediary’s business;

●	approve the establishment, change and dissolution of an insurance company, an insurance intermediary or their branches;

●	review and approve the appointment of senior managers of an insurance company, an insurance intermediary or their branches; and

●	punish insurance companies or intermediaries for improper behaviors or misconducts.

Regulation of Insurance Agents

The principal regulation governing insurance agents is the Provisions on the Supervision and Administration of Insurance Agents promulgated by the CBIRC on November 12, 2020 and effective January 1, 2021.

Which the agent conducts insurance business should meet the conditions prescribed by the State Council’s Insurance Regulatory Department within the territory of the People’s Republic of China and obtain an insurance agent business permit.

To engage in insurance agency business within the territory of the PRC, an insurance agent shall satisfy the requirements prescribed by the CIRC and obtain an insurance brokerage business permit issued by the CBIRC, after obtaining a business license. An insurance agency shall take any of the following organization forms: (i) a limited liability company; or (ii) a joint stock limited company, except as otherwise stipulated by the State Council’s insurance regulatory department.

The minimum registered capital of an insurance agent company whose business area is not limited to a province where it is formed, is RMB50 million while the minimum registered capital of an insurance agent whose business area is limited to the place of its formation is RMB20 million. The registered capital of an insurance agent company must be paid-in currency capital.

The name of an insurance agents shall include the words “insurance agent .” An insurance agent may conduct all or part of the following insurance agency businesses:

●	selling of insurance products as an agent ;

●	collecting insurance premiums as an agent ;

●	acting as an agent for the investigation and settlement of losses in the related insurance businesses; and

●	other relevant business activities as prescribed by the State Council’s insurance regulatory department.

An insurance agent shall submit a written report to the CIRC and make public disclosure within five days from the date of occurrence of any of the following matters: (i) change of name, domicile or business premises; (ii) change of shareholders, registered capital or form of organization; (iii) change of names of shareholders or capital contributions; (iv) amendment to the articles of association; (v) equity investment, establishment of offshore insurance related entities or non-operational organizations; (vi) division, merger and dissolution or termination of insurance agent business activities of its branches; (vii) change of the primary person in charge of its branches other than provincial branches; (viii) being a subject of administrative or criminal penalties, or under investigation for suspected involvement in any violation of law or a crime; and (ix) other reportable events prescribed by the CIRC.

The insurance agent company shall purchase professional liability insurance or make a deposit the margin within 20 days from the date of obtaining the insurance agent business permit. The compensation limit of the professional liability insurance purchased by the insurance agent on an accident shall not be less than one (1) million RMB, the cumulative compensation limit of the one-year policy shall not be less than RMB10 million and shall not be less than that of the main business income of insurance agency of the previous year. The insurance agent shall deposit 5% of the registered capital as the cash deposit, and if an insurance agent company increases its registered capital, it shall increase the amount of the security deposit proportionally.

An insurance agency company may use the margin in one of the following circumstances:

(1) The registered capital is reduced;

(2) The insurance agent business permit has been cancelled;

(3) Purchase qualified professional liability insurance; or

(4) Other circumstances specified by the insurance regulatory department of the State Council.

We have obtained all of the necessary approval and licenses from the relevant PRC regulatory entities to operate our insurance agent business. In 2012, we increased our registered capital to RMB50 million, meeting the regulatory requirements a national insurance agency.

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Regulations on Internet Insurance

The principal regulation governing the operation of internet insurance business is the Measures for the Regulation of the Internet Insurance Business, or Internet Insurance Measures, promulgated by the CBIRC on December 7, 2020 and effective on February 1, 2021. Under the Internet Insurance Measures , the term of “internet insurance business ” refers to the insurance operations in which insurance institutions conclude insurance contracts and provide insurance services through the Internet. “Insurance institutions” include insurance companies (including mutual insurance organizations and Internet insurance companies) and insurance intermediary institutions; insurance intermediary institutions include insurance agents (excluding individual insurance agents), insurance brokers and insurance adjusters; insurance agents (excluding individual insurance agents) include specialized insurance agencies, banks which concurrently engage in the insurance agency business and Internet enterprises that have legally obtained insurance agency business permits; and specialized insurance intermediary institutions include specialized insurance agencies, insurance brokers and insurance adjusters. Internet insurance business shall be carried out by legally formed insurance institutions, and other institutions and individuals shall not engage in the Internet insurance business. No insurance institution may carry out the Internet insurance business beyond the business scope indicated on the institution’s permit (recordation form).

An insurance institution which conducts the Internet insurance business and its self-operated network platform shall meet certain requirements such as obtaining ICP licenses or making ICP filing and maintaining sound internet operation system and information security system. Heng Guang Insurance has filed the required ICP application documents to the relevant government agency.

Notices on Regulations of Motor Vehicle Insurance in 2019 and 2020

In order to further strengthen the supervision of auto insurance business and promote a fair and orderly competitive environment for the motor vehicle insurance business in China, the CBIRC recently issued and implemented two notices.

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●	On January 14, 2019, the CBIRC issued and implemented the Notice by the General Office of the CBIRC on Issues Concerning Further Strengthening the Regulation of Auto Insurance (No. 7 [2019] of the General Office of the CBIRC). The notice requires property insurance companies strictly comply with the relevant provisions of laws, administrative regulations or the Insurance Regulatory Agency under the State Council in the use of vehicle insurance clauses and premium rates, and enhance the management of the authenticity of business financial data, ensure all operating costs and expenses are true and accounted for in a timely manner.

●	On September 9, 2020, the CBIRC issued and implemented the Notice by the China Banking and Insurance Regulatory Commission of Issuing the Actuarial Provisions on Model Commercial Auto Insurance. The notice provides that, when determining commercial auto insurance premiums, an insurance company shall follow the non-life insurance actuarial principle, strictly follow the principles of reasonableness, fairness and sufficiency, and shall not have any factor that may lead to unfair competition or discriminatory pricing.

These notices effectively resulted in the decrease of motor vehicle insurance premiums charged by the insurance companies and all related fees paid to insurance intermediaries by insurance companies.

Regulations Relating to Foreign Exchange

General Administration of Foreign Exchange

According to the Regulations on the Control of Foreign Exchange, which were promulgated by the State Council on January 29, 1996, came into effect on April 1, 1996, and were amended on January 14, 1997, and August 5, 2008, payments for transactions that take place within the PRC must be made in RMB. RMB is convertible into other currencies for current account items, such as trade-related receipts and payments and payment of interest and dividends. The conversion of RMB into other currencies and remittance of the converted foreign currency outside the PRC for capital account items, such as direct equity investments, loans and repatriation of investment, requires the prior approval from the SAFE or its local office.

SAFE Circular No. 59

Pursuant to the Circular of the SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, promulgated by SAFE on November 19, 2012, which became effective on December 17, 2012, and was further amended on May 4, 2015, approval is not required for opening a foreign exchange account and depositing foreign exchange into the accounts relating to the direct investments. SAFE Circular No. 59 also simplified foreign exchange-related registration required for the foreign investors to acquire the equity interests of Chinese companies and further improve the administration on foreign exchange settlement for FIEs.

SAFE Circular No. 13

Pursuant to the Circular on Further Simplifying and Improving the Foreign Currency Management Policy on Direct Investment, effective from June 1, 2015, which cancels the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment and simplifies the procedure of foreign exchange-related registration, the investors shall register with banks for direct domestic investment and direct overseas investment.

SAFE Circular No. 19

The Notice of the State Administration of Foreign Exchange on Reforming the Mode of Management of Settlement of Foreign Exchange Capital of Foreign-Funded Enterprises, or the SAFE Circular No.19, which was promulgated by the SAFE on March 30, 2015, and became effective on June 1, 2015, provides that a foreign-invested enterprise may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to the SAFE Circular No.19, for the time being, FIEs are allowed to settle 100% of their foreign exchange capitals on a discretionary basis; a foreign- invested enterprise shall truthfully use its capital for its own operational purposes within the scope of business; where an ordinary foreign- invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise shall first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

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Based on the foregoing, when setting up a new foreign-invested enterprise, the foreign invested enterprise shall register with the bank located at its registered place after obtaining the business license, and if there is any change in capital or other changes relating to the basic information of the foreign-invested enterprise, including without limitation any increase in its registered capital or total investment, the foreign invested enterprise shall register such changes with the bank located at its registered place after obtaining the approval from or completing the filing with competent authorities. Pursuant to the relevant foreign exchange laws and regulations, the above-mentioned foreign exchange registration with the banks will typically take less than four weeks upon the acceptance of the registration application. If we intend to provide funding to our WFOE through capital injection at or after their establishment, we shall register the establishment of and any follow-on capital increase in our wholly foreign owned subsidiaries with the State Administration for Industry and Commerce or its local counterparts, file such and register such with the local banks for the foreign exchange related matters.

Offshore Investment

Under the Circular of the State Administration of Foreign Exchange on Issues Concerning the Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or the SAFE Circular 37, issued by the SAFE and effective on July 4, 2014, PRC residents are required to register with the local SAFE branch prior to the establishment or control of an offshore special purpose vehicle, or SPV, which is defined as offshore enterprises directly established or indirectly controlled by PRC residents for offshore equity financing of the enterprise assets or interests they hold in China. An amendment to registration or subsequent filing with the local SAFE branch by such PRC resident is also required if there is any change in basic information of the offshore company or any material change with respect to the capital of the offshore company. At the same time, the SAFE has issued the Operation Guidance for the Issues Concerning Foreign Exchange Administration over Round-trip Investment regarding the procedures for SAFE registration under the SAFE Circular 37, which became effective on July 4, 2014, as an attachment of Circular 37.

Under the relevant rules, any failure by any of our shareholders who is a PRC resident, or is controlled by a PRC resident, to comply with relevant requirements under these regulations could subject our SPV to restrictions imposed on foreign exchange activities, including restrictions on its ability to receive registered capital as well as additional capital from PRC resident shareholders, and contribute registered capital as well as additional capital to WFOE. If WFOE fails to obtain necessary registered capital within the approved business time limit, the industries and commercial administrative authorities might revoke its business license. Due to the failure by shareholders to complete the registration, WFOE’s ability to pay dividends or make distributions to our SPV is also restricted, and repatriation of profits and dividends derived from SPV by PRC residents to China are illegal. The offshore financing funds are also not allowed to be used in China. In addition, the failure of the PRC resident shareholders to complete the registration may subject the shareholders to fines less than RMB 50,000, and the enterprises to fines less than RMB 300,000. All the Chinese individual shareholders (directly of indirectly) of Heng Guang Cayman, to our knowledge, are subject to the SAFE Circular 37 and have filed the necessary documents to apply for the registrations.

Regulations on Intellectual Property Rights

Regulations on Trademarks

According to the current Chinese trademark law and regulations, a trademark which has been approved and registered by the trademark office is a registered trademark, including a trademark of goods, services, collective trademark and certification trademark. The trademark registrant shall enjoy the exclusive right to use the trademark and the protections afforded by law. The trademark law also specifies the scope of registered trademarks, procedures for registration of trademarks and the rights and obligations of trademark owners. As of the date of this prospectus, we have completed trademark registration of four trademarks in China and own the exclusive right to use such trademark.

Regulations on Domain Names

The Ministry of Industry and Information Technology of the PRC, or the MIIT, promulgated the Measures on Administration of Internet Domain Names, or the Domain Name Measures, on August 24, 2017, which took effect on November 1, 2017 and replaced the Administrative Measures on China Internet Domain Name promulgated by the MIIT on November 5, 2004. According to the Domain Name Measures, the MIIT is in charge of the administration of PRC internet domain names. The domain name registration follows a first-to-file principle. Applicants for registration of domain names shall provide true, accurate and complete information of their identities to the domain name registration service institutions. The applicant will become the holder of such domain names upon completion of the registration procedure.

Regulations on Employment and Social Welfare

Labor Contract Law

The Labor Contract Law of the PRC, or the Labor Contract Law, which was promulgated on June 29, 2007 and amended on December 28, 2012, is primarily aimed at regulating the rights and obligations of employers and employees, including the establishment, performance and termination of such relationship. Pursuant to the Labor Contract Law, labor contracts shall be concluded in writing if labor relationships are to be or have been established between employers and the employees. Employers are prohibited from forcing employees to work above certain time limit and employers shall pay employees for overtime work in accordance with certain national regulations. In addition, employee wages shall be no lower than local standards on minimum wages and shall be paid to employees timely.

Heng Guang Insurance has approximately 3,900 agents (including insurance sales agent and independent contract agent) through its Principal-Agent Contracts (“PAC”). Pursuant to the China’s Civil Code and Labor Contract Law a PAC differs from a Labor Contract on following characteristics:

●	Nature of Work. Under the Insurance Law of the People’s Republic of China, Article 117 defines an insurance agent as institutions or individuals which charge commissions to insurers and operate insurance business on behalf of insurers to the extent as authorized by insurers. Pursuant to a PAC, an insurance agent operates independently without the supervision and having a full-time labor contract relation with the company. The PAC allows a high agent turnover with and allows to terminate a PAC immediately upon the cessation of agent’s services. Whereas, under a Labor Contract requires the agents to be employed with the Company as a full-time employee who shall exercise one’s rights and perform one’s own obligations in accordance with the terms of the contract.

●	Remuneration. Under a PAC, an agent is compensated in the form of commission paid in accordance with the sales made by the agent. The PAC provides an insurance sales agent with a commission of 20% to 40% on the new premiums for the first year of their services, which is then gradually decreased in the following years. Whereas the Labor Contract provides an agent with remuneration, welfares and benefits in accordance with the terms of the contract as long as the agent performs in accordance with the terms and conditions of the Labor Contract irrespective of them meeting their individual sales target. In addition to the minimum wage, seniority pay, position salary, and incentive pay, an employee under the Labor Contract is also provided with welfare fund, provident fund, and pension.

●	Management. Under the PAC, an insurance agent is individually managed through meetings in the morning and afternoon, to strengthen the work ethics and morals, skills training and team building. On the contrast, an employee under a Labor Contract follows the same work schedule, rules and regulations, and labor discipline, and most team work requires cooperation to promote an orderly management of the Company.

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Social Insurance And Housing Fund

Under the Social Insurance Law of the PRC that was promulgated by the SCNPC on October 28, 2010, and came into force as of July 1, 2011, and most recently amended on December 29, 2018, together with other laws and regulations, employers are required to pay basic pension insurance, unemployment insurance, basic medical insurance, employment injury insurance, maternity insurance, and other social insurance for its employees at specified percentages of the salaries of the employees, up to a maximum amount specified by the local government regulations from time to time. When an employer fails to pay social insurance premiums in full, relevant social insurance collection agency shall order it to make up for any shortfall within a prescribed time limit, and may impose a late payment fee at the rate of 0.05% per day of the outstanding amount from the due date. If such employer still fails to make up for the shortfalls within the prescribed time limit, the relevant administrative authorities shall impose a fine of one to three times the outstanding amount upon such employer.

In accordance with the Regulations on the Management of Housing Fund which was promulgated by the State Council in April 3, 1999 and recently amended in March 24, 2019, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employer and employee are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

In general, the Company has complied with the Social Insurance Law of the PRC, except that certain employees either chose to be enrolled in the social insurance programs outside the Company’s program or forfeited such enrollment voluntarily. However, pursuant to applicable laws and regulations, we may suffer fine or other penalties by the relevant government authorities in this case.

Heng Guang Insurance established relationships based on principal-agent contracts (according to China’s Civil Code) instead of labor contracts, with its insurance sales agents and independent contracting agents (including online agents) of over 3,900 agents in total. Insurance sales agents charge commission as a portion of the new premiums, as their remuneration. Heng Guang Insurance bears no responsibilities to pay labor costs to insurance sales agents nor the welfares and benefits, social insurance and housing provident fund.

Employment relationship between Heng Guang Insurance and its Full-Time Employees

As of the date hereof, Heng Guang Insurance has paid social insurance for most of the full-time employees that have established work relationships via labor contracts with Heng Guang Insurance.

On November 16, 2018, the State Administration of Taxation issued the Notice of the State Administration of Taxation on Implementing the Several Measures for Further Supporting and Serving the Development of Private Economy (No. 174 [2018], SAT), which specifies that tax authorities at all levels are required to ensure a stable payment method during the reform of the social security fee collection and management system, and are not allowed to independently organize and perform centralized clearing of fees from previous years from tax payers including private enterprises. As of the date of this prospectus, Heng Guang Insurance has not received any administrative punishments for violating relevant provisions on Social Insurance nor Housing Provident Fund.

Anti-money Laundering

Pursuant to the Notice of Strengthening Anti-money Laundering in Insurance Industry promulgated by the CIRC on August 10, 2010 and Measures for the Administration of Anti-money Laundering Work in the Insurance promulgated on September 13, 2011 by the CIRC and became effective on October 1, 2011, the CIRC shall organize, coordinate and direct anti-money laundering effort in insurance industry.

According to the provisions of the Measures for the Administration of Anti-money Laundering Work in the Insurance , insurance agency and brokerage companies shall, in the light of the real-name system for policies and according to the work principles that client materials are complete, transaction records are available for inspection and circulation of funds is regulated, effectively enhance the internal control level of anti-money laundering. Insurance agency and brokerage companies shall establish an internal control system for anti-money laundering and prohibit funds which have an illegal source from investing into their equity. The senior management officers of insurance agency and brokerage companies shall understand laws and regulations on anti-money laundering.

Pursuant to the Notice of Strengthening Anti-money Laundering in Insurance Industry, equity investments in insurance intermediaries and equity structure changes therein should be in line with relevant requirements on fund sources in anti-money laundering laws and regulations of the PRC.

Newly established insurance intermediaries and branch institutions and those restructured or reformed should meet anti-money laundering criteria specified by the CIRC, including (i) establishment of system for client identity recognition, client identity and transaction record keeping, training and education, auditing, confidentiality, internal control system and operation protocols including those facilitating monitoring and inspection and administrative investigation; (ii) dedicated anti-money laundering posts and job descriptions, manning and training for such posts; (iii) other requirements according to regulatory provisions.

Regulations on Tax

Corporate Income Tax

Pursuant to the EIT Law of the PRC effective on January 1, 2008 and amended on December 29, 2018 and the Regulation on the Implementation of the EIT Law of the PRC effective on April 23, 2019, companies are classified into resident companies and non-resident companies. Corporate Income Tax rate is 25%, or 20% for non-resident company which hasn’t set up an organization or an operating site, or its income from established organization or operating side is not connected to such organization or site, judging by the source of its income within the PRC territory. High and new technology companies encouraged by the government shall be accorded with 15% income tax.

Pursuant to the Announcement on Issues Regarding Implementation of Preferential Income Tax Policy for High and New Technology Companies released on June 19, 2017 by State Administration of Taxation or the SAT, company qualified as high or new technology company shall enjoy preferential tax from the year indicated on the certificate for high and new technology company, and file for registration with taxation agency of jurisdiction according to relevant provisions. On expiration of the qualification as high and new technology company, income tax shall be temporarily levied pursuant to a preferential tax rate of 15% before renewal of the qualification; if such qualification is not obtained before the end of the year, the difference between the preferential tax rate and the regular tax rate should be paid according to applicable provisions.

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Withholding Income Tax

Pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income (the “Double Tax Avoidance Arrangement”) promulgated on August 21, 2006 and last amended on December 6, 2019, where a Hong Kong resident enterprise that holds more than a 25% equity interest in a PRC resident enterprise at any time within 12 consecutive months before receiving the dividend, the competent PRC tax authority may determine the Hong Kong resident enterprise to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement, and the withholding tax rate on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5% from 10 % applicable under the EIT Law.

Value-Added Tax

Pursuant to the Provisional Regulations on Value-Added Tax of the PRC last amended on November 19, 2017, and its Implementation Rules promulgated by the Ministry of Finance, or the MOF and last amended on October 28, 2011, tax payers engaging in sale of goods, provision of processing services, repairs and replacement services, sales of services, intangible assets or real property, or importation of goods within the territory of the PRC shall pay value-added tax, or the VAT.

On November 16, 2011, the MOF and the SAT jointly promulgated the Pilot Plan for Levying Value-Added Tax in lieu of Business Tax. Starting from January 1, 2012, the PRC government has been gradually implementing a pilot program in certain provinces and municipalities, to levy a 6% VAT on revenue generated from modern service industries in lieu of the business tax.

The Measures for the Exemption of Value-Added Tax from Cross-Border Taxable Activities in the Collection of Value-Added Tax in Lieu of Business Tax (for Trial Implementation), which was promulgated on May 6, 2016 by the SAT, and revised according to the Notice of State Administration of Taxation on Revising Some Normative Documents on Taxation on June 15, 2018, provides that if a domestic enterprise provides cross-border taxable activities such as professional technology services, technology transfer, software service etc., the above mentioned cross-border taxable activities shall be exempted from the VAT.

On March 23, 2016, the MOF and the SAT jointly issued the Notice of Implementing the Pilot Program of Replacing Business Tax with Value-Added Tax in an All-round Manner which confirms that business tax will be completely replaced by the VAT from May 1, 2016.

Pursuant to the Announcement No. 39 (2019) jointly issued by the Ministry of Finance, the State Administration of Taxation, and the General Administration of Customs, effective on April 1, 2019, the applicable VAT for VAT-taxable sales activities and imported goods are adjusted respectively from 16% to 13% and from 10% to 9%, respectively.

Regulation on Data Protection and Cybersecurity

Scope of Personal Information

According to the Personal Information Protection Law of PRC,, sensitive personal information means the personal information of which the leakage or illegal use could easily lead to the violation of the personal dignity of a natural person or harm to personal or property safety, including information on biometric identification, religious beliefs, specific identity, health care, financial accounts, and personal whereabouts, and personal information of minors under the age of fourteen.

Approval Procedure of the Internet Insurance Business

A specialized insurance agency must complete the following main procedures in order to launch the internet insurance business: (1) submit all actual operation process to Insurance Intermediaries Regulatory Department of China Banking and Insurance Regulatory Commission; (2) report every insurance categories, product prices, APP applications and qualifications to the Insurance Association of China; and (3) receive a Level III Certification for the State Graded Protection of Information Security.

Cybersecurity Law

According to the Article 42 of Cybersecurity Law of the People’s Republic of China, which came into force as of June 1, 2017, the network operators must not disclose, distort or damage personal information they collect, without the agreement of the person whose information is collected, and personal information may not be provided to others, except where it has been processed in such a manner that it is impossible to distinguish a particular individual’s information and it cannot be retraced.

Data Security Law

According to the Article 31 of Data Security Law of the People’s Republic of China, which came into force on September 1, 2021, specifies that the provisions of the cybersecurity law of the PRC apply to the outbound security management of important data collected or produced by critical information infrastructure operators operating within the mainland territory of the PRC. Outbound security management measures for other data processors collecting or producing important data within the mainland territory of the PRC are to be jointly formulated by the national cyberspace administration and relevant departments of the State Council.

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When a network operator needs to transfer such data overseas, it must demonstrate the necessity of data export and conduct a self-security assessment or submit to an official security assessment when a threshold test is met. Whether the transfer is “lawful, legitimate and necessary” is a threshold requirement under which the relevant authorities evaluate the risks associated with the transfer by examining both the nature of the data being transferred and the likelihood of security breaches involving such data and the level of the impact of such incidents.

Heng Guang Insurance’s Mode of Internet Insurance Business

Heng Guang Insurance has the authority to access the system controlled by insurance companies that have entered into contracts therewith to upload the individual customers’ information, but the individual customers’ information of resident such as identity card number, mobile number and other personal information is still stored and processed by such insurance companies. Heng Guang Insurance’s Mode of Internet Insurance Business on Heng Kuai Bao, the sales platform, connects to insurance companies system directly to upload the data, and does not store and/or process individual customers’ information. Furthermore, the insurance companies performed special treatments to the personal information so that we unrecognized such information pointing to a specific customer when the insurance companies return the personal information to us for handling the commission.

As of August 2021, regarding Heng Guang Insurance’s internet insurance business, all of the information and important data produced from the operation from the PRC (for the purpose of a legal notice, excluding Hong Kong SAR, Macao SAR and Taiwan) are stored domestically, without any cross-border data transfer nor uploading data abroad to be stored, used, and held

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Zhang Jiulin	53	Chief Executive Officer and Chairman of the Board of Directors

Yao-te Wang	44	Chief Financial Officer

Yi Wang	32	Chief Technical Officer Nominee

Guangming Liu	60	Independent Director Nominee

Edward Rhodes	57	Independent Director Nominee

Haosong Zhang	43	Independent Director Nominee

Mr. Jiulin Zhang has served as the Chief Executive Officer of Heng Guang Insurance, our operating company in China, since January 2017 and the Chief Executive Officer of the Company since 2021 and is one of the key founders of Heng Guang Insurance in 2004. Since then, Mr. Zhang served various positions at Heng Guang Insurance and a few insurance agencies. Mr. Zhang has more than 20 years of experience in property and life insurance marketing and management and has achieved outstanding records of insurance sales. For example, in 2015, Mr. Zhang served as the Sales Director of the Department of Special Representative Business of the Sichuan Branch of Zijin Property Insurance Co., Ltd., and helped the performance of the entire team to reach more than RMB 50 million in annual premiums. Mr. Jiulin Zhang graduated from Sichuan Correspondence Institute for Officers in 2004 and Guang’an Guantang High School in 1985.

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Mr. Yao-te Wang has been the Chief Financial Officer of the Company since July 13, 2021 and has served as an independent director for AiXin Life International, Inc., a public company in the United States, since 2018. From February 2015 till now, Mr. Yao-te Wang has served as the CEO of Ivy Service Group, a business consulting company based in Shanghai, China and was a consultant to Ivy Service Group from July 2012 to January 2015. Previously, Mr. Wang was a brand consultant for the Hong Kong Swire Group from 2015 to 2016, and served as a public affairs officer and instructor at the Ministry of National Defense of Taiwan from 2006 to 2012. He has substantial experience and knowledge of operating public companies in the United States with respect to the accounting and financing, regulatory compliance, industrial development, strategic planning, and domestic and cross-border mergers and acquisitions. Mr. Wang has earned a Master’s Degree from Columbia University School of International and Public Affairs, a Master’s Degree from University of Denver Korbel School of International Studies, and a Bachelor’s Degree from National Defense University in Taiwan.

Mr. Yi Wang has served as the Chief Technology Officer for Heng Yun Da since May 2018 and will be appointed as the Chief Technology Officer for the Company prior to the effectiveness of this registration statement. From July 2015 to April 2018, Mr. Yi Wang was the Chief Technology Officer at Sichuan Times Joint Venture Capital Co., Ltd. Mr. Yi Wang has implemented its information automation strategy, and led the research and development of Heng Kuai Bao. He has more than 10 years of mobile Internet product design and development experience, worked for large and medium-sized Internet companies, and participated in the development of municipal financial systems, corporate management and other systems. Mr. Yi has obtained a Bachelor’s Degree of Software Engineering from Chengdu University of Electronic Science and Technology.

Mr. Edward Rhodes is a director nominee of the Company. He has nearly 30 years of experience in investment banking and asset management, specializing in corporate finance, mergers and acquisitions, management consulting, equity investment, financed purchases, corporate strategic planning, involving an aggregate of more than $400 billion in value. Mr. Rhodes has served as the Chief Executive Officer of MCP Corporate Advisors LLC since 2000 and been the co-founder and Chief Financial Officer at Accolent Real Estate Co. since June 2017. Mr. Rhodes has earned an MBA Degree from Columbia University and Bachelor’s Degree in History from the University of Virginia.

Mr. Guangming Liu is a director nominee of the Company. Mr. Liu has been a member of the Executive Committee of Lungkong World Federation since June 2018 and served as the Head of Secretariat of Lungkong World Federation from August 2015 till June 2018. Mr. Liu started his career as a manager at China Life Insurance in Taiwan and worked at several insurance companies and insurance agencies, such as a senior manager at Allianz President Life Insurance Co. Ltd., a senior manager at Nan Shan Life Insurance Co., Ltd., and a vice president at Zhonglun Life Insurance Broker Co. Mr. Liu was a vice president at a human resource company, TimeHR Executive Search Co., Ltd., from May 2010 to May 2015. Mr. Guangming Liu has extensive experiences in strategic planning, organizational structure optimization, human resource management, and senior management team improvement for established Chinese and Taiwanese companies. Mr. Guangming Liu obtained an MBA in finance from Wharton School of Business University of Pennsylvania, an MBA in insurance from Feng Chia University, and a Bachelor’s Degree from Soochow University.

Mr. Haosong Zhang is a director nominee of the Company. From January 2018 to December 2020, Mr. Zhang served as the president of Henan Chungchihao Business Consultancy. Prior to that, Mr. Zhang was a director at Henan Chungshi Asset Management Ltd. from January 2014 to December 2017. During the three years from 2011 to 2013, Haosong worked as the president of Henan Yongfu Real Estate Consultantcy Ltd. He has years of experience in domestic and foreign listing, corporate management consulting, equity investment and financing, mergers and acquisitions, and restructuring. Mr. Haosong Zhang has obtained an MBA degree from France-Brest Business School and a bachelor of art degree in law from Zhengzhou University in Henan Province, China.

Family Relationships

None of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Controlled Company

We are a controlled company and as long as our officers and directors, either individually or in the aggregate, own at least 50% of the outstanding voting power of our Company, we will be a “controlled company” as defined under NASDAQ Listing Rules (specifically, as defined in Rule 5615(c)). We have no current intention to rely on the controlled company exemptions afforded to a controlled company under the NASDAQ Listing Rules.

Board of Directors

Our board of directors will consist of four directors upon closing of this offering, three of whom shall be “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Duties of Directors

Under Cayman Islands law, all of our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act (2021 Revision) of the Cayman Islands imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however, the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association expected to be amended and effective on or before the completion of this offering. We have the right to seek damages if a duty owed by any of our directors is breached.

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The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	authorizing the payment of donations to religious, charitable, public, or other bodies, clubs, funds, or associations as deemed advisable;

●	exercising the borrowing powers of the company and mortgaging the property of the company;

●	executing checks, promissory notes, and other negotiable instruments on behalf of the company; and

●	maintaining or registering a register of mortgages, charges, or other encumbrances of the company.

Terms of Directors and Executive Officers

Our officers are appointed by and serve at the discretion of our board of directors and the shareholders voting by ordinary resolution. Our directors are not subject to a set term of office and hold office until the next general meeting called for the election of directors and until their successor is duly appointed or such time as they die, resign or are removed from office by a shareholders’ ordinary resolution. The office of a director will be vacated automatically if, among other things, the directors resigns in writing, becomes bankrupt or makes any arrangement or composition with his/her creditors generally or is found to be or becomes of unsound mind. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors.

Insider Participation Concerning Executive Compensation

Our board of directors, which was comprised of two directors, was making all determinations regarding the executive officer compensation. When the three independent directors are appointed, they will be making all determinations regarding the executive officer compensation.

Committees

Upon the effectiveness of this registration statement, we will establish three committees under the board of directors: the audit committee, the compensation committee and the corporate governance and nominating committee, and adopt a charter for each of the committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Edward Rhodes, Haosong Zhang and Guangming Liu with Edward Rhodes as the chairman of our audit committee. We have determined that Edward Rhodes, Haosong Zhang and Guangming Liu will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Edward Rhodes qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	selecting the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	such other matters that are specifically delegated to our audit committee by our board of directors from time to time;

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●	meeting separately and periodically with management and the independent auditors; and

●	reporting regularly to the full board of directors.

Compensation Committee. Our compensation committee will consist of Edward Rhodes, Haosong Zhang and Guangming Liu upon the effectiveness of the registration statement with Guangming Liu serving as the chair of our compensation committee. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and recommending to the board with respect to the total compensation package for our chief executive officer;

●	approving and overseeing the total compensation package for our executives other than the chief executive officer;

●	reviewing and making recommendations to the board with respect to the compensation of our directors; and

●	reviewing periodically and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Corporate Governance and Nominating Committee. Our nominating and corporate governance committee will consist of Edward Rhodes, Haosong Zhang and Guangming Liu upon the declaration of effectiveness of the registration statement. Mr. Haosong Zhang will be the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	identifying and recommending to the board nominees for election or re-election to the board, or for appointment to fill any vacancy;

●	reviewing annually with the board the current composition of the board in light of the characteristics of independence, skills, experience and availability of service to us;

●	identifying and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as the corporate governance and nominating committee itself;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Corporate Governance

Our board of directors intend to adopt a code of business conduct and ethics, which is applicable to all of our officers and employees upon closing of this offering. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation for the years ended December 31, 2020 and 2021, earned by or paid to our executive officers, and our other most highly compensated executive officers whose total compensation exceeded US$120,000 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total (US $)*
Jiulin Zhang	2021	$13,846	-	-	-	-	-	-	$13,846
CEO of the Company and Heng Guang Insurance	2020	$4,629	-	-	-	-	-	-	$4,629

Yao-te Wang(1)	2021	-	-	-	-	-	-	-	-
CFO of the Company	2020	-	-	-	-	-	-	-	-

* Based on the currency exchange ratio of $1.00 USD=RMB 6.37 at December 31, 2021.

(1) Mr. Wang was appointed as the CFO of the Company on July 13, 2021 as described below.

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Agreements With Named Executive Officers

We appointed Mr. Jiulin Zhang as the CEO for the Company, effective June 25, 2021. As of the date of this prospectus, the current employment agreement between Jiulin Zhang and Heng Guang Insurance governs the terms and conditions of Mr. Zhang’s employment with our operating company, which has a term of three years from January 1, 2019 to December 31, 2021 and provides a de minimus annual salary. On July 23, 2021, we entered into an employment agreement (the “CEO Employment Agreement”) with Jiulin Zhang as the Company’s CEO, substantially in the form filed herein as Exhibit 10.2. Pursuant to the CEO Employment Agreement, we agreed to employ our CEO for a specified time period from the date when the Company consummates its initial public offering, which will be renewed upon both parties’ agreement before the end of the current employment term, and payment of cash compensation and benefits shall become payable and effective when the Company becomes a public reporting company in the U.S. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his duties. The executive officer may terminate his employment at any time with a three-month prior written notice. Mr. Jiulin Zhang has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

We appointed Mr. Yao-te Wang as the CFO for the Company, effective July 13, 2021 . On August 5, 2021, we entered into an employment agreement (the “CFO Employment Agreement”) with Yao-te Wang as the Company’s CFO, substantially in the form filed herein as Exhibit 10.8. Pursuant to the CFO Employment Agreement, we agreed to employ our CFO in accordance with such agreement for three years from the date when the Company consummates its initial public offering, which will be renewed upon both parties’ agreement before the end of the current employment term, and payment of cash compensation and benefits shall become payable and effective when the Company becomes a public reporting company in the U.S. We may terminate the CFO Employment Agreement for cause, at any time, without notice or remuneration, for certain acts of the CFO, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his duties. The CFO may terminate his employment at any time with a three-month prior written notice. Mr. Wang has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information of the Company.

Compensation of Directors

For the fiscal years of 2021 and 2020, we did not compensate our independent directors for their services as they had not become the independent directors in the years of 2021 and 2020.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares, as of the date of this prospectus, by:

●	each of our directors and executive officers who beneficially own our Ordinary Shares;

●	all of our directors and executive officers as a group; and

●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A and Class B Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 10,000,000 Ordinary Shares issued and outstanding, none of which are held by listed person in U.S.

The number and percentage of Ordinary Shares beneficially owned after the offering are based on (1) 10,000,000 Ordinary Shares outstanding, including 6,500,000 Class A Ordinary Shares and 3,500,000 Class B Ordinary Shares; and (2) sale of 4,444,444 Ordinary Shares, assuming no exercise of the over-allotment option, in this initial offering. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of this prospectus, we have eight shareholders of record, none of whom are located in the United States. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at 1666 Chenglong Road, Section 2, Building 2, 5th Floor, Longquanyi District, Chengdu, Sichuan Province, China. As of the date of the prospectus, we have eight (8) shareholders of record, none of whom are located in the United States. We will be required to have at least 300 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq listing rules.

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	Ordinary Shares Beneficially Owned Prior to this Offering				Ordinary Shares Beneficially Owned Immediately after this Offering**
Directors And Executive Officers:	Class A Share Number	Class B Share Number	Ownership Percentage (%)	Voting Power Percentage (%)	Class A Share Number	Class B Share Number	Ownership Percentage (%)	Voting Power Percentage (%)
Jiulin Zhang (1)	1,299,298	3,500,000	47.99%	87.47%	1,299,298	3,500,000	33.23%	79.01%
Yao-te Wang	-	-	-	-	-	-	-	-
Yi Wang	-	-	-	-	-	-	-	-
Guangming Liu	-	-	-	-	-	-	-	-
Edward Rhodes	-	-	-	-	-	-	-	-
Haosong Zhang	400,000	-	4.00%	*	400,000	-	2.77%	*
Directors (including the director nominees) and Executive Officers as a group (six persons)	1,699,298	3,500,000	51.99%	88.43%	1,699,298	3,500,000	36%	79.88%
Principal Shareholders (5% or more):		-
Haibo Bai	2,265,940	-	22.66%	5.46%	2,265,940	-	15.69%	4.93%
Xuefeng Huang	1,359,762	-	13.60%	3.28%	1,359,762	-	9.41%	2.96%

*less than 1.00%.

** assuming no exercise of the over-allotment option in this offering.

(1)	Includes 50,000 Class A Ordinary Shares held by Ms. Chunling Mao, the spouse of Mr. Jiulin Zhang, and 3,500,000 Class B Ordinary Shares and 1,249,298 Class A Ordinary Shares issued to Mr. Jiulin Zhang.

RELATED PARTY TRANSACTIONS

In addition to the executive officer compensation arrangements discussed in “Executive Compensation,” below we describe the transactions during the years ended December 31, 2019 and 2020, and June 30, 2021 and 2020, to which we have been a participant, in which the amount involved in the transaction is material to our company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Due From Related Parties

The amounts due from related parties consisted of the following at December 31, 2020 and 2019:

Name of related party	December 31, 2020	December 31, 2019
Yixuan Zhang (son of Jiulin Zhang, the CEO and Chairman of the Board of Directors)	$3,702,041	$4,218,420
Haibo Bai (a Principal Shareholder)	732,813	-
Chunling Mao (spouse of Jiulin Zhang, the CEO and Chairman of the Board of Directors)	551,052	-
Total	$4,985,906	$4,218,420

The balances of due from related parties were unsecured, bear no interest, and were due on demand. Mr. Yixuan Zhang, an employee of the Company and son of Jiulin Zhang, borrowed funds from the Company to facilitate the establishment of certain new branch offices for Heng Guang Insurance during the two years of 2019 and 2020 and repaid all of his loans from the Company by June 30, 2021. As of June 30, 2021, there was no outstanding balance against Yixuan Zhang from the Company.

The amounts due from related parties consisted of the following at June 30, 2021 and 2020:

Name of related party	June 30, 2021	Repayment date	December 31, 2020
Yixuan Zhang (son of the CEO and Chairman of the Board of Directors)	$-		$3,702,041
Haibo Bai (Shareholder)	740,577	April 2022	732,813
Jiulin Zhang (CEO and Chairman of the Board of Directors)	1,007	February 2022	-
Chang Li (Branch Manager)	1,428	February 2022	-
Chunling Mao (Shareholder, spouse of the CEO and Chairman of the Board of Directors)	-		551,052
	$743,012		$4,985,906

The balances of due from related parties are unsecured, bear no interest, and are due on demand. Management believes that the balances of due from related parties are fully collectable and shall be paid before the effectiveness of this offering. Therefore, no allowance for doubtful accounts is recorded based on management’s assessment.

With respect to the outstanding advances loaned to other related parties listed above, our management believes that the balances of due from such related parties are fully collectable. Therefore, no allowance for doubtful accounts is recorded based on management’s assessment.

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DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability under the Companies Act (2021 Revision) of the Cayman Islands, or the “Cayman Islands Companies Act,” on July 23, 2020. A copy of our memorandum and articles of association is filed herein as an exhibit to the registration statement, of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”). A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Assuming that we obtain the requisite shareholder approval, we will adopt our post-offering memorandum and articles of association which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. We will include summaries of material provisions of our post-offering memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our share capital.

Ordinary Share

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the Board of Directors determine otherwise, each holder of our ordinary share will not receive a certificate in respect of such ordinary share. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary share. We may not issue shares or warrants to bearer.

Our authorized share capital is US$50,000 divided into 38,000,000 Class A Ordinary Shares of US$0.001 par value per share and 12,000,000 Class B Ordinary Shares of US$0.001 par value per share.

Subject to the provisions of the Cayman Islands Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to ordinary share. No share may be issued at a discount except in accordance with the provisions of the Cayman Islands Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering assuming no exercise of the underwriters’ over-allotment option, there will be 10,944,444 Class A Ordinary Shares and 3,500,000 Class B Ordinary Shares, issued and outstanding. Shares sold in this offering will be delivered against payment from the underwriters upon the closing of the offering in New York, New York, on or about   , 2022.

Dividends

Subject to the provisions of the Cayman Islands Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

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Subject to the requirements of the Cayman Islands Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, each holder of Class A Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share which such shareholder holds and each holder of Class B Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have 10 votes for each Class B Ordinary Share which such shareholder holds. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Conversion of Class B Ordinary Shares

Class B Ordinary Shares may be converted at the request of the shareholder into an equal number of Class A Ordinary Shares at any time. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by Jiulin Zhang to any person, or upon a change of ultimate beneficial ownership of any Class B Ordinary Share, such Class B Ordinary Share shall entitle such transferee, purchaser or designee to ten (10) votes per Class B Ordinary Share on all matters subject to vote at general meetings of the Company.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights conferred upon the holders of the shares of any class issued shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Islands Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

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Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of 6 percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Surrender of Shares

The directors may accept the surrender for no consideration of any fully paid share.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner its directors determine before the issue of those shares;
(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and
(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares for the purpose of repurchase or redemption.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

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We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of Ordinary Shares complies with applicable rules of Nasdaq Capital Market, a shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and
(b)	where the Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into the register of members of the Company.

Where the Ordinary Shares in question are not listed on or subject to the rules of Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

(a)	a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as the directors may from time to time require, is paid to the Company in respect thereof;
(b)	a fee not exceeding one dollar is paid to the Company in respect thereof; and
(c)	the instrument of transfer is accompanied by the certificate of the Shares to which it relates, and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer.

four directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. However, the registration of transfers may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Inspection of Books And Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

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At least 14 days’ notice of an extraordinary general meeting and 21 days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if one is held. At any annual general meeting held, our directors will be elected by an ordinary resolution of our shareholders. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director;

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

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Each of the compensation committee and the nominating and corporate governance committee shall consist of at least two independent directors within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles of association. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

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A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which:

○	distinguishes each share by its number (so long as the share has a number);

○	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

○	confirms the number and category of shares held by each member; and

○	confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

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Mergers And Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which whose issued shares that together represent at least 90% of the issued shares entitled to votes at a general meeting are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares upon dissenting from to a merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the Grand Court will usually consider that the affected stakeholders (shareholders and/or creditors affected by the scheme) of the company are the best judges of their own commercial interests and will typically sanction the scheme provided that the prescribed procedures have been followed and the requisite statutory majorities have been achieved at the scheme meetings.

The Cayman Court will typically consider the following factors in exercising its discretion as to whether to sanction the scheme:

(1)	the statutory provisions as to the required majority vote have been met;

(2)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; and

(3)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved, unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise generally be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, it is possible that a non-controlling shareholder may be permitted to commence and maintain a class action against and/or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the majority shareholders;

(b)	an act which constitutes an infringement of individual rights of shareholders, including, but not limited to the right to vote and pre-emption rights;

(c)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which majority has not been obtained; and

(d)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors And Executive Officers And Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles of association.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Act, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company and for a proper purpose.

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Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, and care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and amended articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Under statute, our directors are subject to a number of statutory obligations, which provisions prescribe penalties for breach. The most serious of these involves dishonesty or the authorizing of illegal payments and carry both criminal and civil penalties. By way of example, material statutory provisions attracting penalties include where (1) the director willfully authorizes or permits any distribution or dividend in contravention of the Cayman Companies Act; (ii) where the director knowingly or willfully authorizes or permits any payment out of capital by a company for a redemption or purchase of its own shares when the company is insolvent; (iii) where there has been a failure to maintain the books of account, minutes of meetings, or the company’s statutory registers of members, beneficial ownership, mortgages and charges, or directors (which includes alternate directors); (iv) where there has been a failure to provide information or access to documents to specified persons as required by the Cayman Companies Act; and (v) where the director makes or authorizes a false annual return to the Registrar of Companies.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Cayman Companies Act, but our amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Subject to the provisions of our articles of association (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, the directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands law, including the duty to ensure that, in their opinion, such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Act and our articles of association, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Act and our amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act and our amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by special resolution of our shareholders/ members.

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Anti-Money Laundering—Cayman Islands

In order to comply with legislation and regulations aimed at the prevention of money laundering and counter terrorist financing, we may be required to adopt and maintain anti-money laundering and counter terrorist financing policies and procedures, and may require subscribers to provide evidence to satisfactorily identify and verify their identity and source of funds. Such customer due diligence can be simplified or enhanced depending on the risk rating given to the subscriber. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering and counter terrorist financing policies and procedures (including the acquisition of due diligence information) to a suitable third persons based in Cayman Islands approved equivalent jurisdictions.

We reserve the right to request such information as is necessary to identify and verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information and/or documentation required for identification or verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering, counter terrorist financing or other applicable laws, regulations or guidance by any person in any equivalent jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct, money laundering or proliferation financing or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Legislation of The Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act, 2018 (the “Substance Law”) came into force in the Cayman Islands introducing certain economic substance requirements for certain in-scope Cayman Islands “relevant entities” which are engaged in certain “relevant activities” and receives “relevant income” which in the case of “relevant entities” incorporated before January 1, 2019 must comply with the economic substance requirements under the Substance Law commencing July 1, 2019, onwards. The Tax Information Authority of the Cayman Islands has published two guidance notes in relation to the Substance Law, and it is anticipated that the law may be subject to further changes and interpretations. The Company itself falls within the definition of a “relevant entity” although as of the date of this prospectus, it is not entirely clear that the Company would remain in or out of scope of the legislation or else be subject to reduced substance requirements. As the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which the Company collects, processes and maintains personal data about investors of the Company pursuant to the Data Protection Act, 2017 of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (DPA).

The Company is committed to processing personal data in accordance with the DPA. In its use of personal data, the Company will be characterized under the DPA as a ‘data controller’, whilst certain of the Company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the Company.

By virtue of making an investment in the Company, the Company and certain of the Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the Company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the Company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

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We anticipate that we will share your personal data with the Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Listing

We plan to list the Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “HGIA”.

Transfer Agent And Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has not been a public market for our Class A Ordinary Shares. We plan to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “HGIA”. Future sales of substantial amounts of our Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, assuming no exercise of the underwriter’ over-allotment option, we will have 4,444,444 outstanding Class A Ordinary Shares held by public shareholders representing approximately 40.6% of our Class A Ordinary Shares issued and outstanding if the Class A Ordinary Shares are offered and sold at the maximum offering amount.

All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates without restriction or further registration under the Securities Act.

Rule 144

All of our Class A Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective prospectus under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

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A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Class A Ordinary Shares then outstanding, in the form of Class A Ordinary Shares or otherwise, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of the Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Class A Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the lock-up arrangements are not part of the Rule 701.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

We have agreed not to, for a period of 180 days beginning on the date of the effectiveness of the registration statement of which this prospectus forms a part, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Class A Ordinary Shares or securities that are substantially similar to our Class A Ordinary Shares, including but not limited to any options or warrants to purchase our Class A Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Class A Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the underwriter.

Furthermore, each of our directors, executive officers, and principal shareholders (5% or more shareholders of our Class A Ordinary Shares) has also entered into a similar lock-up agreement for a period of 180 days beginning on the date of the effectiveness of the registration statement of which this prospectus forms a part, subject to certain exceptions, with respect to our Class A Ordinary Shares and securities that are substantially similar to our Class A Ordinary Shares.

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Class A Ordinary Shares may dispose of significant numbers of our Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

TAXATION

The following summary of certain Cayman Islands, PRC and U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A Ordinary Shares is based on laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. Please note that this summary should not be considered a comprehensive description of all the tax considerations that may be relevant to the decision to purchase our Class A Ordinary Shares, such as tax considerations under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Jingtian & Gongcheng, our PRC counsel. To the extent that the discussion relates to matters of U.S. Federal Income Taxation, it represents the opinion of Sichenzia Ross Ference LLP, our U.S. counsel.

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we may pay to our shareholders. See “Dividend Policy.”

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82 (which issued by the China State Administration of Taxation on April 22, 2009), which provides guidance on the determination of the tax residence status of a Chinese- controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although the Company, or Heng Guang Cayman, does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of the Company and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of the Company, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that the Company and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

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The regulations promulgated under the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. We are unable to provide a “will” opinion because Jingtian & Gongcheng, our PRC counsel, believes that it is more likely than not that the Company and its offshore subsidiaries would be treated as a non-resident enterprise for PRC tax purposes because they do not meet some of the conditions out lined in SAT Notice. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of the prospectus. Therefore we believe that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.

See “Risk Factors — Risks Related to Doing Business in China — Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Heng Guang Insurance pays its EIT at a flat rate of 25% on its net income. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that Heng Guang Cayman a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAXCONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;
●	financial institutions;
●	insurance companies;
●	regulated investment companies;
●	real estate investment trusts;
●	broker-dealers;
●	persons that elect to mark their securities to market;
●	U.S. expatriates or former long-term residents of the U.S.;
●	governments or agencies or instrumentalities thereof;
●	tax-exempt entities;
●	persons liable for alternative minimum tax;
●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;
●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);
●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation; or
●	persons holding our Ordinary Shares through partnerships or other pass-through entities.

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The discussion set forth below is addressed only to U.S. Holders that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

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Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company

A non-U.S. corporation is considered a passive foreign investment company or “PFIC” for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”)

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets, without taking into account any cash raised in this offering, it is possible, however, we do not currently expect to be treated as a PFIC under the current PFIC rules. Because PFIC status is based on our income, assets and activities for the entire taxable year, it is not possible to determine whether we will be characterized as a PFIC for the 2020 taxable year or any subsequent year until after the close of the relevant year. As such, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we are treating Heng Guang Insurance as being owned by us for United States federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with Heng Guang Insurance, and as a result, we are treating Heng Guang Insurance as our wholly-owned subsidiary for U.S. federal income tax purposes. If we are not treated as owning Heng Guang Insurance for United States federal income tax purposes, we would likely be treated as a PFIC. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold our Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold our Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

The reason we currently do not expect to be treated as a PFIC under the current PFIC rules is because while, for purposes of the asset test herein described, more than 50% of the current value of our assets is cash, it is not clear at this time whether cash is to be treated either partly or wholly as a passive or active asset. Given the purpose of the PFIC rules and any existing guidance pertaining to those rules, it is reasonable, and we take the position that cash held as working capital generates operating income (active) and not interest income (passive). This position is derived from, in the absence of any other guidance, reviewing analogous section of the code that treat the characterization of cash as an asset when held by a business. For many purposes of the Internal Revenue Code, cash is treated as a business asset to the extent held as working capital to be devoted to the business. For example, regulations under §864(c) provide that an asset, including cash, is ordinarily treated as held for use in a trade or business if it is held as working capital or expansion capital. Similarly, in determining whether a corporation is a U.S. real property bolding corporation within the meaning of §897(c) cash is treated as a business asset where it is held for use in a trade or business. Even §1202—which was intended to provide a very “tight” definition of an operating company, along the lines of the §355 active trade or business test—acknowledges that an active business requires working capital, and provides safe harbors to accommodate that reality.

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If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;
●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and
●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark- to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

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Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Shares. The discussion is a general summary of the present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Network 1 Financial Securities, Inc., which we sometimes refer to herein as the “Underwriter”. The Underwriter may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. The Underwriter has agreed to purchase, and we have agreed to sell to the Underwriter, the number of shares indicated below:

Name	Number of Class A Ordinary Shares
Network 1 Financial Securities, Inc.	4,444,444
Total	4,444,444

The Underwriter is offering the Class A Ordinary shares subject to its acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the Underwriter to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriter is obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the Underwriter is not required to take or pay for the shares covered by the Underwriter’s over-allotment option described below.

The underwriting agreement provides that the obligation of the Underwriter to take and pay for the Class A Ordinary Shares, is subject to certain conditions precedent, including but not limited to (1) obtaining listing approval on the Nasdaq Capital Market, (2) delivery of legal opinions and (3) delivery of the auditor comfort letters. To list on the Nasdaq Capital Market, we are required to satisfy the financial and liquidity requirements of Nasdaq Capital Market under the Nasdaq Listing Rules.

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We have agreed to grant to the Underwriter an option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to an additional 666,667 shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The Underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus.

In order to facilitate the offering of the shares, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our shares. Specifically, the Underwriter may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the Underwriter under the over-allotment option. The Underwriter can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the Underwriter will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The Underwriter may also sell shares in excess of the over-allotment option, creating a naked short position. The Underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of our shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the Underwriter may bid for, and purchase, shares in the open market to stabilize the price of our shares. These activities may raise or maintain the market price of our shares above independent market levels or prevent or retard a decline in the market price of our shares. The Underwriter is not required to engage in these activities and may end any of these activities at any time.

Upon the declaration of effectiveness of the registration statement of which this prospectus is a part, we will enter into an underwriting agreement with the Underwriter. The terms of the underwriting agreement provide that the obligations of the Underwriter is subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our auditors.

Pricing of the Offering

The Underwriter has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $4.50 per share. After this offering, the public offering price and concession to dealers may be reduced by the Underwriter. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. Prior to this offering, there has been no public market for the Ordinary Shares. The initial public offering price will be determined by negotiations between us and the Underwriter. In determining the initial public offering price, we and the Underwriter expects to consider a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the Underwriter;
●	our prospects and the history and prospects for the industry in which we compete;
●	an overall assessment of our management;
●	our prospects for future earnings;
●	the general condition of the securities markets at the time of this offering;
●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and
●	other factors deemed relevant by the Underwriter and us.

The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Underwriter can assure investors that an active trading market will develop for our Class A Ordinary Shares, or that the shares will trade in the public market at or above the initial public offering price. After this offering, the public offering price and concession to dealers may be reduced by the Underwriter. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the Underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The Underwriter has informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the price per share and total public offering price, underwriting discounts, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the Underwriter’s over-allotment option.

	Total
	Per Share	Without Over- allotment	Full Exercise of Over-allotment
Public offering price	$4.5	$20,000,000	$23,000,000
Underwriting discounts to be paid by us:	$0.3375	$1,500,000	$1,725,000
Proceeds, before expenses, to us	$4.16	$18,500,000	$21,275,000

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We have agreed to give the Underwriter a discount of 7.5% of the aggregate gross proceeds raised in this offering. We have agreed to grant to the Underwriter warrants covering a number of Class A Ordinary Shares equal to 5% of the aggregate number of the Class A Ordinary Shares sold in the offering upon closing of the offering, including shares sold under the over-allotment option. Such warrants will be non-exercisable for six months after the date of the effective date of the registration statement, in whole or in part, and will expire on the fifth anniversary of the effective date of this registration statement. Such warrants will be exercisable at a price equal to 125% of the public offering price of the Class A Ordinary Shares and shall not be redeemable. We will register the shares underlying the warrants and will file all necessary undertakings in connection therewith. Such warrants shall not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness, to any member participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction for the remainder of the time period.

We have agreed to pay to the Underwriter a non-accountable expense allowance equal to one percent (1%) of the gross proceeds (including the sale of over-allotment shares) received by us from the sale of the shares.

We have also agreed to reimburse the Underwriter up to a maximum of $150,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below).

The out-of-pocket accountable expenses we have agreed to pay include but not limited to: the Company’s legal and accounting fees and disbursements; the costs of preparing, printing, mailing and delivering the Registration Statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, the Underwriting Agreement and related documents (all in such quantities as the Underwriter may reasonably require); preparing and printing stock certificates and warrant certificates; the costs of any “due diligence” meetings; all reasonable and documented fees and expenses for conducting a net road show presentation; all filing fees (including SEC filing fees) and communication expenses relating to the registration of the shares to be sold in the Offering, FINRA filing fees; the reasonable and documented fees and disbursements of the Underwriter’s counsel up to an amount of $75,000; background checks of the Company’s officers and directors up to a maximum of $15,000; preparation of bound volumes and mementos in such quantities as the Underwriter may reasonably request up to an amount of $2,500; transfer taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; and the fees and expenses of the transfer agent, clearing firm and registrar for the shares; provided that the actual accountable expenses of the Underwriter shall not exceed $150,000. We have paid expense deposits of $75,000 to the Underwriter for its anticipated out-of-pocket expenses; any expense deposits will be returned to us to the extent the Underwriter’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Indemnification

As a condition to the Underwriter’s participation in this offering, we have agreed to indemnify the Underwriter in accordance with the indemnification provisions set forth in the underwriting agreement. The underwriting agreement provides for indemnification between the Underwriter and us against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the Underwriter to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Commission, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Lock-Up Agreements

We, all of our executive officers and directors (including director nominees) and certain shareholders of the issued and outstanding Ordinary Shares, have entered into lock-up agreements with the Underwriter. Under these agreements, we and each of these persons may not, without the prior written approval of the Underwriter, offer, sell, contract to sell or otherwise dispose of or hedge shares or securities convertible into or exchangeable for shares, subject to certain exceptions. These restrictions will be in effect for a period of up to one hundred and eighty (180) days after the declaration of the effective of this offering.

The Underwriter has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the Underwriter may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Electronic Offer, Sale and Distribution of Class A Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the Underwriter. In addition, Class A Ordinary Shares may be sold by the Underwriter to securities dealers who resell Class A Ordinary Shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the prospectus of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Class A Ordinary Shares, where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Class A Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii) “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) person associated with the company under section 708(12) of the Corporations Act; or

(iv) “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance;

(b) you warrant and agree that you will not offer any of the ordinary shares issued to you pursuant to this document for resale in Australia within 12 months of those ordinary shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada. The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted customers, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Ordinary Shares, whether by way of sale or subscription. The Underwriter has not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State unless the prospectus has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

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●	by the Underwriter to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or the Underwriter to produce a prospectus for such offer. Neither we nor the Underwriter has authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the Underwriter which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and the Underwriter that:

●	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

●	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive,

(i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong. The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

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Malaysia. The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan. The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and ordinary shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re- offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our ordinary shares may not be circulated or distributed, nor may our ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our ordinary shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

United Kingdom. An offer of the shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriter in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

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EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,265

Nasdaq Capital Market Listing Fee	$75,000

FINRA	$4,250

Legal Fees and Expenses	$260,000

Accounting Fees and Expenses	$180,000

Printing and Engraving Expenses	$50,000

Miscellaneous Expenses	$178,125

Total Expenses	$750,000

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the number of Class A Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference LLP with respect to legal matters of United States federal securities law and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier. Legal matters as to the PRC law will be passed upon for us by Jingtian & Gongcheng. The underwriter is being represented by VCL Law LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters relating to the offering as to PRC law will be passed upon for VCL Law LLP by Allbright Law Offices. VCL Law LLP may rely upon Allbright Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019, and for each of the two years ended December 31, 2020 and 2019 included in this prospectus have been so included in reliance on the report of KCCW Accountancy Corp., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of KCCW Accountancy Corp. is located at 3333 S. Brea Canyon Road, Suite 206, CA 91765.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statement and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statement, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

118

HENGGUANG HOLDING CO., LIMITED.

F-1

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders of Hengguang Holding Co., Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Hengguang Holding Co., Limited and subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Restatement of the Previously Issued Financial Statements

As discussed in Note 2 to the consolidated financial statements, the accompanying consolidated financial statements as of December 31, 2020 and 2019 have been restated to correct certain misstatements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue recognition

Critical Audit Matter Description

As described in Note 3 to the consolidated financial statements, the majority of the Company’s revenue is derived from insurance agency services. The Company, through its variable interest entity, sells insurance products provided by insurance carriers to the insureds, and is compensated in the form of commissions from the respective insurance carriers, according to the terms of each service agreement made by and between the Company and the insurance carriers. The sale of an insurance product by the Company is considered complete when the insurance premium is collected from the insured and the insurance policy is effective, upon which the insurance carrier is obligated to pay the commission to the Company under the terms of its service agreement with the Company and such commission is recognized as revenue.

The Company considers the contracts with insurance carriers contain one performance obligation, and the Company is entitled to the consideration when performance obligation is satisfied at a point in time. The amount of revenue to be recognized is determined by the service contracts between the Company and the insurance carriers. The Company recognizes commission revenue when the insurance premium is collected from the insured and insurance policy is effective.

The principal considerations for our determination that performing procedures relating to revenue recognition, specifically the identification and evaluation of the timing and amount of revenue recognition, is a critical audit matter, involved judgment exercised by management in identifying and evaluating the performance obligation. Auditor judgement is involved in performing our audit procedures to evaluate whether the timing and amount of revenue recognition on commission was appropriately stated.

How the Critical Audit Matter Will Be Addressed in the Audit

Our audit procedures over determining the timing and amount of revenue recognition involved, among others, evaluation of management’s assessment in regard to the identification of performance obligation of commission revenue. We selected customer agreements and performed the following procedures:

●	Evaluated the terms and conditions of each selected contract and the appropriateness of the accounting treatment within the context of the five-step model prescribed by ASC 606, Revenue from Contracts with Customers, and evaluated whether management’s conclusions were appropriate.

●	Tested the accuracy of management’s calculation of revenue for the performance obligation.

/s/ KCCW Accountancy Corp.

We have served as the Company’s auditor since 2020.

Diamond Bar, California

June 25, 2021, except for the effects of the restatement disclosed in Note 2, as to which the date is December 27, 2021

F-2

HENGGUANG HOLDING CO., LIMITED

CONSOLIDATED BALANCE SHEETS

(AS RESTATED)

	AS OF DECEMBER 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash & equivalents	$807,380	$444,266
Accounts receivable	129,061	127,891
Prepaid expenses	132,917	45,163
Other receivables	185,708	18,900
Prepaid commission cost	1,002,497	78,784
Due from related parties	4,985,906	4,218,420
Total current assets	7,243,469	4,933,424
NONCURRENT ASSETS
Restricted cash	766,284	718,205
Right-of-use assets, net	138,404	108,659
Deferred tax assets	251,708	262,368
Property and equipment, net	114,550	40,079
Intangible assets, net	81,241	49,521
Total non-current assets	1,352,187	1,178,832
TOTAL ASSETS	$8,595,656	$6,112,256

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$820,135	$239,132
Advance from customers	48,347	737
Accrued sales return liability	1,207,828	97,265
Taxes payable	73,696	58,445
Accrued liabilities and other payables	455,649	175,999
Operating lease liabilities, current	54,412	46,114
Due to related parties	159,838	142,714
Total current liabilities	2,819,905	760,406
NONCURRENT LIABILITIES
Operating lease liabilities, non-current	83,992	62,546
Total non-current liabilities	83,992	62,546

TOTAL LIABILITIES	2,903,897	822,952

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock; US$1 par value 50,000 shares authorized, 50,000 shares issued and outstanding as of December 31, 2020 and 2019 *	50,000	50,000
Additional paid-in capital	7,136,489	7,136,489
Accumulated deficit	(1,956,794)	(2,002,512)
Accumulated other comprehensive income	462,064	105,327
TOTAL STOCKHOLDERS’ EQUITY	5,691,759	5,289,304
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,595,656	$6,112,256

* The shares amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements

F-3

HENGGUANG HOLDING CO., LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(AS RESTATED)

	YEARS ENDED DECEMBER 31,
	2020	2019

Revenues, net
Commission	$19,595,208	$22,723,168
Claims adjusting	2,288,192	756,212
Total revenues, net	21,883,400	23,479,380
Cost of revenues	18,391,090	19,137,586
Gross profit	3,492,310	4,341,794

Operating expenses
Selling	2,446,244	934,612
General and administrative	1,468,907	941,483
Total operating expenses	3,915,151	1,876,095

(Loss) income from operations	(422,841)	2,465,699

Non-operating income (expenses)
Interest income	69,481	1,055
Other income	426,752	1,289,035
Other expenses	(1,000)	(437)
Non-operating income, net	495,233	1,289,653

Income before income tax	72,392	3,755,352
Income tax expense	26,674	942,622
Net income	45,718	2,812,730

Other comprehensive items
Foreign currency translation gain (loss)	356,737	(53,054)
Comprehensive income	$402,455	$2,759,676

The accompanying notes are an integral part of these consolidated financial statements

F-4

HENGGUANG HOLDING CO., LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2020 AND 2019

(AS RESTATED)

	Common Stock*		Additional Paid-in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Deficit	Income	Total

Balance at January 1, 2019	50,000	$50,000	$7,136,489	$(4,815,242)	$158,381	$2,529,628

Net income	-	-	-	2,812,730	-	2,812,730
Foreign currency translation	-	-	-	-	(53,054)	(53,054)
Balance at December 31, 2019	50,000	50,000	7,136,489	(2,002,512)	105,327	5,289,304

Net income	-	-	-	45,718	-	45,718
Foreign currency translation	-	-	-	-	356,737	356,737
Balance at December 31, 2020	50,000	$50,000	$7,136,489	$(1,956,794)	$462,064	$5,691,759

* The shares amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

HENGGUANG HOLDING CO., LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AS RESTATED)

	YEARS ENDED DECEMBER 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$45,718	$2,812,730
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,717	20,824
Non-cash sales return allowance	1,240,855	1,673,531
Non-cash cost of sales return allowance	(1,029,910)	(1,355,560)
Deferred tax	26,673	942,622
Changes in assets / liabilities:
Accounts receivable	6,985	(54,623)
Other receivables	(156,450)	489,447
Prepaid commission cost	161,913	2,365,068
Prepaid expenses	(80,078)	(21,754)
Accounts payable	533,963	42,238
Taxes payable	10,716	(121,567)
Advance from customers	44,948	(66,960)
Accrued sales return liability	(197,438)	(2,971,543)
Accrued liabilities and other payables	253,157	(163,554)
Net cash provided by operating activities	892,769	3,590,899

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	(91,473)	(36,189)
Acquisition of intangible assets	(34,934)	-
Net cash used in investing activities	(126,407)	(36,189)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due (from) to related parties	(451,298)	(3,868,523)
Net cash used in financing activities	(451,298)	(3,868,523)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	96,129	(16,079)

NET INCREASE (DECREASE) IN CASH & EQUIVALENTS	411,193	(329,892)

CASH & EQUIVALENTS & RESTRICTED CASH, BEGINNING OF YEAR	1,162,471	1,492,363

CASH & EQUIVALENTS & RESTRICTED CASH, END OF YEAR	$1,573,664	$1,162,471

Supplemental Cash Flow Data:
Income tax paid	$-	$-
Interest paid	$-	$-

Supplemental disclosure of non-cash investing activity:
Right-of-use assets obtained in exchange for new operating lease liabilities	$83,812	$131,595

The accompanying notes are an integral part of these consolidated financial statements

F-6

HENGGUANG HOLDING CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AS RESTATED)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Hengguang Holding Co., Limited (“Heng Guang Cayman” or the “Company”) is a holding company incorporated in the Cayman Islands on July 23, 2020. The Company operates as an agency to sell insurance products in the People’s Republic of China (“PRC” or “China”), through a variable interest entity (“VIE”), Sichuan Heng Guang Insurance Agency Co., Ltd., which was established on June 25, 2004 in PRC (“Heng Guang Insurance”).

Heng Guang Shun Da Co., Ltd. (“Heng Guang BVI”) was incorporated under the laws of British Virgin Islands on March 29, 2021, with a sole shareholder, Mr. Jiulin Zhang. On June 10, 2021, Mr. Jiulin Zhang transferred 50,000 shares of Heng Guang BVI to Heng Guang Cayman for the consideration of $50,000. As a result of the transfer, Heng Guang BVI becomes a wholly-owned subsidiary of Heng Guang Cayman.

Heng Guang Holdings Co., Limited (“Heng Guang Hong Kong”) was incorporated on July 6, 2020 in Hong Kong, with a sole shareholder, Mr. Jiulin Zhang. On June 21, 2021, Mr. Jiulin Zhang transferred 10,000 shares of Heng Guang Hong Kong to Heng Guang BVI for consideration of $1,290 (HKD 10,000). As a result of the transfer, Heng Guang Hong Kong becomes a wholly-owned subsidiary of Heng Guang BVI.

Heng Guang BVI and Heng Guang Hong Kong are holding companies. On October 14, 2020, Heng Guang Hong Kong established a Wholly Foreign-Owned Enterprise in China, Sichuan Jiulin Kefu Techonology, Co., Ltd. (“Jiulin Kefu”, or “WFOE”). On December 3, 2020, Jiulin Kefu entered into a series of contractual arrangements, or VIE agreements with Heng Guang Insurance and the equity holders of Heng Guang Insurance, through which the Company obtained control and became the primary beneficiary of Heng Guang Insurance. As a result, Heng Guang Insurance became the Company’s VIE.

In June, 2021, the Company completed its reorganization (“Reorganization”) of the entities under the common control of two majority shareholders, Mr. Jiulin Zhang and Ms. Chunling Mao, who is Mr. Jiulin Zhang’s wife, through their 100% controlled holding entities incorporated in BVI, and Hong Kong, and owned a majority of the equity interests of the Company and its VIE prior to and after the Reorganization. The Company was established as a holding company of Jiulin Kefu. Jiulin Kefu is the primary beneficiary of Heng Guang Insurance, and all of these entities are under common control of the Company’s ultimate controlling shareholders before and after the reorganization, which results in the consolidation of the Company and has been accounted for as a reorganization of entities under common control at carrying value and for accounting purpose, the reorganization was accounted for as a recapitalization. The consolidated financial statements are prepared on the basis as if the Reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

F-7

The following chart illustrates the Company’s corporate structure, including its subsidiaries and consolidated variable interest entity as of the date of the audit report:

VIE Agreements with Heng Guang Insurance

Upon the completion of the reorganization, the Company, through the WFOE, entered into the following contractual arrangements with the VIE and its shareholders that enabled the Company to (1) have power to direct the activities that most significantly affects the economic performance of the VIE, and (2) receive the economic benefits of the VIE that could be significant to the VIE. Accordingly, the WFOE was considered the primary beneficiary of the VIE and had consolidated the VIE’s financial results of operations, assets and liabilities in the Company’s consolidated financial statements.

Contracts that give the Company effective control of the VIE

Loan Agreement

Under the Loan Agreement between WFOE and the shareholders of Heng Guang Insurance (“Shareholders”), WFOE agreed to grant the Shareholders an interest-free loan in the aggregate amount of RMB 50,000,000 to the Shareholders of the Heng Guang Insurance, which may only be used for the purpose of the operations of Heng Guang Insurance, including the acquisition of other insurance agency companies, the formation of insurance assessment organizations, and the development of online insurance product and service platform. The Loan Agreement is effective for ten years and subject to automatic extension. No early repayment from the Shareholders is permitted without written consent of WFOE. The WFOE may require acceleration of repayment. When the Shareholders make repayment of the outstanding amount, the WFOE or a third party designated by the WFOE may, at any time, purchase the equity interests in the VIE at the lowest price allowed by the applicable PRC laws. When the WFOE exercise such right to purchase the VIE’s equity interests, the Shareholders shall immediately transfer their equity interests in Heng Guang Insurance to the WFOE or a third party designated by the WFOE. The Shareholders also agreed to pledge all of their equity interests in Heng Guang Insurance to WFOE as a security interest. In addition, the Shareholders shall not pledge, transfer, or dispose of their equity interests in Heng Guang Insurance to any third party, without the written consent of WFOE.

F-8

Equity Pledge Agreement

Under the Equity Pledge Agreement among WFOE, Heng Guang Insurance and each of the Heng Guang Insurance Shareholders, each Heng Guang Insurance Shareholder pledged all of his or her equity interests in Heng Guang Insurance to WFOE to guarantee the performance of Heng Guang Insurance and any of Heng Guang Insurance Shareholders obligations under the VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that Heng Guang Insurance or any of Heng Guang Insurance Shareholders breaches its respective contractual obligations under the VIE Agreements, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the Heng Guang Insurance Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each Heng Guang Insurance Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Equity Pledge Agreement is effective until all payments due under the VIE Agreements have been paid or (ii) all the obligations under the VIE Agreements have been performed by Heng Guang Insurance and Heng Guang Insurance Shareholders. WFOE shall cancel or terminate the Equity Pledge Agreement upon Heng Guang Insurance’s full payment of the fees payable under the VIE Agreements.

Exclusive Option Agreement

Under the Exclusive Option Agreement dated December 3, 2020, each Heng Guang Insurance Shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of its equity interests in Heng Guang Insurance. The option price is equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective for a term of ten (10) years from the date of the Agreement, may be extended for another ten (10) years at the choice of the WFOE, and can only be terminated if WFOE defaults or by the WFOE unilaterally.

Proxy Agreement

Under the Proxy Agreement, the shareholders of Heng Guang Insurance (“Shareholders”) irrevocably authorized WFOE to act on behalf of the Shareholders as their exclusive agent and attorney with respect to all rights as shareholders, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all of the shareholders’ rights that the shareholders are entitled to under PRC laws and the articles of association of Heng Guang Insurance, including but not limited to voting, the sale or transfer or pledge or disposition of shares of Heng Guang Insurance in part or in whole; and (c) designating and appointing on behalf of Heng Guang Insurance Shareholders the legal representative, the executive directors, supervisors, the chief executive officer and other senior management members of Heng Guang Insurance.

The term of the Proxy Agreement is effective for ten years and subject to automatic renewal unless otherwise agreed by the parties. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement.

Exclusive Management Consulting and Service Agreement

Pursuant to the Exclusive Management Consulting and Service Agreement between Huang Guang Insurance and WFOE, WFOE provides Heng Guang Insurance with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis. Additionally, Heng Guang Insurance granted a fully-paid exclusive license to WFOE to use all of the intellectual properties of Heng Guang Insurance and WFOE will be the owner of any and all intellectual property to be developed in the future either by Heng Guang Insurance or WFOE from the date of this Exclusive Management Consulting and Service Agreement. For services rendered to Heng Guang Insurance by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the value of services rendered by WFOE, of which the quantity of services rendered and the corresponding rate shall be determined by the WFOE. Additionally, Heng Guang Insurance shall obtain the written consent of the WFOE prior to entering any material agreements with any third parties. Unless otherwise agreed by the parties, this agreement will remain effective for ten years and automatic renewal of additional ten years, and can only be terminated earlier if WFOE defaults or WFOE enters into a bankruptcy or liquidation process (either voluntary or involuntary). WFOE is entitled to terminate this agreement by providing a written 30-day notice to Heng Guang Insurance.

Based on the foregoing VIE Agreements, Jiulin Kefu has effective control of Heng Guang Insurance which enables Jiulin Kefu to receive all of the expected residual returns and absorb the expected losses of the VIE. Management therefore concludes that the Company, through the above contractual arrangements, has the power to direct the activities that most significantly impact the VIE’s economic performance, bears the risks of and enjoys the rewards normally associated with ownership of the VIE, and therefore the Company is the ultimate primary beneficiary of the VIE. Consequently, the Company consolidates the accounts of Heng Guang Insurance for the periods presented herein, in accordance with ASC 810-10, Consolidation.

F-9

In December 2019, a novel strain of coronavirus (COVID-19) was reported and the World Health Organization declared the outbreak to constitute a “Public Health Emergency of International Concern.” The Chinese government has implemented various precautionary measures to contain the spread of the COVID-19, such as quarantines, travel restrictions, suspending certain transportation and limiting gatherings. The Company’s business operations rely heavily on the efforts of individual sales agents and claims adjustors by face-to-face interactions with the general public or policy holders; accordingly, the Company incurred disruption in sales activities and operations to a certain extent which adversely affected the Company’s 2020 results of operations and caused the Company’s business expansion and development to be slower than expected.

NOTE 2 – CORRECTIONS TO PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS

Restatement for the years ended December 31, 2019 and 2020

The Company re-evaluated its assessment for the estimates of allowance for cancellation for commission revenue and the allowance for cost of sales in connection with the cancellation for commission revenue. The Company previously assessed that no allowance for cancellation was recognized for agency commission revenue as the management estimates that the cancellation of policies is not material. Pursuant to the updated analysis, management determined that the allowance for cancellation for commission revenue and the allowance for cost of revenue shall be recognized.

Therefore, management estimates and recognizes the allowance for cancellation for commission revenue and the corresponding allowance for cost of revenue based on its historical experience.

In connection with the change in allowance for sales cancellation, the Company restated its commission revenue and cost of revenue for the years ended December 31, 2020 and 2019. The Company also restated its allowance for sales cancellation, which is classified as accrued sales return liability on the Consolidated Balance Sheets, and the allowance for cost of sales cancellation, which is classified as prepaid commission cost on the Consolidated Balance Sheets, as of December 31, 2020 and 2019. Also, the Company had erroneously disclosed that the insurance claims adjusting revenue for the year ended December 31, 2020 to be $2,242,646, which shall be revised to $2,288,192. See Note 3, which have been updated to reflect the restatement.

In addition, the Company had erroneously stated that the deferred tax assets and income tax expenses to be $0 as of and for the year ended December 31, 2020 and 2019. The Company re-evaluated and determined that the deferred tax assets and income tax expense shall be recognized as of and for the year ended December 31, 2020 and 2019. See Note 13, which have been updated to reflect the restatement.

The Company restated the consolidated financial statements for the above periods in order to correct the related asset, liability, accumulated deficit, revenue, and cost of revenue accounts, as well as providing necessary revision for the notes of revenue recognition and income taxes.

The Company included the following tables that present the effect of the correction discussed above and other adjustments on selected line items of our previously reported consolidated financial statements as of and for the years ended December 31, 2020 and 2019. Details of changes are presented in the following tables.

	As of and for the Year Ended December 31, 2019
ITEMS	Previously
	Reported	Adjustments	Restated
Consolidated Balance Sheets
Prepaid commission cost	-	78,784	78,784
Total current assets	4,854,640	78,784	4,933,424
Deferred tax assets	-	262,368	262,368
Total non-current assets	916,464	262,368	1,178,832
Total assets	5,771,104	341,152	6,112,256
Accrued sales return liability	-	97,265	97,265
Total current liabilities	663,141	97,265	760,406
Total liabilities	725,687	97,265	822,952
Accumulated deficit	(2,269,742)	267,230	(2,002,512)
Accumulated other comprehensive income	128,670	(23,343)	105,327
Total stockholders’ equity	5,045,417	243,887	5,289,304
Total liabilities and stockholders’ equity	5,771,104	341,152	6,112,256

Consolidated Statements of Income and Comprehensive Income
Total Revenues, net	22,181,369	1,298,011	23,479,380
Cost of revenues	18,128,079	1,009,507	19,137,586
Gross profit	4,053,290	288,504	4,341,794
(Loss) income from operations	2,177,195	288,504	2,465,699
Income before income tax	3,466,848	288,504	3,755,352
Income tax expense	-	942,622	942,622
Net income	3,466,848	(654,118)	2,812,730
Foreign currency translation gain (loss)	(46,891)	(6,163)	(53,054)
Comprehensive income	3,419,957	(660,281)	2,759,676

Consolidated Statements of Cash Flows
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	3,466,848	(654,118)	2,812,730
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash sales return allowance	-	1,673,531	1,673,531
Non-cash cost of sales return allowance	-	(1,355,560)	(1,355,560)
Deferred tax	-	942,622	942,622
Changes in assets / liabilities:
Prepaid commission cost	-	2,365,068	2,365,068
Accrued sales return liability	-	(2,971,543)	(2,971,543)

F-10

	As of and for the Year Ended December 31, 2020
ITEMS	Previously
	Reported	Adjustments	Restated
Consolidated Balance Sheets
Prepaid commission cost	-	1,002,497	1,002,497
Total current assets	6,240,972	1,002,497	7,243,469
Deferred tax assets	-	251,708	251,708
Total non-current assets	1,100,479	251,708	1,352,187
Total assets	7,341,451	1,254,205	8,595,656
Accrued sales return liability	-	1,207,828	1,207,828
Total current liabilities	1,612,077	1,207,828	2,819,905
Total liabilities	1,696,069	1,207,828	2,903,897
Accumulated deficit	(2,021,931)	65,137	(1,956,794)
Accumulated other comprehensive income	480,824	(18,760)	462,064
Total stockholders’ equity	5,645,382	46,377	5,691,759
Total liabilities and stockholders’ equity	7,341,451	1,254,205	8,595,656

Consolidated Statements of Income and Comprehensive Income
Total Revenues, net	22,926,816	(1,043,416)	21,883,400
Cost of revenues	19,259,087	(867,997)	18,391,090
Gross profit	3,667,729	(175,419)	3,492,310
(Loss) income from operations	(247,422)	(175,419)	(422,841)
Income before income tax	247,811	(175,419)	72,392
Income tax expense	-	26,674	26,674
Net income	247,811	(202,093)	45,718
Foreign currency translation gain (loss)	352,154	4,583	356,737
Comprehensive income	599,965	(197,510)	402,455

Consolidated Statements of Cash Flows
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	247,811	(202,093)	45,718
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash sales return allowance	-	1,240,855	1,240,855
Non-cash cost of sales return allowance	-	(1,029,910)	(1,029,910)
Deferred tax	-	26,673	26,673
Changes in assets / liabilities:
Prepaid commission cost	-	161,913	161,913
Accrued sales return liability	-	(197,438)	(197,438)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and with the rules and regulations of the U.S. Securities and Exchange Commission for financial information.

The consolidated financial statements include the accounts of the Company and include the assets, liabilities, revenues and expenses of wholly owned subsidiaries, and VIE over which the Company exercises control and, when applicable, entity for which the Company has a controlling financial interest or is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation.

The Company adopted a fiscal year end of December 31st.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the years ended December 31, 2020 and 2019 include the allowance for doubtful accounts, allowance for sales returns and cost of sales returns, the useful life of property and equipment and intangible assets, and assumptions used in assessing impairment of long-lived assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are comprised primarily of bank accounts. At December 31, 2020 and 2019, cash and cash equivalents balances held in China amounted to $807,380 and $444,266, respectively.

Concentrations of Credit Risk

Currently, the Company’s operations are carried out in China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in China, and by the general state of China’s economy. The Company’s operations in China are subject to specific considerations and significant risks not typically associated with companies in North America. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

F-11

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. Accounts receivable represent insurance agency service fee or commission receivable on insurance products sold and service fee receivable for claims adjusting services primarily from insurance companies.

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the commissions receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, insurance carrier’s historical payment history, its current credit-worthiness and current economic trends.

As of December 31, 2020 and 2019, management believes that the accounts receivable are fully collectable. Therefore, no allowance for doubtful accounts was recorded for the years ended December 31, 2020 and 2019. The Company historically has not experienced uncollectible accounts from insurance carriers granted with credit sales.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Estimated Useful Life
Office equipment and furniture	3 - 5 Years
Vehicles	4 Years

Intangible Assets

Intangible assets consist of software and system platform and are being amortized on a straight-line method over the estimated useful life of 10 years.

Impairment of Long-lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charge for the years ended December 31, 2020 and 2019.

Value Added Tax

Most of the Company’s branch offices are subject to value-added-tax (“VAT”) of 6% for providing insurance agency service and claim adjusting service while the branch offices in Shandong Province, Liaoning Province and Henan Province are subject to 3% VAT as small taxpayers (with preferential 1% VAT for year 2020 and 2021 due to Covid-19). The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of service provided. The Company reports revenue net of PRC’s VAT for all the years presented on the statements of income and comprehensive income.

F-12

Revenue Recognition

On January 1, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective transition method. The impact of adopting the new revenue standard was not material to the Company’s consolidated financial statements and there was no adjustment to beginning accumulated deficit on January 1, 2018. The core principle of this new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the company satisfies a performance obligation

The Company’s revenue from contracts with insurance companies is derived principally from the provision of agency and claims adjusting services. According to ASC 606, revenue is recognized at a point in time upon the effective date of the insurance policy and the receipt of the premium, as no performance obligation exists after the insurance policy was signed and the premium was collected from the insured. If there are other services within the contract, the Company estimates the stand-alone selling price for each separate performance obligation, and the corresponding apportioned revenue is recognized over the period of time in which the customer receives the service, and as the performance obligations are fulfilled and the Company is entitled to that portion of revenue. In situations where multiple performance obligations exist within a contract, the use of estimates is required to allocate the transaction price on a relative stand-alone selling price basis to each separate performance obligation.

The Company disaggregates its revenue from different types of service contracts with customers by principal service categories. The following is a description of the accounting policy for the principal revenue streams of the Company.

Insurance agency services revenue

The Company, through its VIE, sells insurance products provided by insurance carriers to the insureds as an insurance agent, and is compensated in the form of commissions from the respective insurance carriers, according to the terms of each service agreement made by and between the Company and the insurance carriers. The amount of revenue to be recognized is determined by the service contracts between the Company and the insurance carriers, typically a percentage of insurance premium. The performance obligation is considered met and revenue is recognized when the services are rendered and completed, at the time an insurance policy becomes effective, that is, when the signed insurance policy is in place and the premium is collected from the insured. The Company has met all the criteria of revenue recognition when the premiums are collected by the respective insurance carriers and not before, because collectability is not ensured until receipt of the premium. Accordingly, the Company does not accrue any commission revenue prior to the receipt of the related premiums by the insurance carriers.

Management estimates and recognizes allowance for cancellation for commission revenue based on its historical experience. Any subsequent commission adjustments in connection with policy cancellations, are recognized upon notification from the insurance carriers.

The Company reduces commission revenue and cost of revenue by an estimate of future customer cancellations, which is calculated based on historical experience, and records an allowance for sales cancellation and an estimated allowance for cost of sales cancellation. The allowance for sales cancellation is classified as accrued sales return liability on the Consolidated Balance Sheets, totaling $1,207,828 and $97,265 as of December 31, 2020 and 2019, respectively. Additions to the allowance were $1,240,855 and $1,673,531 and deductions from the allowance were $197,438 and $2,971,543 in 2020 and 2019, respectively. The allowance for cost of sales cancellation is classified as prepaid commission cost on the Consolidated Balance Sheets, totaling $1,002,497 and $78,784 as of December 31, 2020 and 2019, respectively, for the recoverable commission cost estimated to be returned by the insurance agents.

Management’s estimated commission and fee adjustments in connection with the cancellation of policies were 5.96% and 6.86%, respectively, of the total commission revenues during year ended December 31, 2020 and 2019.

The Company recorded net insurance agency commission revenue, in the amount of $19,595,208 and $22,723,168 for the year ended December 31, 2020 and 2019, respectively.

Insurance claims adjusting services revenue

The Company also performs insurance claims adjustment service for insurance carriers, primarily providing the initial on-site accident and property damage inspection and investigation for auto insurance claims. For insurance claims adjusting services, performance obligation is considered met and revenue is recognized when the services are rendered and completed, at the time the accident or property damage reports are received by insurance carriers. The Company does not accrue any service fee before the receipt of an insurance company’s acknowledgement of receiving the reports.

F-13

The Company recorded net insurance claims adjusting services revenue in the amount of $2,288,192 and $756,212 for the year ended December 31, 2020 and 2019, respectively.

Cost of Revenues

A large component of the Company’s cost of revenue is sales commissions paid to individual sales agents. The Company generally recognizes sales commissions as cost of revenues when incurred. In connection with cancellation of commission revenue, the Company is entitled to the return of commission cost paid to its insurance agents, and management has estimated an allowance for commission cost of cancellation in connection with the allowance for cancellation of commission revenue.

Operating Leases

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). Lessees are required to recognize a right-of-use asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short-term lease). The liability is equal to the present value of lease payments. The asset is based on the liability, subject to certain adjustments, such as for initial direct costs. For income statement purposes, a dual model was retained, requiring leases to be classified as either operating or finance leases. Operating leases result in straight-line expense (similar to operating leases under the prior accounting standard) while finance leases result in a front-loaded expense pattern (similar to capital leases under the prior accounting standard). Lessor accounting is similar to the prior model but updated to align with certain changes to the lessee model (e.g., certain definitions, such as initial direct costs, have been updated) and the new revenue standard, ASU 2014-9.

The Company adopted this new accounting standard on January 1, 2019 and used the effective date as the date of initial application on a modified retrospective basis. As a result, comparative financial information has not been restated and continues to be reported under the accounting standards in effect for those periods. The Company elected to adopt both the transition relief provided in ASU 2018-11 and the package of practical expedients which allowed it, among other things, to retain historical lease classifications and accounting for any leases that existed prior to adoption of the standard. Additionally, the Company elected the practical expedients allowing it not to separate lease and non-lease components and not record leases with an initial term of twelve months or less (“short-term leases”) on the balance sheets across all existing asset classes. The new standard had a material impact on the balance sheets but did not materially impact the Company’s operating results and had no impact on the Company’s beginning retained earnings and cash flows. The following is a discussion of the Company’s lease policy under the new lease accounting standard:

The Company determines if an arrangement contains a lease at the inception of a contract. At the commencement of each lease, management determines its classification as an operating or finance lease. For leases that qualify as operating leases, right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of- use assets and lease liabilities are recognized at the commencement date based on the present value of the remaining future minimum lease payments. As the interest rate implicit in the Company’s leases is not readily determinable, the Company utilizes its borrowing rates set by the Central Bank of the People’s Republic of China, determined by class of underlying asset, to discount the lease payments.

The Company leases premises for offices under non-cancellable operating leases. Operating lease payments are expensed over the term of lease. The Company’s leases do not include options to extend nor any restrictions or covenants. The Company has historically been able to renew a majority of its office leases. Under the terms of the lease agreements, the Company has no legal or contractual asset retirement obligations at the end of the lease.

Impact of New Lease Standard on Balance Sheet Line Items

As a result of applying the new lease standard using a modified retrospective method, the Company recognized total operating lease right-of-use assets of $18,842, with corresponding lease liabilities of $18,842 as of January 1, 2019. There is no impact on equity as of January 1, 2019, the date of adoption.

F-14

Employee Benefits

The Company makes mandatory contributions to the PRC government’s health, retirement benefit and unemployment funds in accordance with the relevant Chinese social security laws. The costs of these payments are charged to the same accounts as the related salary costs in the same period as the related salary costs incurred. Employee benefit costs totaled $46,889 and $102,929 for the years ended December 31, 2020 and 2019, respectively.

Income Taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that the Company judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company’s liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Company’s effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. As of December 31, 2020 and 2019, the Company had no significant uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company recognizes interest and penalties related to significant uncertain income tax positions in other expense if any. There were no such interest and penalties as of December 31, 2020 and 2019. As of December 31, 2020, income tax returns for the tax years ended December 31, 2015 through December 31, 2019 remain open for statutory examination by PRC tax authorities.

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar (“USD”). The Company’s functional currency is the RMB, result of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income/loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of the Company’s revenue and expense transactions are transacted in the functional currency. The Company does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

The consolidated balance sheet amounts, with the exception of equity, at December 31, 2020 and 2019 were translated at RMB 6.5250 to $1.00 and at RMB 6.9618 to $1.00, respectively. Equity accounts were stated at their historical rates. The average translation rates applied to consolidated statements of income and cash flows for the years ended December 31, 2020 and 2019 were RMB 6.9042 and RMB 6.9081 to $1.00, respectively.

F-15

Comprehensive Income

Comprehensive income is comprised of net income and all changes to the statements of equity, except those due to investments by shareholders, changes in paid-in capital and distributions to shareholders. For the Company, comprehensive income for the years ended December 31, 2020 and 2019 consisted of net income and unrealized (loss) gain from foreign currency translation adjustment.

Fair Value of Financial Instruments and Fair Value Measurements

The Company adopted the guidance of ASC 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

●	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, taxes payable, accrued liabilities and other payables, and due from (to) related parties, approximate their fair market value based on the short-term maturity of these instruments.

ASC 825-10, “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Basic and diluted earnings per share (EPS)

ASC Topic 260 “Earnings per Share,” requires presentation of both basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue ordinary stock were exercised or converted into ordinary stock or resulted in the issuance of ordinary stock that then shared in the earnings of the Company.

Basic net income per ordinary share are computed by dividing net income available to ordinary shareholders by the weighted average number of shares of ordinary stock outstanding during the period. Diluted net income per ordinary share is computed by dividing net income by the weighted average number of shares of ordinary stock, ordinary stock equivalents and potentially dilutive securities outstanding during each period. Ordinary stock equivalents are not included in the calculation of diluted income per ordinary share if their effect would be anti-dilutive.

The Company did not have any ordinary stock or equivalents and potentially dilutive ordinary stock outstanding during the years ended December 31, 2020 and 2019.

F-16

Segment Reporting

ASC 280 “Segment reporting” establishes standards for reporting information on operating segments in interim and annual financial statements. The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the Chief Executive Officer (“CEO”) and chairman of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company.

The Company manages its business as a single operating segment engaged in the provision of insurance agent services and insurance related claims assessment services in the PRC. Substantially all of its revenues are derived in the PRC. All long-lived assets are located in PRC.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in this update simplify the accounting for income taxes by removing exceptions related to the incremental approach for intra-period tax allocation, certain deferred tax liabilities, and the general methodology for calculating income taxes in an interim period. The amendment also provides simplification related to accounting for franchise (or similar) tax, evaluating the tax basis step up of goodwill, allocation of consolidated current and deferred tax expense, reflection of the impact of enacted tax law or rate changes in annual effective tax rate calculations in the interim period that includes enactment date, and other minor codification improvements. For public business entities, the amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption of the amendments is permitted, including adoption in any interim period for public business entities for periods in which financial statements have not yet been issued. The Company is currently in the process of evaluating the impact of adoption of this standard on its financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. The Company continues to evaluate the impact of the guidance and may apply the elections as applicable as changes in the market occur.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

F-17

NOTE 4 – PREPAID EXPENSES

Prepaid expenses consisted of the following at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Prepaid rent	$19,732	$20,983
Prepaid professional fees	93,646	-
Other	19,539	24,180
Total	$132,917	$45,163

NOTE 5 – OTHER RECEIVABLES

	December 31, 2020	December 31, 2019
Deposits	$9,924	$6,716
Advances to third parties	142,356	-
Other	33,428	12,184
Total	$185,708	$18,900

The balances of advance to third parties were $142,356 and $0 as of December 31, 2020 and 2019, respectively. These advances are unsecured, bear no interest, and due on demand.

NOTE 6 – RESTRICTED CASH

Pursuant to the regulation of China Insurance Regulatory Commission (“CIRC”), the insurance agency and brokerage entities are required to select one of the 17 largest commercial banks or joint-stock commercial banks in China to enter into an escrow agreement for opening an escrow account and deposit no less than 10% of the Company’s registered capital into the escrow account. The Company can only deposit such funds in an agreed-upon savings account, certificate of deposit, and cannot be used as collateral by any means. As of December 31, 2020, and 2019, the Company had $766,284 and $718,205, respectively, in the escrow account as restricted cash.

NOTE 7 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2020 and 2019:

	Useful life	December 31, 2020	December 31, 2019
Office equipment and furniture	3 – 5 Years	$44,420	$41,634
Vehicles	4 Years	142,870	43,189
Total		187,290	84,823
Less: accumulated depreciation		(72,740)	(44,744)
Property and equipment, net		$114,550	$40,079

For the years ended December 31, 2020 and 2019, depreciation expense amounted to $23,627 and $14,707, respectively, which was included in operating expenses.

NOTE 8 – INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31, 2020 and 2019:

	Useful Life	December 31, 2020	December 31, 2019
Software and platform	10 Years	$107,827	$66,416
Less: accumulated amortization		(26,586)	(16,895)
Intangible assets, net		$81,241	$49,521

F-18

For the years ended December 31, 2020 and 2019, amortization expense amounted to $8,090 and $6,117, respectively, which was included in operating expenses. Amortization of intangible assets attributable to future periods is as follows:

Year ending December 31:	Amortization Amount
2021	$10,783
2022	10,783
2023	10,783
2024	10,783
2025	10,783
Thereafter	27,326
$81,241

NOTE 9 – TAXES PAYABLE

Taxes payable consisted of the following at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
VAT and add-on taxes	$72,033	$56,440
Other	1,663	2,005
Total	$73,696	$58,445

NOTE 10 – ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Advance from third parties and employees	$352,756	$115,068
Salary payable	46,757	32,854
Other	56,136	28,077
Total	$455,649	$175,999

The Company had advances from employees and various third parties for working capital purpose. These advances are unsecured, bear no interest and are due on demand.

NOTE 11 – RELATED PARTY TRANSACTIONS

Due from Related Parties

Amount due from related parties consisted of the following at December 31, 2020 and 2019:

Name of related party	December 31, 2020	December 31, 2019
Yixuan Zhang (son of the CEO and Chairman of the Board of Directors)	$3,702,041	$4,218,420
Haibo Bai (Shareholder)	732,813	-
Chunling Mao (Shareholder, spouse of the CEO and Chairman of the Board of Directors)	551,052	-
	$4,985,906	$4,218,420

The balances of due from related parties are unsecured, bear no interest, and are due on demand. Management believes that the balances of due from related parties are fully collectable. Therefore, no allowance for doubtful accounts is recorded based on management’s assessment.

F-19

Due to Related Parties

Amount due to related parties consisted of the following at December 31, 2020 and 2019:

Name of related party	December 31, 2020	December 31, 2019
Xuefeng Huang (Shareholder)	$1,533	$1,436
Branch Managers	158,305	141,278
	$159,838	$142,714

The balances of due to related parties are for working capital purpose. These balances are unsecured, bear no interest, and are due on demand.

NOTE 12 – OTHER INCOME

Other income consists of the following for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Subsidy income / government grant	$418,315	$1,281,625
Other	8,437	7,410
Total	$426,752	$1,289,035

For the years ended December 31, 2020 and 2019, government grant primarily consists of $6,086 and $781,112, respectively, from Chengdu City Longquanyi District government for supporting the Company to expand the business and make investment locally to promote the local economic development; and $410,470 and $463,056 grant from local Town government in Shandong Province for attracting and promoting the Company to start the business and make investment locally.

NOTE 13 – INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

Heng Guang Hong Kong is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% on its taxable income generated from operations in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Additionally, payments of dividends by the subsidiary incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.

China

Jiulin Kefu and Heng Guang Insurance were incorporated in the PRC and subject to statutory income tax at a rate of 25% in the PRC.

The components of the provision for income taxes for the years ended December 31, 2020 and 2019 consisted of the following:

	For the Year Ended December 31,
	2020	2019
Current:
China	$-	$-
Total current	-	-
Deferred:
China	26,674	942,622
Total deferred	26,674	942,622
Total income tax expense	$26,674	$942,622

Deferred tax assets (liabilities) as of December 31, 2020 and 2019 consisted of the following:

	December 31,	December 31,
	2020	2019
Deferred tax assets:
Allowance for sales cancellation	$301,957	$24,316
Net operating loss carry-forwards	200,375	257,748
Total deferred tax assets	502,332	282,064
Valuation allowance	-	-
Deferred tax assets, net of valuation allowance	502,332	282,064
Deferred tax liabilities:
Allowance for cost of sales cancellation	(250,624)	(19,696)
Total deferred tax liabilities	(250,624)	(19,696)
Deferred tax assets, net	$251,708	$262,368

The Company has net deferred tax assets in foreign jurisdiction, which management believes are more-likely-than-not to be fully realized given the expectation of future earnings in China. The Company’s net operating loss carry-forwards as of December 31, 2020 begins to expire in 2023.

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate are as follows:

	2020	2019
Hong Kong statutory income tax rate	16.5%	16.5%
Valuation allowance recognized with respect to the loss in the Hong Kong company	(16.5)%	(16.5)%
PRC statutory income tax rate	25%	25%
Permanent difference	10%	0%
Other	2%	0%
Total	37%	25%

F-20

Accounting for Uncertainty in Income Taxes

The tax authority of the PRC government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises complete their relevant tax filings. Therefore, the Company’s PRC entities’ tax filings results are subject to change. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s PRC entities’ tax filings, which may lead to additional tax liabilities. ASC 740 requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The management evaluated the Company’s tax positions and concluded that no provision for uncertainty in income taxes was necessary as of December 31, 2020 and 2019.

NOTE 14 – EQUITY

The equity structures as of December 31, 2020 was presented after giving retroactive effect to the reorganization of the Company that was completed in the fiscal year 2021. Immediately before and after the reorganization, the shareholders of Heng Guang Insurance controlled Heng Guang Cayman. Therefore, for accounting purposes, the reorganization is accounted for as a transaction of entities under common control.

Ordinary Shares

On July 23, 2020, Heng Guang was incorporated in the Cayman Islands. The Company’s authorized share capital consists of $50,000 divided into 50,000 Ordinary Shares, issued and outstanding, with a par value of $1 per share.

Statutory Reserve

The Company operates in the PRC, are required to reserve 10% of their net profit after income tax, as determined in accordance with the PRC accounting rules and regulations. Appropriation to the statutory reserve by the Company is based on profit arrived at under PRC accounting standards for business enterprises for each year. The profit arrived at must be set off against any accumulated losses sustained by the Company in prior years, before allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to shareholders. The appropriation is required until the statutory reserve reaches 50% of the registered capital. This statutory reserve is not distributable in the form of cash dividends.

During the years ended December 31, 2020 and 2019, the Company made appropriation to the statutory reserve account amounted to $0 each due to the Company’s accumulated deficit.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

Operating Leases Commitments

The Company leases several office spaces for its head office and branch offices. Lease expense under all operating leases, included in operating expenses in the accompanying consolidated statements of income and comprehensive income, amounted to approximately $38,940 and $35,838 for the years ended December 31, 2020 and 2019, respectively.

F-21

The Company adopted FASB ASC Topic 842 on January 1, 2019. The components of lease costs, lease term and discount rate with respect of the Company’s office lease and the senior officers’ dormitory lease with an initial term of more than 12 months are as follows:

	Year Ended December 31, 2020	Year Ended December 31, 2019
Operating lease expense	$38,940	$35,838

	December 31, 2020	December 31, 2019
Right-of-use assets	$138,404	$108,659
Lease liabilities - current	54,412	46,114
Lease liabilities - noncurrent	83,992	62,546
Weighted average remaining lease term	3.00 years	3.37 years
Weighted average discount rate	4.75%	4.75%

The following is a schedule, by years, of maturities of the operating lease liabilities as of December 31, 2020:

For the Year Ending December 31,	Minimum Lease Payment
2021	$59,748
2022	41,307
2023	38,242
2024	8,756
Total undiscounted cash flows	148,053
Less: imputed interest	(9,649)
Present value of lease liabilities	$138,404

F-22

NOTE 16 – CONCENTRATIONS

Concentrations of Credit Risk

Balances at financial institutions and state-owned banks within the PRC are covered by insurance up to RMB 500,000 (US$71,000) per bank. At December 31, 2020 and 2019, cash, cash equivalents and restricted cash balances held in the PRC are $1,573,664 and $1,162,471, of which, $1,094,789 and $760,031 are uninsured as of December 31, 2020 and 2019, respectively. The Company has not experienced any losses in accounts held in PRC’s financial institutions and believes it is not exposed to any risks on its cash, cash equivalents and restricted cash held in the PRC’s financial institutions.

Insurance Carriers

The following table sets forth information as to each insurance carrier that accounted for 10% or more of the Company’s net revenue (restated) for the years ended December 31, 2020 and 2019.

Carrier	2020	2019
A	30.07%	23.37%
B	22.26%	22.64%

The above two major insurance carriers’ outstanding accounts receivable was 6% and 56%, respectively, of the Company’s total outstanding accounts receivable at December 31, 2020.

The above two major insurance carriers’ outstanding accounts receivable was 12% and 71%, respectively, of the Company’s total outstanding accounts receivable at December 31, 2019.

Suppliers

No supplier accounted for 10% or more of the Company’s purchase during the years ended December 31, 2020 and 2019.

NOTE 17 – SUBSEQUENT EVENTS

On June 7, 2021, Heng Guang Insurance received a demand letter from Grandway Law Offices on behalf of its client Chengdu Yaoran Enterprise Management Consulting Co., Ltd. (“Yaoran Consulting”), claiming Yaoran Consulting’s alleged 5% ownership interest in the Company due to the services provided by Yaoran Consulting based on an IPO service agreement between Yaoran Consulting and Heng Guang Insurance. The Company believes that Yaoran Consulting’s claim is baseless and plans to defend itself and the integrity of the ownership interest of the Company should the threatened demand letter develop into a legal action.

Management has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2020 have been incorporated into these consolidated financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

Through and including [ ], 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

F-23

HENGGUANG HOLDING CO., LIMITED

CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)	(Restated)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,866,645	$807,380
Accounts receivable	172,763	129,061
Prepaid expenses	55,896	132,917
Other receivables	169,896	185,708
Prepaid commission cost	986,605	1,002,497
Due from related parties	743,012	4,985,906
Total current assets	5,994,817	7,243,469

NONCURRENT ASSETS
Restricted cash	774,401	766,284
Right-of-use assets, net	134,042	138,404
Deferred tax asset	407,801	251,708
Property and equipment, net	90,278	114,550
Intangible assets, net	76,653	81,241
Total non-current assets	1,483,175	1,352,187

TOTAL ASSETS	$7,477,992	$8,595,656

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$330,917	$820,135
Advance from customers	16,601	48,347
Accrued sales return liability	1,196,227	1,207,828
Taxes payable	91,947	73,696
Accrued liabilities and other payables	240,327	455,649
Operating lease liabilities	59,955	54,412
Due to related parties	210,830	159,838
Total current liabilities	2,146,804	2,819,905

NONCURRENT LIABILITIES
Operating lease liabilities	74,088	83,992
Total non-current liabilities	74,088	83,992

TOTAL LIABILITIES	2,220,892	2,903,897

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock; US$1 par value 50,000 shares authorized, 50,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020 *	50,000	50,000
Additional paid in capital	7,136,489	7,136,489
Accumulated deficit	(2,450,712)	(1,956,794)
Accumulated other comprehensive income	521,323	462,064
TOTAL STOCKHOLDERS’ EQUITY	5,257,100	5,691,759

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,477,992	$8,595,656

* The shares amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements

F-24

HENGGUANG HOLDING CO., LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	For the Six Months Ended June 30,
	2021	2020

Revenues, net
Commission	$8,035,893	$9,505,071
Claims adjusting	842,531	1,596,594
Total revenues, net	8,878,424	11,101,665
Cost of revenues	7,346,368	9,379,598
Gross profit	1,532,056	1,722,067

Operating expenses
Selling	1,008,568	971,408
General and administrative	1,371,853	670,437
Total operating expenses	2,380,421	1,641,845

(Loss) income from operations	(848,365)	80,222

Non-operating income (expenses)
Interest income	1,254	66,932
Other income	223,276	294,906
Other expenses	(23,188)	(185)
Non-operating income, net	201,342	361,653

(Loss) income before income tax	(647,023)	441,875
Income tax (benefit) expense	(153,105)	112,575
Net (loss) income	(493,918)	329,300

Other comprehensive items
Foreign currency translation gain (loss)	59,259	(77,093)
Comprehensive (loss) income	$(434,659)	$252,207

The accompanying notes are an integral part of these consolidated financial statements

F-25

HENGGUANG HOLDING CO., LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(493,918)	$329,300
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	20,264	11,681
Non-cash sales return allowance	499,555	631,571
Non-cash cost of sales return allowance	(412,015)	(530,519)
Gain on disposal of fix asset	(15,559)	-
Non-cash other income	(90,852)	-
Deferred tax	(153,105)	112,575
Changes in assets and liabilities:
Accounts receivable	(42,246)	(141,472)
Other receivables	17,742	(226,785)
Prepaid expenses	78,265	(29,544)
Prepaid commission cost	438,472	43,212
Accounts payable	(496,860)	280,005
Taxes payable	17,433	91,867
Advance from customers	(32,190)	(726)
Accrued sales return liability	(523,900)	(51,444)
Accrued liabilities and other payables	(128,836)	40,303
Net cash (used in) provided by operating activities	(1,317,750)	560,024

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(9,027)	-
Proceeds from sales of property and equipment	35,192	-
Net cash provided by investing activities	26,165	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Due to (from) related parties	4,335,895	(440,107)
Net cash provided by (used in) financing activities	4,335,895	(440,107)

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	23,072	(16,908)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,067,382	103,009

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	1,573,664	1,162,471

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$4,641,046	$1,265,480

Supplemental Cash Flow Data:
Income tax paid	$-	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

F-26

HENGGUANG HOLDING CO., LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Common Stock*
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total

Balance at December 31, 2020 (Restated)	50,000	$50,000	$7,136,489	$(1,956,794)	$462,064	$5,691,759
Net loss	-	-	-	(493,918)	-	(493,918)
Foreign currency translation	-	-	-	-	59,259	59,259
Balance at June 30, 2021	50,000	$50,000	$7,136,489	$(2,450,712)	$521,323	$5,257,100

Balance at December 31, 2019 (Restated)	50,000	$50,000	$7,136,489	$(2,002,512)	$105,327	$5,289,304
Net income	-	-	-	329,300	-	329,300
Foreign currency translation	-	-	-	-	(77,093)	(77,093)
Balance at June 30, 2020	50,000	$50,000	$7,136,489	$(1,673,212)	$28,234	$5,541,511

* The shares amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements

F-27

HENGGUANG HOLDING CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Hengguang Holding Co., Limited (“Heng Guang Cayman” or the “Company”) is a holding company incorporated in the Cayman Islands on July 23, 2020. The Company operates as an agency to sell insurance products in the People’s Republic of China (“PRC” or “China”), through a variable interest entity (“VIE”), Sichuan Heng Guang Insurance Agency Co., Ltd., which was established on June 25, 2004 in PRC (“Heng Guang Insurance”).

Heng Guang Shun Da Co., Ltd. (“Heng Guang BVI”) was incorporated under the laws of British Virgin Islands on March 29, 2021, with a sole shareholder, Mr. Jiulin Zhang. On June 10, 2021, Mr. Jiulin Zhang transferred 50,000 shares of Heng Guang BVI to Heng Guang Cayman for the consideration of $50,000. As a result of the transfer, Heng Guang BVI becomes a wholly-owned subsidiary of Heng Guang Cayman.

Heng Guang Holdings Co., Limited (“Heng Guang Hong Kong”) was incorporated on July 6, 2020 in Hong Kong, with a sole shareholder, Mr. Jiulin Zhang. On June 21, 2021, Mr. Jiulin Zhang transferred 10,000 shares of Heng Guang Hong Kong to Heng Guang BVI for consideration of $1,290 (HKD 10,000). As a result of the transfer, Heng Guang Hong Kong becomes a wholly-owned subsidiary of Heng Guang BVI.

Heng Guang BVI and Heng Guang Hong Kong are holding companies. On October 14, 2020, Heng Guang Hong Kong established a Wholly Foreign-Owned Enterprise in China, Sichuan Jiulin Kefu Techonology, Co., Ltd. (“Jiulin Kefu”, or “WFOE”). On December 3, 2020, Jiulin Kefu entered into a series of contractual arrangements, or VIE agreements with Heng Guang Insurance and the equity holders of Heng Guang Insurance, through which the Company obtained control and became the primary beneficiary of Heng Guang Insurance. As a result, Heng Guang Insurance became the Company’s VIE.

In June, 2021, the Company completed its reorganization (“Reorganization”) of the entities under the common control of two majority shareholders, Mr. Jiulin Zhang and Ms. Chunling Mao, who is Mr. Jiulin Zhang’s wife, through their 100% controlled holding entities incorporated in BVI, and Hong Kong, and owned a majority of the equity interests of the Company and its VIE prior to and after the Reorganization. The Company was established as a holding company of Jiulin Kefu. Jiulin Kefu is the primary beneficiary of Heng Guang Insurance, and all of these entities are under common control of the Company’s ultimate controlling shareholders before and after the reorganization, which results in the consolidation of the Company and has been accounted for as a reorganization of entities under common control at carrying value and for accounting purpose, the reorganization was accounted for as a recapitalization. The consolidated financial statements are prepared on the basis as if the Reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

VIE Agreements with Heng Guang Insurance

Upon the completion of the reorganization, the Company, through the WFOE, entered into the following contractual arrangements with the VIE and its shareholders that enabled the Company to (1) have power to direct the activities that most significantly affects the economic performance of the VIE, and (2) receive the economic benefits of the VIE that could be significant to the VIE. Accordingly, the WFOE was considered the primary beneficiary of the VIE and had consolidated the VIE’s financial results of operations, assets and liabilities in the Company’s consolidated financial statements.

Contracts that give the Company effective control of the VIE

Loan Agreement

Under the Loan Agreement between WFOE and the shareholders of Heng Guang Insurance (“Shareholders”), WFOE agreed to grant the Shareholders an interest-free loan in the aggregate amount of RMB 50,000,000 to the Shareholders of the Heng Guang Insurance, which may only be used for the purpose of the operations of Heng Guang Insurance, including the acquisition of other insurance agency companies, the formation of insurance assessment organizations, and the development of online insurance product and service platform. The Loan Agreement is effective for ten years and subject to automatic extension. No early repayment from the Shareholders is permitted without written consent of WFOE. The WFOE may require acceleration of repayment. When the Shareholders make repayment of the outstanding amount, the WFOE or a third party designated by the WFOE may, at any time, purchase the equity interests in the VIE at the lowest price allowed by the applicable PRC laws. When the WFOE exercise such right to purchase the VIE’s equity interests, the Shareholders shall immediately transfer their equity interests in Heng Guang Insurance to the WFOE or a third party designated by the WFOE. The Shareholders also agreed to pledge all of their equity interests in Heng Guang Insurance to WFOE as a security interest. In addition, the Shareholders shall not pledge, transfer, or dispose of their equity interests in Heng Guang Insurance to any third party, without the written consent of WFOE.

F-28

Equity Pledge Agreement

Under the Equity Pledge Agreement among WFOE, Heng Guang Insurance and each of the Heng Guang Insurance Shareholders, each Heng Guang Insurance Shareholder pledged all of his or her equity interests in Heng Guang Insurance to WFOE to guarantee the performance of Heng Guang Insurance and any of Heng Guang Insurance Shareholder’s obligations under the VIE Agreements. Under the terms of the Equity Pledge Agreement, in the event that Heng Guang Insurance or any of Heng Guang Insurance Shareholders breaches its respective contractual obligations under the VIE Agreements, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends distributed from the pledged equity interests. All of the Heng Guang Insurance Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose the pledged equity interest in accordance with applicable PRC laws. Each Heng Guang Insurance Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Equity Pledge Agreement is effective until all payments due under the VIE Agreements have been paid or (ii) all the obligations under the VIE Agreements have been performed by Heng Guang Insurance and Heng Guang Insurance Shareholders. WFOE shall cancel or terminate the Equity Pledge Agreement upon Heng Guang Insurance’s full payment of the fees payable under the VIE Agreements.

Exclusive Option Agreement

Under the Exclusive Option Agreement dated December 3, 2020, each Heng Guang Insurance Shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of its equity interests in Heng Guang Insurance. The option price is equal to the lowest price legally permitted by applicable PRC laws and regulations.

The Exclusive Option Agreement shall remain effective for a term of ten (10) years from the date of the Agreement, may be extended for another ten (10) years at the choice of the WFOE, and can only be terminated if one party defaults or by the WFOE unilaterally.

Proxy Agreement

Under the Proxy Agreement, the shareholders of Heng Guang Insurance (“Shareholders”) irrevocably authorized WFOE to act on behalf of the Shareholders as their exclusive agent and attorney with respect to all rights as shareholders, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all of the shareholders’ rights that the shareholders are entitled to under PRC laws and the articles of association of Heng Guang Insurance, including but not limited to voting, the sale or transfer or pledge or disposition of shares of Heng Guang Insurance in part or in whole; and (c) designating and appointing on behalf of Heng Guang Insurance Shareholders the legal representative, the executive directors, supervisors, the chief executive officer and other senior management members of Heng Guang Insurance..

The term of the Proxy Agreement is effective for ten years and subject to automatic renewal unless otherwise agreed by the parties. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement.

Exclusive Management Consulting and Service Agreement

Pursuant to the Exclusive Management Consulting and Service Agreement between Huang Guang Insurance and WFOE, WFOE provides Heng Guang Insurance with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis. Additionally, Heng Guang Insurance granted a fully-paid exclusive license to WFOE to use all of the intellectual properties of Heng Guang Insurance and WFOE will be the owner of any and all intellectual property to be developed in the future either by Heng Guang Insurance or WFOE from the date of this Exclusive Business Management Consulting and Service Agreement. For services rendered to Heng Guang Insurance by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the value of services rendered by WFOE, of which the quantity of services rendered and the corresponding rate shall be determined by the WFOE. Additionally, Heng Guang Insurance shall obtain the written consent of the WFOE prior to entering any material agreements with any third parties. Unless otherwise agreed by the parties, this agreement will remain effective for ten years and automatic renewal of additional ten years, and can only be terminated earlier if one of the parties defaults or WFOE enters into a bankruptcy or liquidation process (either voluntary or involuntary). WFOE is entitled to terminate this agreement by providing a written 30-day notice to Heng Guang Insurance.

Based on the foregoing VIE Agreements, Jiulin Kefu has effective control of Heng Guang Insurance which enables Jiulin Kefu to receive all of the expected residual returns and absorb the expected losses of the VIE. Management therefore concludes that the Company, through the above contractual arrangements, has the power to direct the activities that most significantly impact the VIE’s economic performance, bears the risks of and enjoys the rewards normally associated with ownership of the VIE, and therefore the Company is the ultimate primary beneficiary of the VIE. Consequently, the Company consolidates the accounts of Heng Guang Insurance for the periods presented herein, in accordance with ASC 810-10, Consolidation.

F-29

In December 2019, a novel strain of coronavirus (COVID-19) was reported and the World Health Organization declared the outbreak to constitute a “Public Health Emergency of International Concern.” The Chinese government has implemented various precautionary measures to contain the spread of the COVID-19, such as quarantines, travel restrictions, suspending certain transportation and limiting gatherings. The Company’s business operations rely heavily on the efforts of individual sales agents and claims adjustors by face-to-face interactions with the general public or policy holders; accordingly, the Company incurred disruption in sales activities and operations to a certain extent which adversely affected the Company’s 2020 results of operations and caused the Company’s business expansion and development to be slower than expected.

NOTE 2 – BASIS OF PRESENTATION

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and with the rules and regulations of the U.S. Securities and Exchange Commission for financial information.

The consolidated financial statements include the accounts of the Company and include the assets, liabilities, revenues and expenses of wholly owned subsidiaries, and VIE over which the Company exercises control and, when applicable, entity for which the Company has a controlling financial interest or is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation.

The Company adopted a fiscal year end of December 31st.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the six months ended June 30, 2021 and 2020 include the allowance for doubtful accounts, allowance for sales returns and cost of sales returns, the useful life of property and equipment and intangible assets, and assumptions used in assessing impairment of long-lived assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are comprised primarily of bank accounts. At June 30, 2021 and December 31, 2020 and, cash and cash equivalents balances held in China amounted to $3,866,645 and $807,380, respectively.

Concentrations of Credit Risk

Currently, the Company’s operations are carried out in China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in China, and by the general state of China’s economy. The Company’s operations in China are subject to specific considerations and significant risks not typically associated with companies in North America. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

F-30

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. Accounts receivable represent insurance agency service fee or commission receivable on insurance products sold and service fee receivable for claims adjusting services primarily from insurance companies.

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the commissions receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, insurance carrier’s historical payment history, its current credit-worthiness and current economic trends.

As of June 30, 2021 and December 31, 2020, management believes that the accounts receivable are fully collectable. Therefore, no allowance for doubtful accounts was recorded as of June 30, 2021 and December 31, 2020. The Company historically has not experienced uncollectible accounts from insurance carriers granted with credit sales.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Estimated Useful Life
Office equipment and furniture	3 - 5 Years
Vehicles	3 - 4 Years

Intangible Assets

Intangible assets consist of software and system platform and are being amortized on a straight-line method over the estimated useful life of 10 years.

Impairment of Long-lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charge for the six months ended June 30, 2021 and 2020.

Value Added Tax

Most of the Company’s branch offices are subject to value-added-tax (“VAT”) of 6% for providing insurance agency service and claim adjusting service while the branch offices in Shandong Province, Liaoning Province and Henan Province are subject to 3% VAT as small taxpayers (with preferential 1% VAT for year 2020 and 2021 due to Covid-19). The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount. The Company reports revenue net of PRC’s VAT for all the periods presented on the statements of income and comprehensive income.

F-31

Revenue Recognition

On January 1, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective transition method. The impact of adopting the new revenue standard was not material to the Company’s consolidated financial statements and there was no adjustment to beginning accumulated deficit on January 1, 2018. The core principle of this new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the company satisfies a performance obligation

The Company’s revenue from contracts with insurance companies is derived principally from the provision of agency and claims adjusting services. According to ASC 606, revenue is recognized at a point in time upon the effective date of the insurance policy and the receipt of the premium, as no performance obligation exists after the insurance policy was signed and the premium was collected from the insured. If there are other services within the contract, the Company estimates the stand-alone selling price for each separate performance obligation, and the corresponding apportioned revenue is recognized over the period of time in which the customer receives the service, and as the performance obligations are fulfilled and the Company is entitled to that portion of revenue. In situations where multiple performance obligations exist within a contract, the use of estimates is required to allocate the transaction price on a relative stand-alone selling price basis to each separate performance obligation.

The Company disaggregates its revenue from different types of service contracts with customers by principal service categories. The following is a description of the accounting policy for the principal revenue streams of the Company.

Insurance agency services revenue

The Company, through its VIE, sells insurance products provided by insurance carriers to the insureds as an insurance agent, and is compensated in the form of commissions from the respective insurance carriers, according to the terms of each service agreement made by and between the Company and the insurance carriers. The amount of revenue to be recognized is determined by the service contracts between the Company and the insurance carriers, typically a percentage of insurance premium. The performance obligation is considered met and revenue is recognized when the services are rendered and completed, at the time an insurance policy becomes effective, that is, when the signed insurance policy is in place, and the premium is collected from the insured. The Company has met all the criteria of revenue recognition when the premiums are collected by the respective insurance carriers and not before, because collectability is not ensured until receipt of the premium. Accordingly, the Company does not accrue any commission revenue prior to the receipt of the related premiums by the insurance carriers.

Management estimates and recognizes allowance for cancellation for commission revenue based on its historical experience. Any subsequent commission adjustments in connection with policy cancellations, are recognized upon notification from the insurance carriers.

The Company reduces commission revenue and cost of revenue by an estimate of future customer cancellations, which is calculated based on historical experience, and records an allowance for sales cancellation and an estimated allowance for cost of sales cancellation. The allowance for sales cancellation is classified as accrued sales return liability on the Consolidated Balance Sheets, totaling $1,196,227 and $1,207,828 as of June 30, 2021 and December 31, 2020, respectively. Additions to the allowance were $499,555 and $631,571 and deductions from the allowance were $523,900 and $51,444 in the six months ended June 30, 2021 and 2020, respectively. The allowance for cost of sales cancellation is classified as prepaid commission cost on the Consolidated Balance Sheets, totaling $986,605 and $1,002,497 as of June 30, 2021 and December 31, 2020, respectively, for the recoverable commission cost estimated to be returned by the insurance agents.

Management’s estimated commission and fee adjustments in connection with the cancellation of policies were 5.85% and 6.23%, respectively, of the total commission revenues during six months ended June 30, 2021 and 2020.

F-32

The Company recorded net insurance agency commission revenue, in the amount of $8,035,893 and $9,505,071 for the six months ended June 30, 2021 and 2020, respectively.

Insurance claims adjusting services revenue

The Company also performs insurance claims adjustment service for insurance carriers, primarily providing the initial on-site accident and property damage inspection and investigation for auto insurance claims. For insurance claims adjusting services, performance obligation is considered met and revenue is recognized when the services are rendered and completed, at the time the accident or property damage reports are received by insurance carriers. The Company does not accrue any service fee before the receipt of an insurance company’s acknowledgement of receiving the reports.

The Company recorded net insurance claims adjusting services revenue in the amount of $842,531 and $1,596,594 for the six months ended June 30, 2021 and 2020, respectively.

Cost of Revenues

A large component of the Company’s cost of revenue is commissions paid to individual sales agents. The Company generally recognizes commissions as cost of revenues when incurred. In connection with cancellation of commission revenue, the Company is entitled to the return of commission cost paid to its insurance agents, and management has estimated an allowance for commission cost of cancellation in connection with the allowance for cancellation of commission revenue.

Operating Leases

The Company adopted FASB Accounting Standards Codification, Topic 842, Leases (“ASC 842”) using the modified retrospective approach, electing the practical expedient that allows the Company not to restate prior to the adoption of the standard on January 1, 2019.

The Company applied the following practical expedients in the transition to the new standard allowed under ASC 842:

Practical Expedient	Description
Reassessment of expired or existing contracts	The Company elected not to reassess, at the application date, whether any expired or existing contracts contained leases, the lease classification for any expired or existing leases, and the accounting for initial direct costs for any existing leases.
Use of hindsight	The Company elected to use hindsight in determining the lease term (that is, when considering options to extend or terminate the lease and to purchase the underlying asset) and in assessing impairment of right-to-use assets.
Reassessment of existing or expired land easements	The Company elected not to evaluate existing or expired land easements that were not previously accounted for as leases under ASC 840, as allowed under the transition practical expedient. Going forward, new or modified land easements will be evaluated under ASU No. 2016-02.
Separation of lease and non-lease components	Lease agreements that contain both lease and non-lease components are generally accounted for separately.
Short-term lease recognition exemption	The Company also elected the short-term lease recognition exemption and will not recognize ROU assets or lease liabilities for leases with a term less than 12 months.

F-33

The Company determines if an arrangement is a lease at inception under FASB ASC Topic 842, Right of Use Assets (“ROU”) and lease liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As most of its leases do not provide an implicit rate, it uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The ROU assets include adjustments for prepayments and accrued lease payments. The ROU asset also includes any lease payments made prior to commencement and is recorded net of any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that it will exercise such options.

ROU assets are reviewed for impairment when indicators of impairment are present. ROU assets from operating and finance leases are subject to the impairment guidance in ASC 360, Property, Plant, and Equipment, as ROU assets are long-lived nonfinancial assets.

ROU assets are tested for impairment individually or as part of an asset group if the cash flows related to the ROU asset are not independent from the cash flows of other assets and liabilities. An asset group is the unit of accounting for long-lived assets to be held and used, which represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. The Company recognized no impairment of ROU assets as of June 30, 2021 and December 31, 2020. Operating leases are included in operating lease ROU and operating lease liabilities (current and non-current), on the consolidated balance sheets.

Employee Benefits

The Company makes mandatory contributions to the PRC government’s health, retirement benefit and unemployment funds in accordance with the relevant Chinese social security laws. The costs of these payments are charged to the same accounts as the related salary costs in the same period as the related salary costs incurred. Employee benefit costs totaled $49,127 and $25,096 for the six months ended June 30, 2021 and 2020, respectively.

Income Taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that the Company judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company’s liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Company’s effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. As of June 30, 2021 and December 31, 2020, the Company had no significant uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company recognizes interest and penalties related to significant uncertain income tax positions in other expense if any. There were no such interest and penalties for the six months ended June 30, 2021 and 2020. As of June 30, 2021 and December 31, 2020, income tax returns for the tax years ended December 31, 2016 through December 31, 2019 remain open for statutory examination by PRC tax authorities.

F-34

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar (“USD”). The Company’s functional currency is the RMB, result of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income/loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of the Company’s revenue and expense transactions are transacted in the functional currency. The Company does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

The consolidated balance sheet amounts, with the exception of equity, at June 30, 2021 and December 31, 2020 were translated at RMB 6.4566 to $1.00 and at RMB 6.5250 to $1.00, respectively. Equity accounts were stated at their historical rates. The average translation rates applied to consolidated statements of income and cash flows for the six months ended June 30, 2021 and 2020 were RMB 6.4702 and RMB 7.0703 to $1.00, respectively.

Comprehensive Income

Comprehensive income is comprised of net income and all changes to the statements of equity, except those due to investments by shareholders, changes in paid-in capital and distributions to shareholders. For the Company, comprehensive income for the six months ended June 30, 2021 and 2020 consisted of net income and unrealized (loss) gain from foreign currency translation adjustment.

Fair Value of Financial Instruments and Fair Value Measurements

The Company adopted the guidance of ASC 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

●	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, taxes payable, accrued liabilities and other payables, and due from (to) related parties, approximate their fair market value based on the short-term maturity of these instruments.

ASC 825-10, “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

F-35

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Basic and diluted earnings per share (EPS)

ASC Topic 260 “Earnings per Share,” requires presentation of both basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue ordinary stock were exercised or converted into ordinary stock or resulted in the issuance of ordinary stock that then shared in the earnings of the Company.

Basic net income per ordinary share is computed by dividing net income available to ordinary shareholders by the weighted average number of shares of ordinary stock outstanding during the period. Diluted net income per ordinary share is computed by dividing net income by the weighted average number of shares of ordinary stock, ordinary stock equivalents and potentially dilutive securities outstanding during each period. Ordinary stock equivalents are not included in the calculation of diluted income per ordinary share if their effect would be anti-dilutive.

The Company did not have any ordinary stock or equivalents and potentially dilutive ordinary stock outstanding during the six months ended June 30, 2021 and 2020.

Segment Reporting

ASC 280 “Segment reporting” establishes standards for reporting information on operating segments in interim and annual financial statements. The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the Chief Executive Officer (“CEO”) and chairman of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company.

The Company manages its business as a single operating segment engaged in the provision of insurance agent services and insurance related claims assessment services in the PRC. Substantially all of its revenues are derived in the PRC. All long-lived assets are located in PRC.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements.

F-36

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (“ASU 2021-04”). ASU 2021-04 provides guidance as to how an issuer should account for a modification of the terms or conditions or an exchange of a freestanding equity-classified written call option (i.e., a warrant) that remains classified after modification or exchange as an exchange of the original instrument for a new instrument. An issuer should measure the effect of a modification or exchange as the difference between the fair value of the modified or exchanged warrant and the fair value of that warrant immediately before modification or exchange and then apply a recognition model that comprises four categories of transactions and the corresponding accounting treatment for each category (equity issuance, debt origination, debt modification, and modifications unrelated to equity issuance and debt origination or modification). ASU 2021-04 is effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the guidance provided in ASU 2021-04 prospectively to modifications or exchanges occurring on or after the effective date. Early adoption is permitted for all entities, including adoption in an interim period. If an entity elects to early adopt ASU 2021-04 in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes that interim period. The adoption of ASU 2021-04 is not expected to have material impact on the Company’s consolidated financial statements presentation or disclosures.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 4 – PREPAID EXPENSES

Prepaid expenses consisted of the following at June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
Prepaid rent and management fees	$12,475	$19,732
Prepaid professional fees	-	93,646
Prepaid software development fees	36,242	-
Other	7,179	19,539
Total	$55,896	$132,917

NOTE 5 – OTHER RECEIVABLES

	June 30, 2021	December 31, 2020
Deposits	$8,480	$9,924
Advances to third parties	123,176	142,356
Other	38,240	33,428
Total	$169,896	$185,708

The balances of advance to third parties were $123,176 and $142,356 as of June 30, 2021 and December 31, 2020, respectively. These advances are unsecured, bear no interest, and due on demand.

NOTE 6 – RESTRICTED CASH

Pursuant to the regulation of China Insurance Regulatory Commission (“CIRC”), the insurance agency and brokerage entities are required to select one of the 17 largest commercial banks or joint-stock commercial banks in China to enter into an escrow agreement for opening an escrow account and deposit no less than 10% of the Company’s registered capital into the escrow account. The Company can only deposit such funds in an agreed-upon savings account, certificate of deposit, and cannot be used as collateral by any means. As of June 30, 2021 and December 31, 2020, the Company had $774,401 and $766,284, respectively, in the escrow account as restricted cash.

F-37

NOTE 7 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2021 and December 31, 2020:

	Useful life	June 30, 2021	December 31, 2020
Office equipment and furniture	3 – 5 Years	$44,890	$44,420
Vehicles	3 – 4 Years	114,710	142,870
Total		159,600	187,290
Less: accumulated depreciation		(69,322)	(72,740)
Property and equipment, net		$90,278	$114,550

For the six months ended June 30, 2021 and 2020, depreciation expense amounted to $14,827 and $8,411, respectively, which was included in operating expenses.

NOTE 8 – INTANGIBLE ASSETS

Intangible assets consisted of the following at June 30, 2021 and December 31, 2020:

	Useful Life	June 30, 2021	December 31, 2020
Software and platform	10 Years	$108,969	$107,827
Less: accumulated amortization		(32,316)	(26,586)
Intangible assets, net		$76,653	$81,241

For the six months ended June 30, 2021 and 2020, amortization expense amounted to $5,437 and $3,270, respectively, which was included in operating expenses. Amortization of intangible assets attributable to future periods is as follows:

Year ending June 30:	Amortization Amount
2022	$10,897
2023	10,897
2024	10,897
2025	10,897
2026	10,897
Thereafter	22,168
$76,653

NOTE 9 – TAXES PAYABLE

Taxes payable consisted of the following at June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
VAT and add-on taxes	$91,430	$72,033
Other	517	1,663
Total	$91,947	$73,696

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NOTE 10 – ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
Advance from third parties and employees	$77,084	$352,756
Security deposit	19,550	-
Salary payable	71,988	46,757
Other	71,705	56,136
Total	$240,327	$455,649

The Company had advances from employees and various third parties for working capital purpose. These advances are unsecured, bear no interest and are due on demand.

NOTE 11 – RELATED PARTY TRANSACTIONS

Due from Related Parties

Amount due from related parties consisted of the following at June 30, 2021 and December 31, 2020:

Name of related party	June 30, 2021	December 31, 2020
Yixuan Zhang (son of the CEO and Chairman of the Board of Directors)	$-	$3,702,041
Haibo Bai (Shareholder)	740,577	732,813
Jiulin Zhang (CEO and Chairman of the Board of Directors)	1,007	-
Branch Manager	1,428	-
Chunling Mao (Shareholder, spouse of the CEO and Chairman of the Board of Directors)	-	551,052
	$743,012	$4,985,906

The balances of due from related parties are unsecured, bear no interest, and are due on demand. Management believes that the balances of due from related parties are fully collectable. Therefore, no allowance for doubtful accounts is recorded based on management’s assessment.

Due to Related Parties

Amount due to related parties consisted of the following at June 30, 2021 and December 31, 2020:

Name of related party	June 30, 2021	December 31, 2020
Xuefeng Huang (Shareholder)	$-	$1,533
Yixuan Zhang (son of the CEO and Chairman of the Board of Directors	46,933	-
Branch Managers	163,897	158,305
	$210,830	$159,838

The balances of due to related parties are for working capital purpose. These balances are unsecured, bear no interest, and are due on demand.

NOTE 12 – OTHER INCOME

Other income consists of the following for the six months ended June 30, 2021 and 2020:

	June 30, 2021	June 30, 2020
Subsidy income / government grant	$111,343	$293,066
Other	111,933	1,840
Total	$223,276	$294,906

For the six months ended June 30, 2021 and 2020, government grant primarily consists of $111,313 and $285,623 grant from local Town government for attracting and promoting the Company to start the business and make investment locally. For the six months ended June 30, 2021, other mainly consist of former employee loans forgiveness of $90,852 and gain on disposal of property and equipment of $15,559.

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NOTE 13 – INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

Heng Guang Hong Kong is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% on its taxable income generated from operations in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Additionally, payments of dividends by the subsidiary incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.

China

Jiulin Kefu and Heng Guang Insurance were incorporated in the PRC and subject to statutory income tax at a rate of 25% in the PRC.

The components of the provision for income taxes for the six months ended June 30, 2021 and 2020 consisted of the following:

	For the Six Months Ended June 30,
	2021	2020
Current:
China	$-	$-
Total current	-	-
Deferred:
China	(153,105)	112,575
Total deferred	(153,105)	112,575
Total income tax (benefit) expense	$(153,105)	$112,575

Deferred tax assets (liabilities) as of June 30, 2021 and December 31, 2020 consisted of the following:

	June 30, 2021	December 31, 2020
Deferred tax assets:
Allowance for sales cancellation	$299,057	$301,957
Net operating loss carry-forwards	355,395	200,375
Total deferred tax assets	654,452	502,332
Valuation allowance	-	-
Deferred tax assets, net of valuation allowance	654,452	502,332
Deferred tax liabilities:
Allowance for cost of sales cancellation	(246,651)	(250,624)
Total deferred tax liabilities	(246,651)	(250,624)
Deferred tax assets, net	$407,801	$251,708

F-40

The Company has net deferred tax assets in foreign jurisdiction, which management believes are more-likely-than-not to be fully realized given the expectation of future earnings in China. The Company’s net operating loss carry-forwards as of June 30, 2021 and December 31, 2020 begins to expire in 2023.

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate are as follows:

	2021	2020
Hong Kong statutory income tax rate	16.5%	16.5%
Valuation allowance recognized with respect to the loss in the Hong Kong company	(16.5)%	(16.5)%
PRC statutory income tax rate	25%	25%
Permanent difference	(1)%	0%
Total	24%	25%

Accounting for Uncertainty in Income Taxes

The tax authority of the PRC government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises complete their relevant tax filings. Therefore, the Company’s PRC entities’ tax filings results are subject to change. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s PRC entities’ tax filings, which may lead to additional tax liabilities. ASC 740 requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The management evaluated the Company’s tax positions and concluded that no provision for uncertainty in income taxes was necessary as of June 30, 2021 and December 31, 2020.

NOTE 14 – EQUITY

The equity structures as of June 30, 2021 and December 31, 2020 was presented after giving retroactive effect to the reorganization of the Company that was completed in the fiscal year 2021. Immediately before and after the reorganization, the shareholders of Heng Guang Insurance controlled Heng Guang Cayman. Therefore, for accounting purposes, the reorganization is accounted for as a transaction of entities under common control.

Ordinary Shares

On July 23, 2020, Heng Guang was incorporated in the Cayman Islands. The Company’s authorized share capital consists of $50,000 divided into 50,000 Ordinary Shares, issued and outstanding, with a par value of $1 per share.

Statutory Reserve

The Company operates in the PRC, are required to reserve 10% of their net profit after income tax, as determined in accordance with the PRC accounting rules and regulations. Appropriation to the statutory reserve by the Company is based on profit arrived at under PRC accounting standards for business enterprises for each year. The profit arrived at must be set off against any accumulated losses sustained by the Company in prior years, before allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to shareholders. The appropriation is required until the statutory reserve reaches 50% of the registered capital. This statutory reserve is not distributable in the form of cash dividends.

During the six months ended June 30, 2021 and 2020, the Company made appropriation to the statutory reserve account amounted to $0 each due to the Company’s accumulated deficit.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

F-41

On June 7, 2021, Heng Guang Insurance received a demand letter from Grandway Law Offices on behalf of its client Chengdu Yaoran Enterprise Management Consulting Co., Ltd. (“Yaoran Consulting”), claiming Yaoran Consulting’s alleged 5% ownership interest in the Company due to the services provided by Yaoran Consulting based on an IPO service agreement between Yaoran Consulting and Heng Guang Insurance. The Company believes that Yaoran Consulting’s claim is baseless and plans to defend itself and the integrity of the ownership interest of the Company should the threatened demand letter develop into a legal action.

Operating Leases Commitments

The Company leases several office spaces for its head office and branch offices. The Company adopted FASB ASC Topic 842 on January 1, 2019. The components of lease costs, lease term and discount rate with respect of the Company’s office lease with an initial term of more than 12 months are as follows:

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Operating lease expense	$33,783	$26,331
Cash paid related to operating lease liabilities	$33,783	$26,331
Weighted average remaining lease term	2.51 years	3.05 years
Weighted average discount rate	4.75%	4.75%

	June 30, 2021	December 31, 2020
Right-of-use assets	$134,042	$138,404
Lease liabilities - current	59,955	54,412
Lease liabilities - noncurrent	74,088	83,992

The following is a schedule, by years, of maturities of the operating lease liabilities as of June 30, 2021:

For the Year Ending June 30,	Minimum Lease Payment
2022	$64,437
2023	48,761
2024	27,872
Total lease payments	141,070
Less: imputed interest	(7,027)
Total lease liabilities	$134,043

NOTE 16 – CONCENTRATIONS

Concentrations of Credit Risk

Balances at financial institutions and state-owned banks within the PRC are covered by insurance up to RMB 500,000 (US$76,000) per bank. At June 30, 2021 and December 31, 2020, cash, cash equivalents and restricted cash balances held in the PRC are $4,641,046 and $1,573,664, of which, $4,122,560 and $1,094,789 are uninsured as of June 30, 2021 and December 31, 2020, respectively. The Company has not experienced any losses in accounts held in PRC’s financial institutions and believes it is not exposed to any risks on its cash, cash equivalents and restricted cash held in the PRC’s financial institutions.

F-42

Insurance Carriers

The following table sets forth information as to each insurance carrier that accounted for 10% or more of the Company’s revenue for the six months ended June 30, 2021 and 2020.

Carrier	2021	2020
A	24.83%	18.44%
B	13.78%	33.99%
C	12.13%	3.99%

The above three major insurance carriers’ outstanding accounts receivable was 49%, 9%, and 0%, respectively, of the Company’s total outstanding accounts receivable at June 30, 2021.

The above three major insurance carriers’ outstanding accounts receivable was 46%, 27%, and 6%, respectively, of the Company’s total outstanding accounts receivable at June 30, 2020.

Suppliers

No supplier accounted for 10% or more of the Company’s purchase during the six months ended June 30, 2021 and 2020.

NOTE 17 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of June 30, 2021 have been incorporated into these consolidated financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

F-43

4,444,444 Class A Ordinary Shares

HENGGUANG HOLDING CO., LIMITED

Preliminary Prospectus

dated [  ], 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.1 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Not applicable.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as of the date of those financial statements.

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(9) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chengdu, People’s Republic of China, on March 30, 2022.

By:	/s/ Jiulin Zhang
Name:	Jiulin Zhang
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Yao-te Wang
Name:	Yao-te Wang
Title:	Chief Financial Officer (Principal Financial Officer )

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jiulin Zhang	Chief Executive Officer and Chairman of the Board	March 30, 2022
Jiulin Zhang	(Principal Executive Officer)

/s/ Yao-te Wang	Chief Financial Officer (Principal Financial Officer)	March 30, 2022
Yao-te Wang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on March 30, 2022.

Sichenzia Ross Ference LLP

By:	/s/ Jay Kaplowitz
Name:	Jay Kaplowitz
Title:	Partner

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EXHIBIT INDEX

1.1**	Form of Underwriting Agreement
3.1**	Form of Amended and Restated Memorandum and Articles of Association of the Registrant
4.1**	Registrant’s Specimen Certificate for Class A Ordinary Shares
4.2**	Form of Underwriter’s Warrant
5.1*	Form of Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
5.2*	Form of Ogier Tax Opinion
8.1*	Opinion of Jingtian & Gongcheng regarding certain PRC Tax matters (included in Exhibit 99.2)
10.1**	Form of Indemnification Agreement with the Registrant’s directors and officers
10.2**	Employment Agreement between the Registrant and the Chief Executive Officer of the Registrant
10.3**	Translation of Exclusive Management Consulting and Service Agreement, dated December 3, 2020 between Heng Guang Insurance and WFOE
10.4**	Translation of Equity Pledge Agreement, dated December 3, 2020, among WFOE, Heng Guang Insurance and Heng Guang Insurance Shareholders
10.5**	Translation of Exclusive Option Agreement, dated December 3, 2020, among WFOE, Heng Guang Insurance and Heng Guang Insurance Shareholders
10.6**	Translation of Proxy Agreement, dated December 3, 2020, among WFOE, Heng Guang Insurance and Heng Guang Insurance Shareholders
10.7**	Translation of Asset Purchase Agreement between Heng Guang Insurance and Heng Yun Da dated June 25, 2021
10.8**	Employment Agreement between the Registrant and the Chief Financial Officer of the Registrant
10.9***	Translation of an Supplementary Agreement to the Exclusive Management Consulting and Service Agreement, dated March 29, 2022 between Heng Guang Insurance and WFOE
21.1**	Principal subsidiaries and consolidated affiliated entities of the Registrant
23.1*	Consent of KCCW Accountancy Corp., Independent Registered Public Accounting Firm
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Jingtian & Gongcheng, PRC counsel (included in Exhibit 99.2)
99.1**	Code of Business Conduct and Ethics of the Registrant
99.2*	Opinion of Jingtian & Gongcheng, PRC counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE agreements
99.3**	Consent of Guangming Liu, independent director nominee
99.4**	Consent of Edward Rhodes, independent director nominee
99.5**	Consent of Haosong Zhang, independent director nominee
107*	Registration fee table

*	Filed herewith.
**	Previously filed.
***	To be filed by amendments.

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